UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Meta Platforms, Inc.

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2024

NOTICE OF

Annual meeting and proxy statement

Meta

To Our Shareholders

I'd like to invite you to attend the 2024 Annual Meeting of Shareholders of Meta Platforms, Inc. to be held on May 29, 2024, at 10:00 a.m. Pacific Time.
We'll begin the meeting with the items of business described in this proxy statement, including the election of directors, ratification of the appointment of our independent registered public accounting firm, approval of an amendment to our Amended and Restated Certificate of Incorporation, approval of an amendment to our 2012 Equity Incentive Plan, and consideration of shareholder proposals.
We'll also provide a company update and hold a question and answer session at the meeting. You can submit a question in advance of the meeting by visiting www.proxyvote.com, and you can also submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2024.
I'm excited to welcome John Arnold and Hock Tan to our board of directors. As president and CEO of Broadcom, Hock brings substantial leadership, global business, and compliance experience as well as considerable expertise in building core technology infrastructure. John has extensive business experience and deep knowledge of finance and energy. Their insight and expertise will help us execute our long-term vision for the company, including for AI.
I also want to thank Sheryl Sandberg for her distinguished service as a member of our board since 2012. Sheryl will be retiring from our board when her term concludes at the Annual Meeting. Sheryl has made extraordinary contributions to our company and community, and her dedication and guidance have been instrumental in driving our success. I am deeply grateful for her commitment to Meta over the years.

Thank you for your continued investment in Meta. We hope your shares will be represented at the Annual Meeting. Mark Zuckerberg, Founder, Chairman, and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 29, 2024: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com

2024 Proxy Statement | 2

Fellow Shareholders,

2023 was Meta’s "year of efficiency." In this pivotal period, we focused on making Meta a stronger technology company and improving the business to give Meta the stability to deliver on its ambitious long-term vision, including for AI and the metaverse. The board of directors worked closely with management to develop and implement a strategy of being a leaner company to execute better and faster, which are values Meta will carry forward as a permanent part of how the company operates.
On behalf of the entire board, I would like to share some key highlights from the board’s governance and oversight work this year:
•We focused on board oversight of strategy to lay the foundation for the long-term success of our company and deliver value for our community and shareholders. In the past year, not only did Meta achieve its efficiency goals, but it returned to strong revenue growth, had strong community engagement across its apps, launched a number of new products like Threads, next generation Ray-Ban Meta smart glasses, and mixed reality in Quest 3, and established a world-class AI effort to serve as the foundation for many of its future products. The board worked closely with management on a strategy of increasing Meta's operating discipline and delivering strong execution across Meta’s product priorities, and also provided oversight around Meta's regulatory readiness efforts as well as the initiation of a dividend as part of its capital return program to shareholders.
•We focused on board effectiveness, refreshment, and independence while increasing transparency on key topics. As Lead Independent Director, I am actively involved in setting the agenda topics for board discussions and promoting strong independent board leadership. We have continued to refresh our board with the addition of new independent directors in the last several years, including the elections of John Arnold and Hock Tan in February 2024, whose skills and experiences will provide key insights to help oversee the company's long-term business strategy. The board also remains committed to oversight of the company's risk management efforts, including key and evolving risks in areas such as AI, child safety, and human rights, with a view to promoting transparency and accountability. To that end, we were pleased to release Meta's inaugural Responsible Business Practices Report in July 2023, highlighting Meta's impact on society. We also published our second annual Human Rights Report in September 2023, which detailed how we identify and address salient human rights risks.
•We remain committed to understanding and being responsive to shareholder perspectives. Shareholder input remains an important consideration in the board's decision-making process and has guided our actions on key topics, including data privacy and safety, content governance, civil rights, cybersecurity, environmental sustainability, human capital management, and expense management.
We will continue our governance and oversight work with a view to promoting transparency and accountability and enhancing long-term value for Meta shareholders. Please know that your board is highly focused on the responsibility we have to you, our shareholders, as well as to the broader communities we serve. We take that responsibility very seriously.

Together with my fellow board members, I thank you for your support of Meta and look forward to continuing our important work as stewards of the company.
Sincerely,
Robert M. Kimmitt, Lead Independent Director

3 | 2024 Proxy Statement

Notice of Annual Meeting of Shareholders to be held on May 29, 2024

Date and Time May 29, 2024 10:00 a.m. Pacific Time
Place

The 2024 Annual Meeting of Shareholders (Annual Meeting) of Meta Platforms, Inc. will be a virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/META2024.

Record Date April 1, 2024

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

•To elect the ten directors nominated by our board of directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
•To approve an amendment to our Amended and Restated Certificate of Incorporation to limit liability of officers as permitted by Delaware law.
•To approve an amendment to our 2012 Equity Incentive Plan.
•To consider and vote upon ten shareholder proposals, if properly presented.
•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 1, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials (Notice), proxy statement and form of proxy are being distributed and made available on the internet on or about April 19, 2024.

By Order of the Board of Directors,

Katherine R. Kelly
Vice President and Corporate Secretary
Menlo Park, California

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

2024 Proxy Statement | 4

Proxy Statement Summary
This proxy statement summary highlights information described in more detail elsewhere in this proxy statement and does not contain all of the information you should consider. Please read the entire proxy statement before voting.
OUR MISSION
Our mission is to give people the power to build community and bring the world closer together. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.
2023 COMPANY PRIORITIES

Build awesome things.	Make our business successful.	Make progress on societal issues related to our business.	Go out and tell our story.
2023 BUSINESS HIGHLIGHTS
2023 was our "year of efficiency," where we pursued several initiatives aimed at making us a better technology company and improving our financial performance so that we are positioned to execute our long-term vision. We delivered strong business performance, including the following financial and community highlights:
•Revenue was $134.90 billion for full year 2023.
•Costs and expenses were $88.15 billion for full year 2023.
•Income from operations was $46.75 billion for full year 2023, representing a 35% operating margin.
•Family daily active people was 3.19 billion on average for December 2023.
We continued to invest based on our company priorities, with 80% of our 2023 total costs and expenses recognized in our Family of Apps segment and 20% in our Reality Labs segment.
For additional information about our 2023 financial results and community metrics, see our Annual Report on Form 10-K for the year ended December 31, 2023.

5 | 2024 Proxy Statement

OUR PRINCIPLES
Our principles embody what we stand for and guide our approach to how we build technology for people and their relationships.

Give People a Voice	People deserve to be heard and to have a voice—even when that means defending the right of people we disagree with.

Build Connection and Community	Our services help people connect, and when they're at their best, they bring people closer together.

Serve Everyone	We work to make technology accessible to everyone, and our business model is ads so our services can be free.

Keep People Safe and Protect Privacy	We have a responsibility to promote the best of what people can do together by keeping people safe and preventing harm.

Promote Economic Opportunity	Our tools help level the playing field so businesses grow, create jobs and strengthen the economy.

OUR VALUES
Our six values are the signposts that guide our work, how we spend our time, and how we work together. By working at Meta, we each commit to bring these values to our work, each and every day.

Move Fast
Move Fast helps us to build and learn faster than anyone else. This means acting with urgency and not waiting until next week to do something you could do today. At our scale, this also means we continuously work to speed up our highest priority initiatives by methodically removing barriers that get in the way. It's about moving fast in one direction together as a company and as individuals.

Focus on Long-Term Impact
Focus on Long-Term Impact emphasizes long-term thinking that encourages us to extend the timeline for the impact we have, rather than optimizing for near-term wins. We should take on the challenges that will be the most impactful, even if the full results won't be seen for years.

Build Awesome Things
Build Awesome Things pushes us to ship things that are not just good, but also awe-inspiring. We've already built products that are useful to billions of people. In our next chapter we'll focus more on inspiring people as well, in everything we do.

Live in the Future
Live in the Future guides us to build the future of work that we want, with an in-person focus designed to support a strong, valuable experience for our people who have chosen to work from the office, and a thoughtful and intentional approach to where we invest in remote work. This also means being early adopters of the future products we build to help people feel present together wherever they are.

Be Direct and Respect Your Colleagues	Be Direct and Respect Your Colleagues is about creating a culture where we are straightforward and willing to have hard conversations with each other. At the same time, we are also respectful and when we share feedback we recognize that many of the world's leading experts work here.

Meta, Metamates, Me	Meta, Metamates, Me is about being good stewards of our company and mission. It's about the sense of responsibility we have for our collective success and to each other as teammates. It's about taking care of our company and each other.

2024 Proxy Statement | 6

BOARD HIGHLIGHTS
Our board of directors believes that having a diverse set of directors with complementary qualifications, expertise, experience, and backgrounds best ensures effective oversight, allows us to represent the interests of our shareholders, and provides practical insights and varied perspectives. The skills and qualifications of our director nominees are more fully described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance." The following tables provide information regarding the diversity, age, and tenure of our directors as of April 19, 2024:

Board diversity*

6
5
55%
Diverse

Diverse Non-diverse

*Based on gender, race and/or LGBTQ+ status

Age distribution

2
1
4
1
3
55
Average age
30s
40s
50s
60s
70s

OUR DIRECTOR NOMINEES
The following table provides summary information about our director nominees. See the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance" for more information.

Name	Director Since	Primary Employment	Independent
Peggy Alford	2019	Former Executive Vice President, Global Sales, PayPal Holdings	✓
Marc L. Andreessen	2008	Co-founder and General Partner, Andreessen Horowitz	✓
John Arnold	2024	Co-founder and Co-chair, Arnold Ventures	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	✓
Hock E. Tan	2024	President and Chief Executive Officer, Broadcom	✓
Tracey T. Travis	2020	Executive Vice President and Chief Financial Officer, The Estée Lauder Companies	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chairman, and Chief Executive Officer, Meta

7 | 2024 Proxy Statement

RESPONSIBLE BUSINESS PRACTICES HIGHLIGHTS
We are committed to operating our business responsibly.
We invest in ongoing efforts across our company, including in key areas such as data privacy and cybersecurity, human rights, responsible artificial intelligence, and community safety and support. We made progress on a number of key initiatives in 2023, including:
•We grew our product, engineering, and operations teams that are focused primarily on privacy across the company to more than 3,000 people at the end of 2023.
•We published our second annual human rights report, including key findings from our salient risk assessment. The analysis identified as highest priority the following salient human rights risks: freedom of opinion and expression, privacy, equality and non-discrimination, life, liberty and security of the person, best interests of the child, public participation, to vote, and to be elected, freedom of association and assembly and right to health. The salient risk assessment will continue to support our work in identifying the most critical human rights issues for the company.
•Meta's data centers and offices are supported by 100% renewable energy and have reached net zero operational greenhouse gas emissions.
We also continued to focus on enforcing our community standards to help ensure the safety and security of our platforms. We regularly issue Community Standards Enforcement Reports that track our record of enforcing our content policies on Facebook and Instagram. For example, we reported in our latest Community Standards Enforcement Report that from the third quarter of 2020 to the fourth quarter of 2023, the prevalence of hate speech on Facebook decreased from a range of approximately 0.10% to 0.11% to a range of approximately 0.01% to 0.02%.
See the section of this proxy statement entitled "Responsible Business Practices" for more information about our efforts in these and other key areas such as building responsibly, human capital, and environmental sustainability.
SHAREHOLDER ENGAGEMENT
We are committed to maintaining an active dialogue with our shareholders and broader stakeholder community, understanding investor viewpoints, hearing feedback, and being responsive. To that end, we believe that effective corporate governance includes regular, transparent, and constructive communication with our various stakeholders to understand their perspectives and priorities, as well as to answer inquiries and elaborate upon our initiatives. Our shareholder engagement program includes various forums for discussion throughout the year, including direct engagement efforts, topic-specific group calls, conferences, and other opportunities.
In 2023, we continued making progress on our engagement efforts and taking a more proactive approach to sharing the work of our team and ensuring that investor perspectives informed our practices.

2023 Shareholder Engagement Overview(1)

Over 50 Shareholders Engaged	Representing Over 40% of Outstanding Shares Engaged

(1)    Reflects reported share ownership as of December 31, 2023 and includes engagement meetings conducted through March 2024.
Key shareholder engagement topics included:
•Company strategy
•Corporate governance and our board of directors
•Executive compensation
•Environmental and social matters, including human capital management, human rights, content governance, data privacy, and responsible AI
Our shareholder engagement program is more fully described in the section of this proxy statement entitled "Shareholder Engagement."

2024 Proxy Statement | 8

EXECUTIVE COMPENSATION HIGHLIGHTS
We are focused on our mission to give people the power to build community and bring the world closer together. All of our products, including our apps, share the vision of helping to bring the metaverse to life. And across our work, we are innovating in artificial intelligence technologies to build new experiences that help make our platform more social, useful, and immersive, as well as creating new content and features for Meta smart glasses and mixed reality technology. For us to be successful, we design our executive compensation programs to attract and retain a talented team of engineering, product, sales, and business professionals who can help achieve this mission through the successful pursuit of our company priorities.

Objectives

•Attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results
•Encourage our executives to focus on our company priorities
•Ensure each of our executives receives a total compensation package that encourages his or her long-term retention
•Reward high levels of impact with commensurate levels of compensation
•Align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives

Design

•Program is heavily weighted towards equity compensation in the form of restricted stock units, with cash compensation that is generally below market relative to executive cash compensation at our peer companies
•Annual cash incentives are designed to motivate executive officers to focus on our company priorities and reward them for company results and achievements
•Service-based vesting conditions for equity awards
•Our CEO continues to receive a base salary of $1 per year in addition to his overall security program, and he does not participate in the annual bonus plan or receive additional equity awards

Compensation Best Practices

•Our compensation, nominating & governance committee is comprised of solely independent directors and advised by an independent compensation consultant
•Annual review and approval of our compensation strategy, including a review of our compensation-related risk profile
•Pay philosophy heavily weighted towards equity compensation to best align executive officer interests with the long-term interests of shareholders
•Robust stock ownership guidelines that require our executive officers to maintain significant ownership of our common stock

For more information regarding our executive compensation philosophy and practices, see the section of this proxy statement entitled "Compensation Discussion and Analysis."
VOTING MATTERS AND RECOMMENDATIONS
The following table provides summary information about the proposals to be voted on at the Annual Meeting. See the pages of this proxy statement listed below for more information.

Proposal	Board Voting Recommendation	Rationale
Management Proposals:
1. The election of ten directors (page 26)	FOR each nominee	•Slate of highly qualified director nominees with broad and diverse backgrounds, experiences, and skill sets aligned to Meta's unique business.

9 | 2024 Proxy Statement

Proposal	Board Voting Recommendation	Rationale
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (page 47)	FOR
•The audit & risk oversight committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm.
•Ernst & Young LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit Meta’s financial statements.

3. An amendment to our Amended and Restated Certificate of Incorporation (page 48)	FOR
•The amendment provides for the elimination of monetary liability of certain officers in certain limited circumstances as permitted by recent amendments to Delaware law.
•We believe this amendment will help attract and retain talented officers, and the board has determined that it is in the best interests of the company and our shareholders to adopt the amendment.

4. An amendment to our 2012 Equity Incentive Plan (page 49)	FOR
•The amendment will allow for the award of share-settled dividend equivalents on awards of restricted stock and restricted stock units granted under the 2012 Equity Incentive Plan.
•We believe that this amendment will allow us to structure equity awards in a manner reflective of the fact that we intend to continue to pay dividends going forward, subject to board approval, and give us the flexibility to settle dividend equivalents in shares of Meta stock.

Shareholder Proposals:
5. A shareholder proposal regarding dual class capital structure (page 80)	AGAINST
•Our board of directors evaluates Meta's capital structure on a regular basis and continues to believe that our current capital structure is in the best interest of the company and its shareholders.
•Our current capital structure allows our board of directors and management team to focus on the long term.
•Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
•The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.

6. A shareholder proposal regarding report on generative AI misinformation and disinformation risks (page 82)	AGAINST
•Our artificial intelligence (AI) work is guided by Meta's five pillars of Responsible AI and the related risks are overseen by our board of directors.
•We have made significant investments in our safety and security efforts to combat misinformation and disinformation, including content policies and enforcement, AI tools, and partnerships.
•We have developed tools to help people understand when content has been created using our Meta AI feature, and have ongoing efforts to help identify other AI-generated content on our apps.
•We provide visibility into the impact of our products, effectiveness of our policies and the way we oversee risks associated with mis- and disinformation.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

2024 Proxy Statement | 10

Proposal	Board Voting Recommendation	Rationale
7. A shareholder proposal regarding disclosure of voting results based on class of shares (page 85)	AGAINST
•Our existing disclosures around our capital structure and security ownership already provide transparency to the general public and our shareholders.
•Our board of directors remains committed to effective oversight and responsiveness to shareholder concerns, regardless of which class of common stock our shareholders own.
•The requested disclosure is unnecessary and would not provide additional benefit to our shareholders.

8. A shareholder proposal regarding report on human rights risks in non-US markets (page 87)	AGAINST
•We are committed to respecting human rights and have robust policies and processes designed to fulfill our human rights commitments, as well as board-level oversight to ensure accountability.
•Our corporate human rights policy helps ensure that Meta incorporates consideration of the United Nations Guiding Principles on Business and Human Rights (UNGPs) into our decisions and actions.
•We are an industry leader in human rights reporting and engage with shareholders on a regular basis to continually enhance our reporting and disclosures.
•We have strengthened our governance systems to advance our work toward respecting human rights across all of our products and services globally.
•The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.

9. A shareholder proposal regarding amendment of Corporate Governance Guidelines (page 89)	AGAINST
•The proposed update to our Corporate Governance Guidelines is unnecessary in light of the existing responsibilities of our Lead Independent Director and our process for executive sessions of independent directors.

10. A shareholder proposal regarding human rights impact assessment on AI systems driving targeted advertising (page 90)	AGAINST
•We are committed to respecting human rights.
•The requested Human Rights Impact Assessment is unnecessary in light of the Comprehensive Human Rights Salient Risk Assessment Meta conducted in 2022 - 2023.
•We believe the best advertising experiences are personalized and are committed to mitigating risks related to targeted advertising.
•The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.

11 | 2024 Proxy Statement

Proposal	Board Voting Recommendation	Rationale
11. A shareholder proposal regarding report on child safety impacts and actual harm reduction to children (page 93)	AGAINST
•We want people, especially young people, to foster their online relationships in a safe, positive, and supportive environment, and we work closely with a broad range of stakeholders to inform our approach to safety.
•Our policies prohibit harmful content, as well as content or behavior that exploits young people. We recently introduced enhanced protections designed to give teens more age-appropriate experiences on our apps and are focused on building features and tools that help people connect online safely and responsibly.
•We seek to prevent child exploitation through a number of measures, including using sophisticated technology, to proactively find and take action on such content.
•We have invested in a combination of technologies and tools designed to provide options to verify age, and protect young people's privacy, even in the absence of clear standards regarding online age verification.
•We are committed to providing families with the tools they need to promote safe and age-appropriate social media usage.
•We publish Community Standards Enforcement Reports quarterly to track and demonstrate our commitment to online safety and inclusivity.
•The board of directors provides oversight of this topic through its audit & risk oversight committee.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

12. A shareholder proposal regarding report and advisory vote on minimum age for social media (page 97)	AGAINST
•We already have minimum age requirements for our users and have invested in a combination of technologies and tools designed to provide options to verify age, and protect young people's privacy, even in the absence of clear industry standards regarding online age verification.
•We want people, especially young people, to foster their online relationships in a safe, positive, and supportive environment, and we work closely with a broad range of stakeholders to inform our approach to safety.
•We seek to prevent child exploitation through a number of measures, including using sophisticated technology, to proactively find and take action on such content.
•Our policies prohibit harmful content, as well as content or behavior that exploits young people. We recently introduced enhanced protections designed to give teens more age-appropriate experiences on our apps and are focused on building features and tools that help people connect online safely and responsibly.
•The board of directors provides oversight of this topic through its audit & risk oversight committee.
•Implementing the requested report and advisory vote would impose substantial burdens and costs on the company, without providing any meaningful benefit to its shareholders.

2024 Proxy Statement | 12

Proposal	Board Voting Recommendation	Rationale
13. A shareholder proposal regarding report on political advertising and election cycle enhanced actions (page 100)	AGAINST
•We make preparing for elections one of our highest priorities and invest a significant amount of effort and resources not just during election periods but at all times.
•Our approach to political ads is grounded in Meta's fundamental belief in free expression, respect for the democratic process, and the belief that, especially in mature democracies with a free press, political speech is the most scrutinized speech there is.
•We seek to provide industry-leading transparency for ads about social issues, elections, or politics, and we continue to expand on these efforts.
•The board of directors provides oversight of this topic through its audit & risk oversight committee.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

14. A shareholder proposal regarding report on framework to assess company lobbying alignment with climate goals (page 103)	AGAINST
•We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations.
•We are committed to thorough and robust reporting processes around our political contributions and lobbying activities, including board-level oversight of Meta's lobbying activities.
•We have a robust process in place designed to ensure that our climate policy work aligns with our stated priorities.
•Given our ongoing commitment to fighting climate change and transparency regarding our lobbying practices, the board of directors believes that the requested report is unnecessary.

13 | 2024 Proxy Statement

Director Nominees and Executive Officers
The following section provides information regarding our director nominees and executive officers as of April 19, 2024. Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
DIRECTOR NOMINEES
Our director nominees have diverse backgrounds and perspectives that enable them to provide valuable guidance on both strategic and operational issues. Our nominees have extensive leadership and compliance experience, as well as corporate governance expertise arising from service on other boards of directors. Many of our nominees have global business experience, including through service as CEO or in other senior corporate leadership positions involving management of complex operations, business challenges, risks, and growth. Several nominees have experience with technology or product innovation and development, entrepreneurship, commerce, and the dynamics of our industry. Other nominees have significant public sector experience from serving in high-level government positions, including experience with significant regulatory and public policy issues. Our board of directors benefits from these qualifications, as well as the perspective of our Chairman who has in-depth knowledge of our company through service as our CEO. The skills and qualifications of our director nominees are more fully described below.

Mark Zuckerberg - Founder, Chairman, and Chief Executive Officer

Director Since: 2004 Age: 39 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Zuckerberg should serve as a member of our board of directors due to the perspective and experience he brings as our founder and CEO, and as our largest and controlling shareholder
•Mr. Zuckerberg's vision and tenure as our founder, CEO, and Chairman provide our board of directors with unique and invaluable experience and understanding of our company’s priorities and the needs of the people and businesses that use our services
Professional Experience:
•Meta Platforms, Inc.
Founder & Chief Executive Officer (2004-present)
Chairman of the board of directors (2012-present)
Other Current Public Company Directorships:
•None
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•Attended Harvard University (studied computer science)

2024 Proxy Statement | 14

Robert M. Kimmitt - Lead Independent Director

Director Since: 2020 Age: 76 Meta Committees: Privacy
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ambassador Kimmitt should serve as a member of our board of directors due to his distinguished public service and experience with legal, regulatory, compliance, and public policy issues, his finance experience, and his extensive private and public sector leadership, including service on other public company boards of directors
•Ambassador Kimmitt's legal and compliance experience, prior service in senior U.S. government roles and on outside boards, and international experience provide our board of directors with relevant skills and perspective to navigate the challenges of the dynamic regulatory and geopolitical environments, execute on our strategic priorities, and provide effective oversight of management
Professional Experience:
•Wilmer Cutler Pickering Hale and Dorr LLP (international law firm)
Senior International Counsel (2009-present)
•U.S. Department of the Treasury
Deputy Secretary (2005-2009)
General Counsel (1985-1987)
•Time Warner Inc.
Executive Vice President of Global Public Policy (2001-2005)
•Commerce One
Vice Chairman & President (2000-2001)
•Wilmer Cutler & Pickering
Partner (1997-2000)
•Lehman Brothers
Managing Director (1993-1997)
•United States Ambassador to Germany (1991-1993)
•Under Secretary of State for Political Affairs (1989-1991)
•Sidley & Austin LLP
Partner (1987-1989)
•National Security Council
Executive Secretary & General Counsel (1983-1985)
Other Current Public Company Directorships:
•None
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•United States Military Academy at West Point (B.S.)
•Georgetown University Law Center (J.D.)
Military Service:
•Ambassador Kimmitt is a decorated combat veteran of the Vietnam War and attained the rank of Major General in the U.S. Army Reserve

15 | 2024 Proxy Statement

Peggy Alford - Independent Director

Director Since: 2019 Age: 52 Meta Committees: Compensation, Nominating & Governance (Chair) Audit & Risk Oversight Privacy
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Alford should serve as a member of our board of directors due to her extensive leadership, business, and compliance experience, as well as her experience with finance and product development
•Ms. Alford's global business, leadership, and compliance experience in both operational and financial oversight roles, as well as her experience as a senior executive within the technology industry, provide our board of directors with insights related to our sector that are relevant to our evolving strategy, business, and operations
Professional Experience:
•PayPal Holdings, Inc. (digital payments company)
Executive Vice President, Global Sales (2020-2024)
Senior Vice President, Core Markets (2019-2020)
Various other positions (2011-2017)
•Chan Zuckerberg Initiative (philanthropic organization)
Chief Financial Officer & Head of Operations (2017-2019)
•Rent.com (an eBay Inc. company)
President & General Manager (2007-2011)
Chief Financial Officer (2005-2009)
•eBay Inc.
Marketplace Controller and Director of Accounting Policy (2002-2005)
Other Current Public Company Directorships:
•The Macerich Company
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•University of Dayton (B.S. in accounting and business administration)

2024 Proxy Statement | 16

Marc L. Andreessen - Independent Director

Director Since: 2008 Age: 52 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Andreessen should serve as a member of our board of directors due to his extensive leadership and business experience as an internet entrepreneur, venture capitalist, and technologist, as well as his service on numerous public and private boards of directors
•Mr. Andreessen's finance and investment expertise, as well as his extensive leadership, business, technology, and entrepreneurship experience, support our strategic and operational decision-making
Professional Experience:
•Andreessen Horowitz (venture capital firm)
Co-founder & General Partner (2009-present)
•Opsware, Inc. (formerly known as Loudcloud Inc.)
Co-founder & Chairman of the board of directors (1999-2007)
•America Online, Inc.
Chief Technology Officer (1999)
•Netscape Communications Corporation
Co-founder & various other positions, including Chief Technology Officer & Executive Vice President of Products (1994-1999)
Other Current Public Company Directorships:
•Coinbase Global, Inc.
•Samsara Inc.
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•University of Illinois at Urbana-Champaign (B.S. in computer science)

17 | 2024 Proxy Statement

John Arnold - Independent Director

Director Since: 2024 Age: 50 Meta Committees: Audit & Risk Oversight
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Arnold should serve as a member of our board of directors due to his extensive leadership and business experience as an entrepreneur, as well as his financial expertise and experience as an investor, including serving as a founder and chief executive officer of a multi-billion dollar energy-focused investment fund
•Mr. Arnold's extensive leadership experience, as well as his experience as an investor, provides our board of directors with expertise to support oversight of corporate strategy; he also has a deep understanding of various societal issues as the founder of a philanthropic venture fund focused on solving systemic problems through transformative and evidence-based policy solutions which supports our mission of building an online community
Professional Experience:
•Arnold Ventures
Co-founder & Co-Chair (2006-present)
•Grid United
Co-founder & Chairman (2021-present)
•Centaurus Capital, LLC
Founder & Principal (2006-present)
•Centaurus Energy, LLC
Founder & CEO (2002-2012)
•Enron
Vice President (1995-2002)
Other Current Public Company Directorships:
•None
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•Vanderbilt University (B.A. in math and economics)

2024 Proxy Statement | 18

Andrew W. Houston - Independent Director

Director Since: 2020 Age: 41 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Houston should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development
•Mr. Houston's extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•Dropbox, Inc. (global collaboration platform)
Chief Executive Officer & Chairman of the board of directors (2007-present)
Other Current Public Company Directorships:
•Dropbox, Inc.
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•Massachusetts Institute of Technology (B.S. in electrical engineering and computer science)

19 | 2024 Proxy Statement

Nancy Killefer - Independent Director

Director Since: 2020 Age: 70 Meta Committees: Audit & Risk Oversight Privacy (Chair)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Killefer should serve as a member of our board of directors due to her extensive leadership and compliance experience in both the public and private sector, as well as her finance experience and extensive service on other boards of directors
•Ms. Killefer provides our board of directors with strong oversight gained through her experience as a trusted advisor and strategist working with leaders of corporations and governments, as well as relevant skills and perspectives to navigate the challenges of the dynamic regulatory and geopolitical environments
Professional Experience:
•McKinsey & Company (international management consulting firm)
Senior Partner (1992-2013)
Governing Board Member (2000-2006 and 2007-2013)
Head and Founder of global public sector practice (2005-2012)
Head of Washington, D.C. office (2000-2007)
Various other positions (1979-1992)
•U.S. Department of the Treasury
Assistant Secretary for Management, Chief Financial Officer & Chief Operating Officer (1997-2000)
•IRS Oversight Board
Member (2000-2005)
Chair (2002-2004)
Other Current Public Company Directorships:
•Cardinal Health, Inc.
•Certara, Inc.
Former Public Company Directorships
Held in the Past Five Years:
•Avon Products, Inc.
•Natura & Company
•Taubman Centers, Inc.
Education:
•Vassar College (B.A. in economics)
•Massachusetts Institute of Technology (M.S.M. in finance)

2024 Proxy Statement | 20

Hock E. Tan - Independent Director

Director Since: 2024 Age: 72 Meta Committees: Audit & Risk Oversight
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Tan should serve as a member of our board of directors due to his extensive leadership, global business, and compliance experience as chief executive officer of a large multinational company, as well as his experience with technology, innovation, and business development
•Mr. Tan's extensive leadership, global business, compliance, technology, innovation, and business development experience provides our board of directors with critical insights to oversee our business operations, capital planning, risk oversight, and corporate strategy as a large, global technology company
Professional Experience:
•Broadcom Inc.
President, Chief Executive Officer & Director (2006-present)
•The President's National Security and Telecommunications Advisory Committee
Member (2020-present)
•Integrated Device Technology, Inc.
Chairman of the Board of Directors (2005-2008)
•Integrated Circuit Systems, Inc.
President & Chief Executive Officer (1999-2005)
Chief Operating Officer (1996-1999)
Senior Vice President & Chief Financial Officer (1995-1999)
•Commodore International, Ltd.
Vice President of Finance (1992-1994)
•Pacven Investment, Ltd.
Co-founder & Managing Director (1988-1992)
•Hume Industries Ltd.
Managing Director (1983-1988)
Other Current Public Company Directorships:
•Broadcom Inc.
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•Harvard University (M.B.A.)
•Massachusetts Institute of Technology (B.S. and M.S.)

21 | 2024 Proxy Statement

Tracey T. Travis - Independent Director

Director Since: 2020 Age: 61 Meta Committees: Audit & Risk Oversight (Chair and Audit Committee Financial Expert)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Travis should serve as a member of our board of directors due to her extensive leadership and business experience, including service on other boards of directors, as well as her financial expertise and experience with consumer products
•Ms. Travis' global business and financial experience as a chief financial officer of multiple global companies provides our board of directors with extensive financial and operational expertise to support oversight of our evolving strategy, capital allocation practices, and international presence
Professional Experience:
•The Estée Lauder Companies Inc. (manufacturer and marketer of skin care, makeup, fragrance, and hair care products)
Executive Vice President & Chief Financial Officer (2012-present)
•Ralph Lauren Corporation
Senior Vice President & Chief Financial Officer (2005-2012)
•Limited Brands
Senior Vice President of Finance (2002-2004)
•Intimate Brands Inc.
Chief Financial Officer (2001-2002)
•Americas Group of American National Can Group, Inc.
Chief Financial Officer (1999-2001)
•PepsiCo/Pepsi Bottling Group
Various positions (1989-1999)
Other Current Public Company Directorships:
•Accenture plc
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•University of Pittsburgh (B.S.E. in industrial engineering)
•Columbia University (M.B.A. in finance and operations)

2024 Proxy Statement | 22

Tony Xu - Independent Director

Director Since: 2022 Age: 39 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Xu should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and the consumer experience
•Mr. Xu's extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•DoorDash, Inc. (local commerce platform)
Co-founder & Chief Executive Officer (2013-present)
Chairman of the board of directors (2020-present)
Other Current Public Company Directorships:
•DoorDash, Inc.
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•University of California, Berkeley (B.S. in industrial engineering and operations research)
•Stanford Graduate School of Business (M.B.A.)

EXECUTIVE OFFICERS

Javier Olivan - Chief Operating Officer

Age: 46
Professional Experience:
•Meta Platforms, Inc.
Chief Operating Officer (2022-present)
Chief Growth Officer & Vice President, Cross-Meta Products and Infrastructure (2022-2022)
Vice President, Central Products (2018-2022)
Vice President, Growth (2011-2018)
Head of International Growth (2007-2011)
•Siemens AG
Various positions (2003-2005)
Other Current Public Company Directorships:
•None
Former Public Company Directorships
Held in the Past Five Years:
•VY Global Growth
•MercadoLibre.com
Education:
•University of Navarra (M.S. in both electrical engineering and industrial engineering)
•Stanford Graduate School of Business (M.B.A.)

23 | 2024 Proxy Statement

Nick Clegg - President, Global Affairs

Age: 57
Professional Experience:
•Meta Platforms, Inc.
President, Global Affairs (2022-present)
Vice President, Global Affairs and Communications (2018-2022)
•United Kingdom
Deputy Prime Minister (2010-2015)
•Liberal Democrats Party
Leader (2007-2015)
•U.K. Parliament, House of Commons
Member for Sheffield Hallam (2005-2017)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Robinson College, Cambridge (M.A. in social anthropology)

Susan Li - Chief Financial Officer

Age: 38
Professional Experience:
•Meta Platforms, Inc.
Chief Financial Officer (2022-present)
Vice President, Finance (2016-2022)
Various other positions (2008-2016)
•Morgan Stanley
Analyst (2005-2008)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•Alaska Air Group
Education:
•Stanford University (B.A. in economics, B.S. in mathematical & computational science)

Andrew Bosworth - Chief Technology Officer

Age: 42
Professional Experience:
•Meta Platforms, Inc.
Chief Technology Officer (2022-present)
Vice President, Reality Labs (2017-2022)
Various other positions (2006-2017)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in computer science)

2024 Proxy Statement | 24

Christopher K. Cox - Chief Product Officer

Age: 41
Professional Experience:
•Meta Platforms, Inc.
Chief Product Officer (2014-2019 and 2020-present)
Vice President, Product (2009-2014)
Various other positions (2005-2009)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Stanford University (B.S. in symbolic systems with a concentration in artificial intelligence)

Jennifer G. Newstead - Chief Legal Officer

Age: 54
Professional Experience:
•Meta Platforms, Inc.
Chief Legal Officer (2021-present)
Vice President and General Counsel (2019-2021)
Secretary (2021-2021)
•U.S. Department of State
Legal Adviser (2018-2019)
•Davis Polk & Wardwell LLP (international law firm)
Partner (2006-2018)
•Office of Management and Budget
General Counsel (2003-2005)
•White House
Special Assistant to the President and Associate White House Counsel (2002-2003)
•U.S. Department of Justice
Principal Deputy Assistant Attorney General of the Office of Legal Policy (2001-2002)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in government)
•Yale Law School (J.D.)
Judiciary and Academic Experience:
•Ms. Newstead previously served as a law clerk for Justice Stephen Breyer of the United States Supreme Court and Judge Laurence Silberman of the U.S. Court of Appeals for the D.C. Circuit, and as an Adjunct Professor of Law at Georgetown University Law Center

25 | 2024 Proxy Statement

Proposal One: Election of Directors
Our board of directors has set the authorized number of directors at ten, effective as of the Annual Meeting. The following ten individuals are nominated for election to the board of directors at the 2024 Annual Meeting of Shareholders, all of whom are currently serving on our board of directors:

Name	Director Since	Primary Employment	Independent
Peggy Alford	2019	Former Executive Vice President, Global Sales, PayPal Holdings	✓
Marc L. Andreessen	2008	Co-founder and General Partner, Andreessen Horowitz	✓
John Arnold	2024	Co-founder and Co-chair, Arnold Ventures	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	✓
Hock E. Tan	2024	President and Chief Executive Officer, Broadcom	✓
Tracey T. Travis	2020	Executive Vice President and Chief Financial Officer, The Estée Lauder Companies	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chairman, and Chief Executive Officer, Meta
If elected, each of these individuals will serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable or unwilling to stand for election, the proxies will be voted for such substitute nominee as our board of directors may determine or we may adjust the authorized number of directors of the board.
The relevant experiences, qualifications, attributes, or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance."
The board of directors recommends a vote FOR the election of each of the nominated directors.
Corporate Governance
BOARD OF DIRECTORS
Our board of directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is eleven. Our board of directors has set the number of directors at ten, effective as of the 2024 Annual Meeting of Shareholders (Annual Meeting), following Ms. Sandberg's departure from the board. Each of our director nominees, if elected, will serve as a director until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

2024 Proxy Statement | 26

Strong Independent Leadership

Ambassador Kimmitt has significant responsibilities as our Lead Independent Director, including working with the Chairman to set agendas for meetings of our board of directors and having authority to call special meetings of our board of directors, and is appointed annually by our independent directors.

Independent Nominations

Our independent compensation, nominating & governance committee has sole authority to recommend nominees to our board of directors and recommend the appointment of candidates to our privacy committee.

Board Leadership and Independence Highlights

Nearly All Directors Are Independent All of our director nominees are independent, with the exception of our CEO. All members of our standing committees are independent.	Executive Sessions Independent directors regularly meet in executive sessions, which are led by our Lead Independent Director without management present.	Balanced Board Tenure Eight out of ten of our director nominees have a tenure of less than five years, and the remaining nominees have a tenure of greater than ten years.

BOARD COMPOSITION
Our board of directors believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. The following tables provide information regarding the diversity, age, and tenure of our directors as of April 19, 2024:

Board Diversity Matrix (as of April 19, 2024)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	7	-	-
Number of Directors who Identify in Any of the Categories Below:
African American or Black	2	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	2	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	5	-	-
Two or more races or ethnicities	1	-	-	-
LGBTQ+	-
Did not disclose demographic background	-

27 | 2024 Proxy Statement

BOARD LEADERSHIP STRUCTURE
We believe that our current board structure is effective in supporting strong board leadership. The board of directors has determined in its judgment that the company benefits from having a combined Chairman and CEO position at this time. Mr. Zuckerberg's unique perspective and experience, as highlighted more fully below, are valuable in setting the overall direction and business and product strategy for the company. As a counter-balance to Mr. Zuckerberg's combined Chairman/CEO role, the board has a strong Lead Independent Director role to further promote effective corporate governance. Our Lead Independent Director is appointed annually by our independent directors, and Ambassador Kimmitt currently serves in this role.
Mr. Zuckerberg brings valuable insight to our board of directors due to his perspective and experience as our founder and CEO. As a result of his leadership since our inception, Mr. Zuckerberg has unparalleled knowledge of our business, products, and operations, as well as experience navigating opportunities and challenges particular to our company. As our largest and controlling shareholder, Mr. Zuckerberg is also invested in our long-term success. Ambassador Kimmitt brings extensive governance, legal, and compliance experience, including through service in the public sector and experience navigating complex business opportunities and challenges in the private sector, and plays a significant and meaningful role in leading our board of directors.
The Chairman and the Lead Independent Director work together to facilitate effective oversight, governance, and policy- and decision-making by the board of directors. The Chairman and the Lead Independent Director collaborate to set the agenda for meetings of the board of directors, and either may call special meetings of the board of directors. As Chairman, Mr. Zuckerberg presides over meetings of the board of directors. As our Lead Independent Director, Ambassador Kimmitt provides independent oversight and promotes effective communication between our board of directors and management, including Mr. Zuckerberg. As more fully described in our corporate governance guidelines, our Lead Independent Director role also includes the following authority and responsibilities, among others:
•presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;
•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chairman;
•providing the Chairman with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•taking into account input from other independent directors in coordinating with the Chairman to set the agenda for meetings of the board of directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
Our Lead Independent Director also performs such additional duties as the board of directors may otherwise determine and delegate.
INDEPENDENT BOARD OVERSIGHT
We believe that our current board structure enables independent board oversight. All of the standing committees of our board of directors are comprised of independent directors. The board of directors also establishes ad hoc special committees of independent directors from time to time, as appropriate. We have a Lead Independent Director who has authority that mirrors that of the Chairman, including coordinating board meeting agendas and the ability to call special meetings of the board of directors. Our Lead Independent Director regularly interacts with the independent directors on an individual basis, and also meets with the chief executive officer and shares perspectives from the independent directors.
The independent compensation, nominating & governance committee reviews and approves the compensation of our chief executive officer, including perquisites related to executive security. In addition, the performance of our Chairman and chief executive officer is evaluated by all of the independent directors of the board, and our Lead Independent Director provides our chief executive officer with feedback regarding his performance.

2024 Proxy Statement | 28

BOARD COMMITTEES
Our board of directors has established an audit & risk oversight committee, a compensation, nominating & governance committee, and a privacy committee, each of which has the composition and responsibilities described below. Our board of directors has adopted a written charter for each of these standing committees, which are available at investor.fb.com/leadership-and-governance. From time to time, the board of directors may also establish ad hoc committees to address particular matters.

Director Nominee	Audit & Risk Oversight Committee	Compensation, Nominating & Governance Committee	Privacy Committee
Peggy Alford
Marc L. Andreessen
John Arnold
Andrew W. Houston
Nancy Killefer
Robert M. Kimmitt
Hock E. Tan
Tracey T. Travis
Tony Xu
Mark Zuckerberg

Committee member	Committee chair
The charts below provide information about the responsibilities and membership of our standing committees.

AUDIT & RISK OVERSIGHT COMMITTEE

Chair: Tracey T. Travis Other Members: Peggy Alford John Arnold Nancy Killefer Hock E. Tan Committee Meetings in 2023: 10
Principal Responsibilities
•Selecting the independent registered public accounting firm to audit our financial statements
•Ensuring the independence of the independent registered public accounting firm
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results
•Developing procedures to enable submission of anonymous concerns about accounting or auditing matters
•Considering the adequacy of our internal accounting controls and audit procedures
•Reviewing related party transactions
•Reviewing our program for promoting and monitoring compliance with applicable legal and regulatory requirements
•Reviewing our environmental, social, and governance program and strategy
•Overseeing our major risk exposures (including in the areas of financial and enterprise risk, legal and regulatory compliance, cybersecurity, and special topics including content governance, community safety and security, human rights, and civil rights) and the steps management has taken to monitor and control such exposures, and assisting our board of directors in overseeing the risk management of our company
•Pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm
•Overseeing our internal audit function
•Overseeing significant financial matters, including our tax policies, planning, and compliance, treasury policies, and share repurchase activities

Independence and Other Qualifications
•Each committee member satisfies the independence standards for audit committees established by applicable SEC rules and Nasdaq rules.
•Ms. Travis qualifies as an audit committee financial expert, as that term is defined under SEC rules, and possesses financial sophistication as defined under Nasdaq rules.

29 | 2024 Proxy Statement

COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

Chair: Peggy Alford Other Members: Marc L. Andreessen Andrew W. Houston Tony Xu Committee Meetings in 2023: 6
Principal Responsibilities
•Evaluating the performance of our executive officers
•Evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs maintained by us
•Administering our equity-based compensation plans and our annual bonus plan
•Considering and making recommendations regarding non-employee director compensation
•Considering and making recommendations to our board of directors regarding its remaining responsibilities relating to executive compensation
•Reviewing and developing policies regarding the desired knowledge, experience, skills, diversity, independence, and other characteristics of members of our board of directors and its committees, as well as our director nomination and committee appointment processes
•Identifying, evaluating, and recommending potential candidates for nomination to and membership on our board of directors and certain of its committees, including having sole authority to recommend nominees to our board of directors
•Having sole authority to recommend the appointment of candidates to, or removal of members from, our privacy committee
•Monitoring succession planning for our board of directors and certain of our key executives
•Developing and recommending corporate governance guidelines and policies
•Overseeing the annual self-evaluation process for our board of directors and committees thereof
•Reviewing and granting proposed waivers of the code of conduct for executive officers
•Reviewing and approving policies and procedures with respect to the clawback or recoupment of compensation from our current or former officers, employees, directors, or other individuals
•Advising our board of directors on corporate governance matters and board of director performance matters, including recommendations regarding the size, structure, and composition of our board of directors and committees thereof

Independence and Other Qualifications
•Each committee member satisfies the independence standards for compensation committees established by applicable SEC rules and Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Each committee member is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

PRIVACY COMMITTEE

Chair: Nancy Killefer Other Members: Peggy Alford Robert M. Kimmitt Committee Meetings in 2023: 6
Principal Responsibilities
•Overseeing our comprehensive privacy program adopted in compliance with our FTC consent order
•Overseeing management's periodic assessment of the privacy program and any related policies with respect to risk assessment and risk management
•Overseeing the selection and performance of employees to coordinate and be responsible for the privacy program
•Overseeing the selection of an independent, third-party assessor to review our privacy practices, as well as the assessor's biennial assessments of the privacy program
•Overseeing the activities of the internal audit function related to privacy and data use
•Overseeing our compliance with the European Digital Markets Act and other privacy and data use laws

Independence and Other Qualifications
•Each committee member is an independent director under Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Our compensation, nominating & governance committee has recommended the appointment of each member to the privacy committee and determined that each such member meets the privacy and compliance baseline requirements for committee membership under our FTC consent order.

Equity Subcommittee
The charter for our compensation, nominating & governance committee allows the committee from time to time to delegate its authority to subcommittees and to our officers as it deems appropriate and to the extent permitted under applicable law, Securities and Exchange Commission (SEC) and The Nasdaq Stock Market LLC (Nasdaq) rules, and our certificate of incorporation and bylaws (except with respect to the recommendation of director nominees and other actions within the sole authority of the compensation, nominating & governance committee). To ease with the administration of our broad employee

2024 Proxy Statement | 30

equity program, our compensation, nominating & governance committee has delegated the authority to review and approve grants of restricted stock units (RSUs) to employees and consultants, other than to our directors and executive officers, to an equity subcommittee. This subcommittee is currently comprised of Ms. Li and Ms. Newstead, and they can act individually or jointly. RSU grants to our directors and executive officers are reviewed and approved by our compensation, nominating & governance committee.
BOARD ROLE IN RISK OVERSIGHT
Our board of directors has responsibility for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, our internal audit department, and input from external advisors, as appropriate. These reports are designed to provide timely visibility to the board of directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments. Each committee also provides regular reports to the full board of directors regarding its oversight activities.
The following table presents a summary of the specific allocation of general risk oversight functions among the board, the board's committees, and management:

BOARD OF DIRECTORS

•Strategic and business risk management •CEO succession planning

AUDIT & RISK OVERSIGHT COMMITTEE	PRIVACY COMMITTEE	COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

•Financial and enterprise risk
•Legal and regulatory compliance
•Environmental, social, and governance policies and practices
•Cybersecurity
•Risks associated with special topics including content governance, community safety and security, human rights, and civil rights
•Policies and procedures for assessing and managing risk
•Internal audit function

•Privacy and data use, including legal and regulatory compliance
•Compliance with comprehensive privacy program adopted in compliance with FTC consent order
•Steps taken or planned to monitor or mitigate privacy and data use risks
•Selection of independent, third-party assessor to review our privacy practices, oversight of the biennial assessments, and regular engagement with the assessor
•Other privacy and product-related matters including artificial intelligence as well as youth and well-being

•Director elections and corporate governance practices
•Compensation policies and practices, including compensation philosophy, objectives, and design
•Succession planning for our board of directors, including sole responsibility for director nominations and appointments to and removals from the Privacy Committee
•Succession planning for certain key executives other than the CEO

SENIOR MANAGEMENT

•The identification and assessment of key risks, risk mitigation strategies, and ongoing developments, and regularly reporting to our board of directors and its committees on the most significant risks and management's plans to address those risks

31 | 2024 Proxy Statement

BOARD MEETINGS
Our board of directors held 8 meetings during 2023. In 2023, no incumbent member of our board of directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the board of directors on which such director served (held during the period that such director served). Members of our board of directors are invited and encouraged to attend each annual meeting of shareholders. Seven directors attended our 2023 Annual Meeting of Shareholders.
Each regular meeting of our board of directors includes an executive session of our independent directors, led by our Lead Independent Director, without management present. Additional executive sessions and separate meetings of the independent directors are also held from time to time, as needed. As more fully described below, our Lead Independent Director presides at executive sessions and separate meetings of the independent directors.
CONTROLLED COMPANY STATUS
Because Mr. Zuckerberg controls a majority of our outstanding voting power, we are a "controlled company" under the corporate governance rules of Nasdaq. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our board of directors be independent and to have a compensation, nominating & governance committee comprised of independent directors, as more fully described below.
DIRECTOR INDEPENDENCE
The rules of Nasdaq generally require that a majority of the members of a listed company's board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating committees be independent. Although we are a "controlled company" under the corporate governance rules of Nasdaq and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our corporate governance guidelines, to have a majority of the members of our board of directors be independent.
On at least an annual basis, our compensation, nominating & governance committee reviews the independence of our non-employee directors and makes recommendations to the full board of directors. Based, in part, on the recommendations of the compensation, nominating & governance committee, our board of directors has determined that none of our current non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the rules of Nasdaq.
Our board of directors has also determined that the directors who comprise our audit & risk oversight committee and compensation, nominating & governance committee satisfy the respective independence standards for those committees established by applicable SEC rules and Nasdaq rules. With respect to the independence of Ms. Alford, Mr. Andreessen, Mr. Houston, Ms. Travis, and Mr. Xu, our board of directors considered that PayPal Holdings, Inc. (PayPal), of which Ms. Alford was Executive Vice President, Global Sales; Coinbase Global, Inc. (Coinbase), of which Mr. Andreessen is a member of the board of directors and may be deemed a significant shareholder primarily through Andreessen Horowitz, a venture capital firm affiliated with Mr. Andreessen; Dropbox, Inc. (Dropbox), of which Mr. Houston is Chief Executive Officer and Chairman of the board of directors; The Estée Lauder Companies Inc., of which Ms. Travis is Executive Vice President and Chief Financial Officer; and DoorDash, Inc., of which Mr. Xu is Chief Executive Officer and Chairman of the board of directors, purchased and in some cases received credits to purchase advertising from us in the ordinary course of business pursuant to our standard terms and conditions, including through a competitive bid auction. Our board of directors also considered that we made payments to PayPal and Dropbox for services relating to payment processing and data storage, respectively, in the ordinary course of business pursuant to standard terms and conditions. Our board of directors also considered that Coinbase and Andreessen Horowitz were members of the Diem Association, of which Meta was also a member in 2022, and that in 2021, Meta entered into an agreement to acquire Within Unlimited, Inc. (Within). The acquisition of Within was completed in February 2023 and as of immediately prior to such closing, Mr. Andreessen's equity interest in Within, through Andreessen Horowitz, was less than three percent of the outstanding stock of Within. With regard to Ms. Alford, Mr. Andreessen, Mr. Houston, Ms. Travis, and Mr. Xu, our board of directors determined that such arrangements, transactions, or relationships do not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities as our directors.
Additionally with respect to Ms. Alford, our board of directors considered that she served as Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative for approximately 18 months prior to joining our board of directors in 2019. Our board of directors determined that this prior affiliation with the Chan Zuckerberg Initiative does not interfere with Ms.

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Alford's exercise of independent judgment in carrying out her responsibilities as a director based on the short term of her service to such organization and her conduct as a director to date.
In addition, our board of directors considered that Ambassador Kimmitt is senior international counsel at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale), an international law firm. From time to time and in the ordinary course of its business, WilmerHale provides legal services to Meta, which in 2023 amounted to approximately 5% of WilmerHale's total revenue. Ambassador Kimmitt has not provided any legal services to Meta during his term as a director and only provided de minimis legal services to Meta in the three years prior to his appointment to our board in March 2020. Ambassador Kimmitt is not a partner in the firm and does not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. In addition, WilmerHale has implemented measures to ensure that Ambassador Kimmitt is walled off from any legal representation of Meta undertaken by WilmerHale. Further, our compensation, nominating & governance committee reviewed the nature of Meta's engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm, and determined that Ambassador Kimmitt's service on our board should not impair our company's ability to engage WilmerHale when our company determines such engagements to be appropriate and in our best interests. Our compensation, nominating & governance committee is satisfied that WilmerHale, when engaged for legal work, is chosen by our company's legal group on the basis of the directly relevant factors of experience, expertise, and efficiency. Ambassador Kimmitt does not have influence over the selection of our company's legal counsel. After taking into account all relevant facts and circumstances, our board of directors determined that Meta's professional engagement of WilmerHale does not interfere with Ambassador Kimmitt's exercise of independent judgment in carrying out his responsibilities as a director.
Additionally, our board of directors considered Meta's transactions with Broadcom Inc. (Broadcom), of which Mr. Tan serves as the President and Chief Executive Officer and a member of the board of directors. See the section of this proxy statement entitled "Related Party Transactions" for more information regarding such transactions. After taking into account all relevant facts and circumstances, our board of directors determined that Meta's transactions with Broadcom do not interfere with Mr. Tan's exercise of independent judgment in carrying out his responsibilities as a director.
CLASSIFIED BOARD
So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding common stock, we will not have a classified board of directors, and all directors will be elected for annual terms. As of the close of business on March 29, 2024, the outstanding shares of our Class B common stock represented a majority of the combined voting power of our outstanding common stock.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock, we will automatically shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors will be assigned by the then-current board of directors to a class. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of shareholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term will continue until the third annual meeting of shareholders following their election and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
In addition, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock and we have a classified board, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.
This shift to a classified board structure, if and when implemented, may have the effect of delaying or preventing changes in our control or management.
DIRECTOR NOMINATIONS AND BOARD DIVERSITY POLICY
The policy of our board of directors is to encourage the selection of directors who will contribute to Meta's success and our mission to give people the power to build community and bring the world closer together. Our compensation, nominating & governance committee is responsible for identifying and evaluating candidates for membership on our board of directors, based on the criteria set forth in our corporate governance guidelines, and has sole authority to recommend nominees to our board of directors. The compensation, nominating & governance committee considers recommendations from other directors, shareholders, management, and others as it deems appropriate and uses the same criteria for evaluating candidates

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regardless of the source of the recommendation. Our board of directors is responsible for nominating persons for election to our board of directors upon the recommendation of our compensation, nominating & governance committee, and may not nominate any person for election without the prior favorable recommendation of our compensation, nominating & governance committee.
Meta is committed to a policy of inclusiveness and to pursuing diversity in terms of background and perspective. As such, when evaluating candidates for nomination as new directors, it is the policy of our compensation, nominating & governance committee to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics. To this end, Meta was one of the first major companies to amend its corporate governance guidelines to provide that the initial list of candidates from which new director nominees are chosen by the board shall include candidates with a diversity of race, ethnicity, and gender. In evaluating potential candidates for nomination, our compensation, nominating & governance committee considers the foregoing in light of the specific needs of the board of directors at that time. In addition, our compensation, nominating & governance committee considers director tenure in connection with evaluating current directors for nomination for re-election.
With respect to our most recent director elections in February 2024, our compensation, nominating & governance committee retained a third-party search firm to assist in the process of identifying and evaluating potential director candidates and conducted the new director search in accordance with our board diversity policy. Additionally, our compensation, nominating & governance committee solicited input from management, our board of directors, and others. Messrs. Arnold and Tan were identified as potential candidates by management.
Shareholders who would like to recommend director candidates for consideration by our compensation, nominating & governance committee should send a notice of proposal to our Secretary by writing the Secretary at the address of our principal executive offices. Shareholders desiring to nominate a director candidate at the annual meeting must comply with other procedures in accordance with our bylaws. We explain the procedures for nominating a director candidate at next year's annual meeting in the section entitled "Questions and Answers About the Proxy Materials and the Annual Meeting—How can I make proposals or make a nomination for director for next year's annual meeting?"
BOARD EVALUATION PROCESS
Our board of directors recognizes the importance of regularly assessing its effectiveness and continuously improving its functioning. Each year the board conducts a robust, formal performance assessment, which is facilitated by an outside third party and includes individual director evaluations, as more fully described below. In addition to the formal process, our Lead Independent Director has regular one-on-one discussions with the other members of the board and actively conveys feedback from the independent directors on an ongoing basis to our Chairman and CEO.

Formalized Annual Process for Full Board and Each Committee
•Our compensation, nominating & governance committee, in coordination with our Lead Independent Director, oversees the assessment process.
•Each director receives a written questionnaire covering the topics described below.
•An outside third party conducts individual interviews with each director to discuss their feedback to the written questionnaire.
•An outside third party consolidates feedback from all directors and reports on the results at a meeting of the board of directors.
•Our compensation, nominating & governance committee and board of directors annually consider whether to make any updates to the assessment process.

Wide Range of Topics Covered
•All directors are asked to provide feedback on the performance of the board of directors, each committee, and each director, including performance in board leadership roles.
•All directors are asked to provide feedback on board size and structure, board composition and independence, board meeting agendas, materials, and conduct, risk oversight, interaction with management, and succession planning, among other matters.
•Members of each committee and the Lead Independent Director are asked to provide feedback on the respective committee's composition, charter, and meeting agendas, materials, and conduct, among other matters.

Results Drive Enhancements	•We use the results of the annual assessment to make enhancements and continue to improve board effectiveness.

Our compensation, nominating & governance committee and our board of directors also periodically review the composition of the board of directors to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.

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DIRECTOR ORIENTATION AND EDUCATION
We provide a number of onboarding sessions for new members of our board of directors to engage with our management team and learn more about our company priorities, strategy, and operations, as well as key issues and risks facing our industry, business, and community. Our management team also regularly engages with our directors throughout the year to provide updates across these areas, including in-depth reviews of relevant issues from subject matter experts.
GOVERNANCE DOCUMENTS
We publish our governance documents on our website at investor.fb.com/leadership-and-governance. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our code of conduct by posting such information within four business days on our Investor Relations page at investor.fb.com.
Responsible Business Practices
At Meta, our mission is to give people the power to build community and bring the world closer together. We invest in ongoing efforts across our company to help further our mission and our principles, and to pursue responsible business practices.
APPROACH TO RESPONSIBLE BUSINESS
Informed by our priority topics assessment, we organize our approach to responsible business practices around four strategic pillars, which inform our business strategy and enable us to focus our efforts in areas that maximize our impact:

Operate transparently and sustainably.	Empower our people and partners.	Build responsibly.	Unlock potential for good.
Below we provide highlights of our efforts in certain key areas that are important to us. We also regularly post company updates in our public Newsroom at about.fb.com/news, on our Investor Relations page at investor.fb.com, and on Mark Zuckerberg's Facebook Page at www.facebook.com/zuck, Instagram account at www.instagram.com/zuck, and Threads profile www.threads.net/zuck.
OPERATE TRANSPARENTLY AND SUSTAINABLY
Responsible Business Governance
Board and management. Our board of directors, its committees, and our management provide oversight around our responsible business efforts. The audit & risk oversight committee has primary oversight of our responsible business program and strategy.
Executive Sponsors: President, Global Affairs and Chief Legal Officer. Leadership sets the tone for our responsible business strategy and ensures alignment with business goals.
Core Team. Drives strategy, governance, engagement, and reporting on responsible business across the organization.
Human Rights
We are committed to respecting human rights as set out in the United Nations Guiding Principles on Business and Human Rights (UNGPs), and have made significant progress on our human rights journey. In 2021, we adopted our human rights policy in which we commit to reporting annually on how we are addressing human rights impacts. In 2022, we published our first annual human rights report, the first in a series of steps focused on accountability and addressing human rights concerns that stem from our products, policies, or business practices. We undertook an enterprise-wide salient risk assessment, which allowed us to appropriately identify our most salient risks as per the UNGP criteria of scale, severity, remediability, and business linkage, and published the findings in our second annual human rights report. Our approach to human rights, our corporate policy, reports, and relevant insights arising from human rights due diligence can be found at humanrights.fb.com.

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2023 Human Rights Highlights:
•We published our calendar year 2022 annual human rights report in September 2023, in line with the UNGPs and fulfilling our commitment made in our human rights policy. In particular, we shared key findings from our salient risk assessment. The analysis identified as highest priority the following salient human rights risks: freedom of opinion and expression, privacy, equality and non-discrimination, life, liberty and security of the person, best interests of the child, public participation, to vote, and to be elected, freedom of association and assembly and right to health. The salient risk assessment will continue to support our work in identifying the most critical human rights issues for the company. Our 2022 annual human rights report is available at humanrights.fb.com/wp-content/uploads/2023/09/2022-Meta-Human-Rights-Report.pdf.
•We also provided a detailed update on our response to the independent due diligence exercise on the company’s human rights impact in Israel and Palestine, as well as updates to our Philippines and India Human Rights Impact Assessments. These documents and other independent assessments and company responses are available at humanrights.fb.com/annual-human-rights-report.
•The work of integrating human rights standards into the company’s policies, risk assessment procedures, product design, and other key decisions continues. The launch of end-to-end encryption for Messenger, the response to the conflict in Israel-Gaza and other high-risk countries such as Ukraine, Afghanistan, and Myanmar, strengthening of systems to protect human rights defenders and other at risk activists, and the intense planning to develop the systems and processes for 2024 elections have all been enriched and informed by international human rights standards, Meta’s human rights policy, and our human rights due diligence and risk assessment work.

Data Privacy and Cybersecurity
We are committed to honoring our users' privacy choices, protecting their information, and building secure services to help keep people safe.
Our privacy work is underpinned by governance structures that foster accountability for privacy at every level, led by our Chief Executive Officer and Chief Privacy Officer for Product with board oversight led by the privacy committee of the board. Cross-functional teams across Meta provide engineering, legal, policy, compliance, and product expertise that enables the design and implementation of our privacy program. Meta’s internal audit team provides independent assurance on the overall operations of our privacy program and the supporting control framework.
Privacy Risk Management. We have created a privacy risk management program to assess privacy risks related to how we are collecting, using, sharing, and storing user data. We leverage this to identify risk themes, enhance our privacy program, and prepare for future compliance initiatives. We continuously seek to improve our privacy program and privacy risk management, based on feedback from our independent, third-party assessor and consultations with external experts.
Privacy Review. The Privacy Review process is a central part of developing new and updated products, services, and practices at Meta. Through this process, we assess how data will be used and protected as a part of new or updated products, services, and practices. More information about our approach is available at about.meta.com/privacy-progress.
Privacy Controls and Transparency. To provide greater transparency and control to people who use our platforms, we have invested in providing external education to improve people’s understanding and awareness of our practices, and developed a number of privacy tools for people to understand what they share and how their information is used on our platforms. We encourage you to view our Privacy Policy at facebook.com/privacy/policy, where we explain how we collect, use, share, retain, and transfer information, with helpful examples and simpler language to make our practices easier to understand; our Privacy Center at facebook.com/privacy/center, a place to learn more about our approach to privacy across our apps and technologies with helpful information about sharing, security, data collection, data use and ads; and the Data and Privacy section of our public Newsroom at about.fb.com/news for the latest information on these efforts.
Cybersecurity. We have built, and constantly work to improve, secure services to help keep people safe on our platform, including offering our users login alerts and two-factor authentication, implementing restrictions on the amount of information other apps can request from our users, providing secure data storage, and providing tools to give users more control over their privacy and an understanding on how their information is used.
We work to continually improve our defenses to help protect our platform from emerging security threats. For example, we invest in building frameworks that help engineers prevent and remove entire classes of bugs when writing code; we build automated analysis tools that can inspect code and detect security errors at scale; we conduct peer reviews for code changes

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to find flaws that our automated technology may miss; and our internal security experts conduct exercises on our systems to help surface points of vulnerability. In addition, since 2011, we have awarded over $16 million to external security researchers who help us find and fix bugs through our Bug Bounty program, which is one of the industry's first such programs. We publish the latest information about our efforts to keep our platform safe on our public Newsroom at about.fb.com/news.

2023 Data Privacy and Cybersecurity Highlights:
•Since 2019, we have invested more than $5.5 billion in a rigorous privacy program that includes teams and technology designed not only to identify and address privacy risks early but to embed privacy into our products from the start.
•We have grown the product, engineering, and operations teams focused primarily on privacy across the company from a few hundred people at the end of 2019 to more than 3,000 people at the end of 2023.
•We released the latest version of our Privacy Progress Update, a detailed look at the work we are doing to protect people’s privacy, invest in more educational tools, and give them control to make their own choices, which is available at about.meta.com/privacy-progress.
•We announced the rollout of default end-to-end encryption on Messenger for personal messages and calls, and we published two technical whitepapers on our cryptographic protocol and secure storage which is available at engineering.fb.com/2023/12/06/security/building-end-to-end-security-for-messenger.
•We published an extensive white paper on Meta's approach to safer private messaging on Messenger and Instagram direct messages, which is available at messengernews.fb.com/wp-content/uploads/2021/12/Metas-approach-to-safer-private-messaging-on-Messenger-and-Instagram-DMs-Sep-23.pdf.
•Like prior years, we encouraged people to take Facebook’s Privacy Check-up, including as part of Data Privacy Day in January, and to visit our Privacy Center, a hub where people can learn more about Meta’s approach to privacy across our apps and technologies. The Privacy Center includes answers to people’s privacy questions, information about how we use data, links for people to make use of some of the various privacy controls that we offer, key account security tips and tools.
•We published detailed findings of aggressive and persistent strains of malware targeting business accounts online, along with tips and threat indicators so that the defender community and people using our services can take steps to stay safe, available at about.fb.com/news/2023/05/how-meta-protects-businesses-from-malware.

Environmental Sustainability
We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations. We believe sustainability is about minimizing the impact of our energy, emissions, and water usage, protecting workers and the environment in our supply chain, and partnering with others around us to develop and share solutions for a more sustainable world. Our data centers and offices are supported by 100% renewable energy and have reached net zero operational greenhouse gas emissions, and we intend to maintain these targets as we grow. We have also committed to achieving net zero value chain emissions and becoming water positive in 2030. We publish our sustainability report, volumetric water benefits report, data index, data methodology, third-party data verification, and other related information on our sustainability efforts at sustainability.fb.com.
Setting the standard for data center sustainability. Meta’s data centers are part of the global infrastructure that brings our current technologies to life and supports immersive experiences in the metaverse. Supported by 100% renewable energy, they are among the most advanced and efficient in the world.
We have a strong track record incorporating design and construction strategies that conserve energy and water, reduce waste, treat our land and communities with respect, responsibly source materials, and provide safe and healthy workspaces for our people. Together, this has led to 100% of our operational data center buildings earning, at minimum, LEED Gold certification. At the end of 2023, we had 42 LEED Gold certified or better data center buildings, totaling over 28 million square feet. We are also a platinum member of the U.S. Green Building Council.
Water positive in 2030. Water is an important, finite resource and every drop matters. Efficient water use in our data centers and offices, being transparent with our water data, and restoring water where we operate are key pillars of our water stewardship program.
We are committed to becoming water positive in 2030, when we will restore more water to the environment than we consume for our global operations. Working with local environmental organizations and utilities, we invest in water restoration projects in

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water-stressed regions that also provide co-benefits such as supporting local water supply or restoring local habitats and wildlife. To achieve this goal, we intend to restore 200% of the water we consume in high water-stressed areas, and 100% of the water we consume in medium water-stressed areas. In addition to water restoration, we are committed to using water efficiently at our facilities.

2023 Environmental Sustainability Highlights:
•We have set a science-based reduction target aligned to the Science Based Targets initiative and have roadmapped a decarbonization strategy to systematically transform the way we do business.
•Our portfolio of more than 11,700 megawatts (MW) of contracted renewable energy makes Meta one of the largest corporate buyers of renewable energy globally, and the corporation with the largest operating portfolio in the U.S. in 2023 with more than 6,700MW online.

EMPOWER OUR PEOPLE AND PARTNERS
Human Capital
At Meta, we are committed to fostering an enriching environment for our global workforce and supporting our people in doing the best work of their careers. We offer health and well-being programs centered around our employees, giving them a choice of flexible benefits to help them reach their personal well-being goals, boost physical and mental health, create financial peace of mind, provide support for families, and help employees build a strong community.
Year of Efficiency. 2023 was our "year of efficiency" which focused on making Meta a stronger technology company and improving our business to give us the stability to deliver our ambitious long-term vision for AI and the metaverse. We have taken a number of steps to become a better technology company and improve our financial performance, and unfortunately this has meant that we had to make the difficult decision to implement employee layoffs and restructurings. We make it a priority to treat outgoing employees with respect and provide a generous severance package. Being a leaner company helps us execute better and faster, and we will carry these values forward as a permanent part of how we operate.
Diversity, Equity, and Inclusion. Our commitment to DEI remains at the center of who we are as a company. We continue to intentionally design equitable and fair practices to drive progress across our people, product, policy, and partnerships pillars. More information on our commitment to grow and keep a workforce that is diverse, inclusive, and equitable, is available in our 2023 Responsible Business Practices Report.

2023 Human Capital Highlights:
•2023 was our "year of efficiency" which focused on making Meta a stronger technology company and improving our business to give us the stability to deliver our ambitious long-term vision, including for AI and the metaverse.
•In 2023, we announced that our analyses confirm that we continue to have pay equity across genders globally and by race in the United States for people in similar jobs, accounting for factors such as location, role, and level.

Supply Chain
Meta is part of a complex value chain that touches lives and communities around the globe. Every day, we work with thousands of companies — large and small — across multiple industries, to support our global business. Our supply chain includes the design and manufacturing of hardware and technology as well as the procurement of goods and services including, for example, materials, content services, packaging, and consulting.
Supply Chain Diversity. Our Global Supplier Diversity program creates opportunities for diverse-owned companies to do business with Meta and the people and communities who connect on our platform. Since launching these efforts in 2016, we have spent more than $10 billion globally with diverse-owned suppliers. As members of the Billion Dollar Roundtable, we have publicly committed to spend at least $1 billion annually with diverse suppliers. In 2023, we exceeded this commitment by spending $2.79 billion with diverse-owned suppliers.
Content Reviewers. We partner with companies that collectively employ more than 15,000 reviewers who help review content posted on our platform to determine whether it meets our Community Standards. Our Code of Conduct sets the expectation

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that suppliers will act lawfully, honestly, ethically, and in the best interests of the company in the execution of their contractual duties. They must comply with all personal, confidential and sensitive data security laws and regulations, as well as with Meta’s internal privacy principles and data protection practices. In selecting partners, we consider a variety of factors, including a potential partner’s focus on the care of its employees. Suppliers are contractually obliged to pay content reviewers at a rate exceeding the industry standard at every site.
Reviewers come from different backgrounds, reflect our diverse community, and have an array of professional experiences. As an essential branch of our content enforcement system, review teams must have language proficiency and cultural competency to do their job well. We have a comprehensive training program for all reviewers before they start, and additional training happens at a regular cadence.
We understand that content review is essential but can be challenging and may involve reviewing objectionable content. This is why we ensure that all reviewers employed by our global network of partners have access to resilience programs, mental health resources, well-being tools, and a supportive environment that includes on-site support with trained practitioners and healthcare benefits from the first day of their engagement with Meta. More information about our commitment to support content moderators is available in our Transparency Center at transparency.fb.com/enforcement/detecting-violations/making-the-right-calls.
Responsible supply chain. Our Responsible Supply Chain (RSC) program strives to empower workers and protect the environment through open and frequent communication with our suppliers; initiatives that support safe, healthy, and fair working conditions; and deep understanding of core sustainability issues. Focusing on social and environmental responsibility within our manufacturing supply chain enables us to protect workers, proactively identify, assess, and mitigate risks to our business, and drive responsible manufacturing practices. Our approach begins with establishing clear expectations with our manufacturing suppliers through our standards and policies. The Responsible Business Alliance (RBA) Code of Conduct, Meta's Anti-Slavery and Human Trafficking Statement, and Meta's Responsible Minerals Sourcing Policy form the basis of our RSC program. We work closely with our suppliers to help them build internal capabilities to meet our requirements and improve their overall sustainability performance.
Addressing forced labor risks. Meta is opposed to all forms of human trafficking, slavery, servitude, forced or compulsory labor, and all other trafficking-related activities as noted in our Anti-Slavery and Human Trafficking Statement. Our statement outlines our commitment, policies, and practices to prevent and address forced labor issues in our business operations and supply chains.
Responsible minerals sourcing. Meta is committed to the responsible sourcing of minerals used in our consumer hardware products and we comply with conflict minerals-related legal obligations where they are applicable. Meta's Responsible Minerals Sourcing Policy guides our responsible minerals sourcing practices and expectations for our suppliers. In 2023, we updated this policy to ensure that our program continues to address evolving expectations for the responsible sourcing of minerals and reinforces our ongoing alignment with the OECD Due Diligence Guidance and related laws.
BUILD RESPONSIBLY
As we look to the future, we build with responsibility in mind.
Responsible Artificial Intelligence (AI)
AI is a core component of a vast range of technologies used today by billions of people around the world. AI sits at the very heart of our work across Meta. It is part of systems that do everything from ranking posts in Feed on Facebook, Instagram, and Threads to tackling violations of our Community Standards.
Whether for personalization or protection, to improve existing services or create entirely novel ones, our future depends on our ability to responsibly leverage the newest AI technology at scale.
Leveraging AI responsibly. While AI has brought huge advancements to people around the world, it also has the potential to cause unintended consequences, and technology companies must proactively work to mitigate these issues.
Meta works to build AI responsibly and believes that everyone should have equitable access to information, services, and opportunities. Our efforts are supported by a cross-disciplinary team whose mission is to help work toward ensuring that AI at Meta benefits people and society. Members of our civil rights team, for example, have been integral to this work through applying subject-matter expertise; conducting technical, policy, and legal assessments; and collaboratively designing technical solutions with members of our generative AI and AI infrastructure teams.

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We are also advancing state-of-the-art generative AI technologies — which can generate text, images, and other media by predicting the next word or pixel — through fundamental and applied research in open collaboration with the community.
We believe that the responsible foundation we are building will ultimately shape current and future technologies, including the metaverse. As we reflect on the progress that has been made, we hope to continue to foster more collaborative and transparent dialogue across disciplines and audiences about the path ahead for these critical issues.
Further information about our approach is available at ai.meta.com/responsible-ai.
Responsible Metaverse. We believe privacy and safety need to be built into the metaverse, and we collaborate with policymakers, experts, and industry partners to anticipate risk and build responsibly. Further information about our approach is available at about.meta.com/metaverse/responsible-innovation.

2023 Building Responsibly Highlights:
•We launched Llama 2, the next generation of our open source large language model, along with a Responsible Use Guide to serve as a resource to support developers with the best practices for responsible development and safety evaluations.
•We introduced Purple Llama, an umbrella project featuring open trust and safety tools and evaluations to help developers build responsibly with AI models, beginning with cybersecurity and input/output safeguards.
•We released AI-powered Ray-Ban Meta smart glasses and Quest 3, the first mass-market mixed reality headset.
•We celebrated the 10-year anniversary of Meta's Fundamental AI Research team, which has been the source of many AI breakthroughs and a beacon for doing research in an open and responsible way.

Community Safety and Support
Our goal is to enable open and authentic communication on our services while safeguarding people's private information and keeping our platform safe for everyone. We publish transparency reports to help provide our community visibility into how we respond to data requests, how we protect intellectual property, which content is widely viewed, and our Community Standards Enforcement Reports. These transparency reports can be found in our Transparency Center at transparency.fb.com/reports.
Our Community Standards. We are committed to both giving people a voice and keeping people safe on our platform. This is why we developed Facebook's Community Standards and Instagram’s Community Guidelines to define what is and is not allowed on Facebook and Instagram. Facebook's Community Standards are available at transparency.fb.com/policies/community-standards and Instagram's Community Guidelines are available at facebook.com/help/instagram. We have also established a Stakeholder Engagement program to gather insights from a diverse range of stakeholders, including civil society organizations, activist groups, academics, and other thought leaders to inform the development of Facebook's Community Standards and Instagram's Community Guidelines and other policies. We publish more information about how we update our policies, measure results, work with other organizations, engage with external stakeholders and enforce our standards at transparency.fb.com/policies/improving.
Community Standards Enforcement and Independent Assessment. We are focused on enforcing our community standards to help ensure the safety and security of our platforms. We regularly issue Community Standards Enforcement Reports that track our progress on enforcing our content policies on Facebook and Instagram. These reports are available at transparency.fb.com/reports/community-standards-enforcement and currently disclose the prevalence of several types of content that violate our policies on Facebook and Instagram, the amount of this content we took action on, how much content we found proactively before people reported it, the amount of content we actioned that people appealed, and the amount of content we restored after removing it. In our report for the fourth quarter of 2023, we shared that the prevalence of violating content on Facebook and Instagram remained relatively consistent with the previous quarter across a wide range of violation areas. Our management also provides our audit & risk oversight committee with updates on community safety and security at least twice a year.
As part of our Community Standards Enforcement Report, we report on our ability to identify and remove content that violates our policies even before users report it to us. Our reports also feature historical data to allow all stakeholders to assess our progress over time. For example, as the below graphs illustrate, from the third quarter of 2020 to the fourth quarter of 2023, the prevalence of hate speech on Facebook decreased from a range of approximately 0.10% to 0.11% to approximately 0.01% to 0.02%. Additionally, from the fourth quarter of 2017 to the fourth quarter of 2023, the percentage of hate speech we actioned on Facebook that we proactively removed before anyone reported it to us increased from approximately 24% to 95%.

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1 Prevalence is calculated as: the estimated number of views that showed violating content on Facebook, divided by the estimated number of total content views on Facebook. If the prevalence of hate speech was 0.04% to 0.02%, that would mean we estimated that of every 10,000 content views, there were 2 to 4 views of content that violated our standards for hate speech.
1 We calculate the proactive rate percentage as: the number of pieces of content acted on that we found and actioned before people using Facebook reported them, divided by the total number of pieces of content we took action on.
Additional information about these and our other reported metrics is available in our Community Standards Enforcement Reports at transparency.facebook.com/community-standards-enforcement.
Our Community Standards Enforcement Report was independently assessed by Ernst & Young LLP in 2022. The assessment found that the calculation of metrics in our 2021 fourth quarter Community Standards Enforcement Report were fairly stated and our internal controls over the process were suitably designed and operating effectively. We publicly disclosed the assessment results as part of our commitment to transparency and accountability, which are available at about.fb.com/news/2022/05/community-standards-enforcement-report-assessment-results/.

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Oversight Board. Meta established the Oversight Board to help us resolve certain of our most difficult content decisions. The Oversight Board is an external body that people can appeal to if they disagree with Meta's content enforcement decisions on Facebook or Instagram. The Oversight Board also makes recommendations, including about how we should handle similar scenarios going forward, ways to further clarify our policies, and opportunities to improve processes for reviewing content. We are committed to implementing the Oversight Board’s content decisions, and their recommendations help shape how we develop and enforce our policies. As of the fourth quarter of 2023, we have implemented all content decisions that the Oversight Board has made, and we are committed to implementing or assessing the feasibility of implementing 77% of their recommendations as well. We regularly publish updates regarding our responses to the Oversight Board's independent decisions, including information about cases that Meta has referred to the Oversight Board and updates on our progress on implementing the Oversight Board's recommendations, which are available at transparency.fb.com/oversight/meta-quarterly-updates-on-the-oversight-board.
Elections Integrity. Meta invests significant effort and resources to help protect elections online — not just during election periods but at all times. While each election is unique, in recent years Meta has developed a comprehensive approach to how elections play out on our platform: one that seeks to give people a voice and aims to help them participate in the civic process, while combating hate speech, voter interference, and foreign influence. More information on our election efforts is available at about.meta.com/elections.
Promoting Age-Appropriate Experiences. We have developed more than 50 tools, features, and resources across our apps to help support teens and their parents, including supervision tools that allow parents to limit the amount of time their teens spend on our apps, and age verification technology designed to help teens have age-appropriate experiences. We also provide expert-backed resources to parents and guardians to make it easier for them to be involved in their teens' social media experiences.
Our teams have developed several features to foster a safe, positive, and supportive environment while helping to protect teens from unwanted contact.
•Teens under the age of 16 (or under the age of 18 in certain countries) are automatically placed in private accounts when they join Instagram. Private accounts require people to request to follow before they can see or comment on content. We also automatically place accounts of teens in these categories into the most restrictive content control setting on Instagram and Facebook, and recently announced an additional step to help protect them from unwanted contact by turning off their ability to receive direct messages from anyone they do not follow or are not connected to on Instagram, including other teens, by default.
•To help protect teens under the age of 18 from unwanted contact on Instagram, we restrict adults from messaging teens that do not follow them, and we limit the type and number of direct messages people can send to someone who does not follow them to one text-only message. In addition, in January 2024, we announced that we are starting to hide more types of content for teens on Instagram and Facebook. While we allow people to share content discussing their own struggles with suicide, self-harm, and eating disorders, our policy is not to recommend this content and we have been focused on ways to make it harder to find. We already aim not to recommend this type of content to teens in places like Reels and Explore, and with these changes, we will work to no longer show it to teens in Feed and Stories, even if it is shared by someone they follow.
•We have developed new technology that allows us to find accounts that have shown potentially suspicious behavior and help prevent those accounts from interacting with young people's accounts. We automatically disable accounts if they exhibit a certain number of the 60+ signals we monitor for potentially suspicious behavior.
Our goal is to develop services that help parents and teens have smart dialogues about teens' experiences online, how they build and maintain relationships, and how they navigate the unique experience of being a teenager today through our platform.
To help parents and teens navigate social media together we launched Family Center, a hub that includes expert resources on how to have smart dialogues with teens about online habits. More information is available at familycenter.meta.com.

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2023 Community Safety and Support Highlights:
•We reported in our latest Community Standards Enforcement Report that, in the fourth quarter of 2023, of every 10,000 views, an estimate of 2 views on average contained content that violated our standards for hate speech, down from an estimate of 10 to 11 of every 10,000 views in the third quarter of 2020.
•Building on our efforts to protect younger people and their privacy on Facebook and Instagram, we are developing new tools and educational resources, as well as working with the National Center for Missing and Exploited Children, to help stop the spread of young people's intimate images online.

UNLOCK POTENTIAL FOR GOOD
Underpinning all of our efforts is our drive to empower people around the world to share ideas, offer support, and make a difference through the use of our apps, services, and tools, creating a positive impact at scale.
Enabling Action. As part of our approach to the U.S. 2024 elections, on Facebook and Instagram, through in-app notifications, we are continuing to connect people with details about voter registration and elections from their state and local elections officials, including during the primaries. State and local elections officials use Voting Alerts to send the latest information about registering and voting to people in their communities. On Instagram, we continue to elevate stickers directing people to official voting information ahead of registration deadlines and Election Day.
Digital Literacy. We are committed to help build safe, healthy, and supportive digital communities. In order to do this, we need to think about the skills and support that people need to build healthy relationships, stay safe, find greater well-being, build resilience, lead with empathy, communicate across diverse cultures, respect other perspectives, think critically about how they contribute to society and work together to make positive progress in communities around the world, online and off. In 2023, we collaborated with experts to develop ‘Get Digital’—a new program that provides research-informed lessons, tips, and resources that will help parents, schools, and young people develop the skills they need to become wise, competent, and responsible digital citizens who creatively, compassionately, and safely use, control, and build technology to improve individual and community prosperity and well-being. More information is available at facebook.com/fbgetdigital and about.meta.com/actions/safety/topics/digital-literacy.
Economic Opportunity. Meta's success depends on delivering results for other businesses. At our scale, that carries significant macroeconomic effects. Meta helps businesses connect with their customers and reach new audiences, thus helping to build and grow the U.S. economy. In 2023, we introduced Meta Verified for creators and businesses on Instagram, Facebook, and WhatsApp in various countries. Meta Verified is built to help businesses more easily stand out on our apps and build confidence with their customers, including letting their customers know they are chatting with the right business. With Meta Verified's verified badge, impersonation protection, account support, and improved discovery, creators and businesses can grow their presence and thrive across our platform. More information is available at facebook.com/business/tools/meta-verified-for-business.
Empowering small business owners. We work to support the small businesses using our services by providing them with access to the tools they need to get set up and grow online. In 2023, we announced a partnership with Open Network for Digital Commerce to enable and educate small businesses building seamless conversational buyer and seller experiences on WhatsApp through an ecosystem of our business and technical solution providers.
NOTE ABOUT OUR WEBSITES AND REPORTS
None of the statements on our websites or reports referenced above, or any other websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.

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Shareholder Engagement
At Meta, we maintain an active dialogue with our shareholders and broader stakeholder community in order to understand investor viewpoints and respond to investor feedback. We recognize that having open conversations throughout the year on key topics such as our company strategy, corporate governance, board oversight, executive compensation, and responsible business practices allows for our board of directors and senior management team to identify emerging trends and be proactive in addressing matters of importance to our shareholders. We also understand the importance of dialogue over multiple years and recognize that many of the issues on which we engage are long-term in nature. It is our intent to build relationships based on trust, accountability, and transparency and continue to improve upon our practices. Feedback from our conversations are shared with our full board of directors and each committee reviews relevant feedback to determine if responsive steps are required.
In addition to the regular dialogue our Investor Relations team has with investors through individual meetings and conferences following quarterly earnings, we maintain an ongoing shareholder engagement program throughout the year:
In 2023, we continued making progress on our engagement efforts and taking a more proactive approach to sharing the work of our team and ensuring that investor perspectives informed our practices.

2023 Shareholder Engagement Overview(1)

Over 50 Shareholders Engaged	Representing Over 40% of Outstanding Shares Engaged

(1)    Reflects reported share ownership as of December 31, 2023 and includes engagement meetings conducted through March 2024.
Our engagements this past year were led by senior management and, in a select number of meetings, independent members of our board of directors participated. Key themes from our discussions included:

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Board & Governance
•Board and committee oversight of key areas, including strategy, risk, data privacy, community standards, content moderation, human rights, responsible AI, and political contributions and lobbying
•Board composition and capabilities to oversee our strategy
•Director independence and evolving governance practices, including checks and balances within our dual class structure

Human Capital Management	•Talent retention, corporate culture, and employee engagement •Executive compensation and stock-based compensation issuance practices

Human Rights, Content Governance, Data Privacy & Responsible AI
•Outcomes from our enterprise-wide human rights assessment of Meta's most salient risks
•Content governance and our efforts to combat misinformation
•Ongoing actions to strengthen child safety on our platforms
•Our commitment to responsible AI and approach to designing and using machine learning systems responsibly

Other Environmental & Social Matters
•Enhancements to our robust reporting practices, including the publication of our inaugural Responsible Business Practices Report and our second annual Human Rights Report
•Our enhanced policies and disclosures regarding political contributions and lobbying
•Sustainability practices, with a focus on climate and water

Over the past year, we have made a number of enhancements to our practices, many of which were directly informed by shareholder engagement discussions that we have held in 2023 and in prior years. These include:

Board & Governance	•Adding two new independent directors to our board, John Arnold and Hock E. Tan, both of whom possess extensive leadership, global business, financial, and other invaluable expertise

Political Engagement
•Enhancing oversight and transparency of our political engagement activity, including:
◦Instituting formal board oversight by our compensation, nominating & governance committee of our policy relating to political contributions, including Meta's PAC contributions and direct corporate contributions to state and local political campaigns and committing to semi-annual updates on our political engagement activity
◦Providing more detailed description of our U.S. lobbying priorities, with new descriptions of our "policy priorities" to provide more transparency into the policy issues we lobbied on in the U.S.
◦Disclosing payments to 527 groups
◦Prohibiting third party organizations from using any payment or fee made by us to make any political contribution or expenditure in support of or against political candidates and parties

Reporting, Human Rights & Platform Safety
•Publishing our inaugural Responsible Business Practices Report and second annual Human Rights report in 2023
•Completing an enterprise-wide human rights assessment of Meta's most salient risks, with input from key stakeholders
•Introducing enhanced protections to give teens more age-appropriate experiences on our apps
◦Hiding more types of content for teens on Instagram and Facebook, in line with expert guidance
◦On Instagram, taking additional steps to help protect teens from unwanted contact by turning off their ability to receive direct messages from anyone they do not follow or are not connected to, by default
◦Encouraging teens to update their privacy settings on Instagram in a single tap with new notifications
•Introducing a new global policy to help people understand when a social issue, election, or political advertisement on Facebook or Instagram has been digitally created or altered, including through the use of AI

We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts or to bring particular matters to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

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Related Party Transactions
Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2023.
John Hegeman, an immediate family member of one of our executive officers, is employed by us as our Vice President, Monetization. In 2023, Mr. Hegeman received total compensation, consisting of base salary, bonus, and other compensation, including the grant date fair value of an RSU award (which award vests over a period of four years), of approximately $23.6 million.
Hock E. Tan is the president and chief executive officer of Broadcom Inc. (Broadcom). We are a party to certain arrangements with Broadcom, whereby we directly and indirectly purchase Broadcom's component products. We are also a party to certain other arrangements with Broadcom whereby Broadcom provides us with services such as design, development and engineering and we pay Broadcom directly for these services. In 2023, the total amount paid to Broadcom under these arrangements was approximately $500.4 million.
We have entered into an arrangement with Mark Zuckerberg to indemnify him for any personal liability that he may face solely as a result of being deemed the ultimate controlling shareholder of Meta Platforms, Inc. in connection with obtaining regulatory approval for certain of our subsidiaries in non-U.S. jurisdictions under the laws of those jurisdictions to conduct business activities in furtherance of our online payments and related businesses. This arrangement is intended to protect Mr. Zuckerberg from personal liability in the event that Meta Platforms, Inc. does not fulfill its legal obligations to such subsidiaries.
Mark Zuckerberg uses private aircraft for travel in connection with his overall security program. Since March 2022, we have chartered a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company for business and personal travel by Mr. Zuckerberg (the Charter Arrangement). On certain occasions, Mr. Zuckerberg may be accompanied by guests when using such aircraft, and certain of our other personnel may also use such aircraft for business travel. For all such use under the Charter Arrangement, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee. In addition, in March 2024, we entered into an aircraft time sharing agreement with Mr. Zuckerberg under which we may lease the aircraft from Mr. Zuckerberg for certain flights in accordance with applicable federal aviation regulations (the Time Sharing Arrangement). For all such use under the Time Sharing Arrangement, and pursuant to our policy described above, we will pay for time sharing costs in accordance with applicable federal aviation regulations. Time sharing costs include, among other items, fuel and oil costs, crew and food and beverage costs, hangar and tie-down costs, landing fees, airport taxes, and similar assessments, and other costs incurred in planning for and operating the applicable flight. We paid approximately $518,000 for business travel on such aircraft in 2023 under the Charter Arrangement, and have not paid any amounts under the Time Sharing Arrangement to date. See the section entitled "Executive Compensation" for information on our payments for personal travel by Mr. Zuckerberg.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
We have adopted a related-party transactions policy to comply with Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit & risk oversight committee. If the related party is, or is associated with, a member of our audit & risk oversight committee, then either such member shall recuse himself or herself from review of the transaction, or the transaction must be reviewed and approved by our compensation, nominating & governance committee. Any request for us to enter into a transaction with a related party must first be presented to our legal department for review. Our legal department then refers any transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect material interest to our audit & risk oversight committee for review, consideration and approval. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted to the legal department for review as soon as reasonably practicable for determination of whether the transaction constituted a related-party transaction. The legal department then refers such transaction to the audit & risk oversight committee, at which time the audit & risk oversight committee considers whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction.

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Report of the Audit & Risk Oversight Committee
This report of the audit & risk oversight committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the audit & risk oversight committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit & risk oversight committee is responsible for appointing and retaining our independent auditor and pre-approving the audit and non-audit services to be provided by the independent auditor. The audit & risk oversight committee's function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles (GAAP). Our independent auditor, Ernst & Young LLP (EY), is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP. The independent auditor is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.
The audit & risk oversight committee has reviewed and discussed our audited financial statements for the year ended December 31, 2023 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2023 (Annual Report).
The audit & risk oversight committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
The audit & risk oversight committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit & risk oversight committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions described above, the audit & risk oversight committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.
THE AUDIT & RISK OVERSIGHT COMMITTEE
Members of the audit & risk oversight committee at the time of the filing of the Annual Report who approved this report:
Tracey T. Travis (Chair)
Peggy Alford
Nancy Killefer
Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The audit & risk oversight committee of the board of directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2024, and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP has been engaged as our independent registered public accounting firm since 2007. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
AUDIT AND RELATED FEES

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The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2023 and 2022 (in thousands):

	2023	2022
Audit fees(1)	$20,271	$18,184
Audit-related fees(2)	1,697	1,285
Tax fees(3)	8,350	9,834
All other fees(4)	3	3
Total fees	$30,321	$29,306
(1)Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements and the audit of our internal control over financial reporting included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.
(2)Audit-related fees consist of System and Organizational Controls reporting and other attest services.
(3)Tax fees in 2023 include $7.5 million for tax compliance projects and $0.8 million for tax advisory projects. Tax fees in 2022 include $6.8 million for tax compliance projects and $3.0 million for tax advisory projects.
(4)All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
The audit & risk oversight committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. The audit & risk oversight committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit & risk oversight committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of Ernst & Young LLP for 2023 and 2022 described above were pre-approved by the audit & risk oversight committee.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.
Proposal Three: Approval of Amendment to Amended and Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Delaware Law
Our board of directors has adopted and declared advisable an amendment to our amended and restated certificate of incorporation to provide for the elimination of monetary liability of certain officers of the company in certain limited circumstances (the Amendment). The Amendment also provides that if the General Corporation Law of the State of Delaware (DGCL) is further amended to eliminate or limit the liability of officers, the liability of such officers will be limited or eliminated to the fullest extent permitted by law, as so amended. In addition, while the Amendment also includes conforming changes to the existing exculpation provision related to directors of the company set forth in Article VII of our amended and restated certificate of incorporation, the current exculpation protections available to the directors remain unchanged as a result of the Amendment. The proposed certificate of amendment of the amended and restated certificate of incorporation, which reflects the Amendment (Certificate of Amendment), is attached hereto as Appendix A.
Pursuant to and consistent with Section 102(b)(7) of the DGCL, our existing amended and restated certificate of incorporation already eliminates the monetary liability of directors to the fullest extent permitted by Delaware law, but does not provide for exculpation of officers. Effective August 1, 2022, Section 102(b)(7) of the DGCL (Section 102(b)(7)) was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain officers. Consistent with Section 102(b)(7), the Amendment would only permit exculpation of certain officers for breaches of the fiduciary duty of care for direct claims brought by shareholders. This means that our board and shareholders may still bring claims on behalf of the company for a breach of the fiduciary duty of care against officers. Like the provision limiting the liability of directors, the Amendment does not permit the elimination of liability of officers for any breach of the duty of loyalty to the company or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Amendment also does not permit the

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limitation of liability of officers in any derivative action. The officers who would be covered by the Amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the company's president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the company's public filings with the Securities and Exchange Commission as a named executive officer; or (iii) has, by written agreement with the company, consented to being identified as an officer for purposes of service of process in Delaware. The description of the Amendment is qualified in its entirety by and should be read in conjunction with the full text of the Certificate of Amendment, which is attached hereto as Appendix A.
Our board believes that the Amendment would mitigate the risk of personal financial ruin as a result of an unintentional misstep and also does not negatively impact shareholder rights. Therefore, this exculpation will help attract and retain talented officers.
In addition, the board believes the Amendment better aligns the protections available to the company's officers with those currently available to the company's directors, and this protection strikes an appropriate balance between our shareholders' interest in accountability and their interest in the company being able to continue to attract and retain top executive talent.
The board has determined that it is in the best interests of the company and our shareholders to adopt the Amendment. Our officers will receive the liability exculpation protections afforded by the Amendment effective upon the company's filing of the Certificate of Amendment setting forth the Amendment with the Delaware Secretary of State, which is anticipated to occur promptly following the date of the Annual Meeting if this Proposal Three is adopted by our shareholders. The board retains the discretion to abandon, and not implement, the Amendment at any time before it becomes effective, even if it is approved by our shareholders.
The board of directors recommends a vote FOR the amendment to the amended and restated certificate of incorporation to limit liability of officers as permitted by Delaware law.
Proposal Four: Approval of Amendment to 2012 Equity Incentive Plan
Overview of Action
Our board of directors is asking our shareholders to approve an amendment (the Plan Amendment) to the Meta Platforms, Inc. 2012 Equity Incentive Plan (the 2012 Plan) to allow for the award of share-settled dividend equivalents and dividend equivalent units on awards of restricted stock and restricted stock units granted under the 2012 Plan. The board approved the Plan Amendment on February 8, 2024, subject to approval by our shareholders. If the Plan Amendment is approved by shareholders, the Plan Amendment will be effective as of such date.
Meta seeks to offer competitive compensation to attract and retain the best people. Meta employees' total compensation package generally includes market-competitive salary, bonuses or sales incentives, and equity offered in the form of Restricted Stock Units (RSUs) at the time of hire and through annual RSU grants. Our broad-based use of equity has been a key facet of our people practices and enables our employees to be owners of the company and committed to our long-term success. Currently, nearly all full-time employees are awarded Meta equity.
On February 1, 2024, we declared a cash dividend of $0.50 per share of our outstanding common stock and announced our intention to pay a cash dividend on a quarterly basis going forward, subject to market conditions and approval by the board. We believe the Plan Amendment is a key element of the board and management team’s strategy to align our employees’ interests with those of shareholders and motivate employees to help drive long-term growth and shareholder value. We also believe that this authorization will allow us to structure equity awards in a manner reflective of the fact that we intend to continue to pay dividends going forward, subject to board approval, and give us the flexibility to award share-settled dividend equivalents and dividend equivalent units. As permitted by the terms of the 2012 Plan as currently in effect, beginning in March 2024, we have granted, and intend to continue to grant, awards of restricted stock units that are eligible to receive cash-settled dividend equivalents, subject to board approval of dividends.
Background of the 2012 Plan
The 2012 Plan was adopted by the board in January 2012, approved by our shareholders in April 2012, and became effective in May 2012 in connection with our initial public offering. The 2012 Plan was amended and restated on June 20, 2016 and further amended on February 13, 2018 and March 1, 2023. The 2012 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors, and advisors in the form of RSUs, stock options, restricted stock awards (RSAs), stock bonuses, stock appreciation rights (SARs) and performance shares (each, an award).

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Summary of the 2012 Plan
The principal terms of the 2012 Plan, as amended by the Plan Amendment, are summarized below. This summary is not a complete description of the 2012 Plan, and it is qualified in its entirety by reference to the complete text of the 2012 Plan document. The 2012 Plan and the Plan Amendment are attached as Appendix B-1 and Appendix B-2 to this proxy statement, respectively.
Shares Available for Issuance
We adopted the 2012 Plan, which became effective in May 2012, as the successor to our 2005 Stock Plan. We initially reserved 25,000,000 Shares to be issued under the 2012 Plan (plus certain other Shares related to awards which are forfeited, repurchased or used to satisfy the exercise price or tax withholding on an award). The number of Shares reserved for grant and issuance under the 2012 Plan increases automatically on January 1 of each of the calendar years during the term of the 2012 Plan, which will continue through and including April 2026, by a number of Shares equal to the lesser of (i) 2.5% of the sum of the total outstanding Class A common stock as of the immediately preceding December 31st or (ii) a number of Shares determined by the board (the Evergreen Feature). On January 1, 2020, 2021, 2022, and 2023, 60,188,143, 16,000,000, 20,000,000, and 56,242,953 Shares, respectively, were added to the shares reserved under the 2012 Plan pursuant to the Evergreen Feature. The board and the holders of a majority of the voting power of the outstanding shares of capital stock of the company further approved an amendment to increase the number of Shares available under the 2012 Plan by 425,000,000, separate and apart from the Evergreen Feature, effective as of March 1, 2023. Our board of directors elected not to increase the shares reserved under the 2012 Plan pursuant to the Evergreen Feature in 2024.
In addition, the following Shares are available for grant and issuance under the 2012 Plan: (i) Shares that are subject to issuance upon exercise of a stock option or SAR granted under the 2012 Plan but which cease to be subject to the stock option or SAR for any reason other than exercise of the stock option or SAR; (ii) Shares that are subject to awards granted under the 2012 Plan that are forfeited or are repurchased by us at the original issue price; (iii) Shares that are subject to awards granted under the 2012 Plan that otherwise terminate without such Shares being issued; and (iv) Shares that are surrendered pursuant to an exchange program. To the extent an award is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the 2012 Plan. Shares used or withheld to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2012 Plan. The number of Shares available for issuance is not reduced with respect to awards granted or shares issued by us in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by us or one of our affiliates or with which we or one of our affiliates combines.
The 2012 Plan authorizes the award of RSUs, stock options, RSAs, stock bonuses, SARs, and performance shares (each as more fully described below). No person will be eligible to receive more than 2,500,000 Shares in any calendar year under the 2012 Plan other than a new employee of ours, who will be eligible to receive no more than 5,000,000 Shares under the 2012 Plan in the calendar year in which the employee commences employment. Any awards in Shares or cash that are made outside of the 2012 Plan and permitted by applicable listing requirements are not subject to these limitations. As noted above, this proposal seeks to enable us to grant recipients of awards of RSUs or RSAs the right to share-settled dividend equivalents or dividend equivalent units.
Administration
The 2012 Plan is administered by our compensation, nominating & governance committee (the Administrator) or by the board acting in place of our compensation, nominating & governance committee. The Administrator has the authority to construe and interpret the 2012 Plan, select participants and grant awards, and make all other determinations necessary or advisable for the administration of the 2012 Plan. The Administrator may delegate its authority under the 2012 Plan to a subcommittee consisting of one or more executive officers, subject to applicable law. The Administrator has delegated authority to grant certain awards under the 2012 Plan to the equity subcommittee of the compensation, nominating & governance committee.
Eligibility
The 2012 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, directors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. As of December 31, 2023, 67,317 employees (including each of our executive officers) and nine non-employee directors were eligible to participate in the 2012 Plan. The basis for participation in the 2012 Plan is the Administrator’s decision, in its sole discretion, that an award to an eligible participant will further the 2012 Plan’s purposes of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success and the success of our affiliates, by offering them an opportunity to participate in our

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future performance through the grant of awards. In exercising its discretion, the Administrator will consider the recommendations of management and the purposes of the 2012 Plan.
Forms of Awards
The following is a description of the types of awards permitted to be issued under the 2012 Plan. As of April 1, 2024, only RSU awards are outstanding under the 2012 Plan.
Restricted Stock Units. An RSU is an award that covers a number of Shares that may be settled upon vesting in cash, by the issuance of the underlying Shares or a combination of both. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Stock Options. The 2012 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code (the Code) only to our employees. All awards other than incentive stock options, including awards of non-qualified stock options, may be granted to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of each stock option must be at least equal to the fair market value of our Class A common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value. The maximum term of options granted under the 2012 Plan is ten years or, in the case of an incentive stock option granted to 10% shareholders, five years.
Restricted Stock Award. An RSA is an offer by us to sell Shares subject to restrictions. The price, if any, of an RSA will be determined by the Administrator. These awards are subject to forfeiture or repurchase prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or Shares, to the holder based upon the difference between the fair market value of our Class A common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of Shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Performance Awards. A performance award is an award that covers an amount of cash or a number of Shares that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve the performance conditions.
Stock Bonus Awards. A stock bonus award is an award that covers a number of Shares that may be granted as additional compensation for prior services or performance, in cash or by issuance of the underlying Shares. Vesting conditions may or may not be applied to these awards.
Additional Provisions
Awards granted under the 2012 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by the Administrator. Unless otherwise restricted by the Administrator, awards that are non-statutory stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative, or a family member of the optionee who has acquired the option by a permitted transfer. Awards that are incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Stock options granted under the 2012 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, except in the case of death or permanent disability, in which case the options may be exercised for up to twelve months or six months, respectively, following termination of the optionee’s service to us. Unless otherwise set forth in a participant’s award agreement, vesting of RSUs, RSAs, SARs, performance awards, and stock bonus awards ceases on such participant’s termination of service.
Change of Control or Other Corporate Transactions
If we experience a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted will accelerate (unless otherwise determined by the board) and will be exercisable for a period of time determined by the Administrator. The vesting of Shares underlying outstanding awards to our non-employee directors will accelerate in full prior to the consummation of such transaction.

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In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of Shares reserved under the 2012 Plan, the maximum number of Shares that can be granted in a calendar year, and the number of Shares and exercise price, if applicable, of all outstanding awards under the 2012 Plan.
Repricing
Without prior shareholder approval the Administrator may (i) reprice stock options or SARs (to the extent that such repricing is a reduction in the exercise price of outstanding stock options or SARs, the consent of the affected participants is not required provided written notice is provided), and (ii) with the consent of the respective participants (unless not required pursuant to the 2012 Plan), pay cash or issue new awards in exchange for the surrender and cancellation of any, or all, outstanding awards.
Amendment and Termination
The 2012 Plan will terminate in April 2026 (ten years following the date the board approved the amendment and restatement of the 2012 Plan), unless it is terminated earlier by the board. The board may amend or terminate the 2012 Plan at any time, which may be without shareholder approval, unless required by applicable law or listing standards. Participants' awards will be governed by the version of the 2012 Plan in effect at the time such award was granted.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2012 Plan based on federal income tax laws in effect on the date of this proxy statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or gift, estate, excise, payroll, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.
Incentive Stock Options (ISOs). An optionee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the company as compensation, provided that the company reports the income to the optionee. Any additional gain recognized in the disposition is treated as a capital gain for which the company is not entitled to a deduction. However, if the optionee exercises an ISO and satisfies the holding period requirements, the company may not deduct any amount in connection with the ISO. If a sale or disposition of shares acquired with the ISO occurs after the holding period, the employee will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
Non-Qualified Stock Options (NQSOs). An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the company as compensation, provided that, in the case of an employee option, the company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the company is not entitled to a deduction.
SARs. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SAR in shares, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the company upon the grant or termination of SARs. However, upon the settlement of a SAR, the company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.
Restricted Stock Awards. The recipient of a RSA will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, they are nontransferable and subject to a

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substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any, paid for such shares), determined without regard to the restrictions. If a Section 83(b) election is made, the capital gain/loss holding period for such shares commences on the date of the award. Any further change in the value of the shares will be taxed as a capital gain or loss only if and when the shares are disposed of by the recipient. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and the capital gain/ loss holding period for such shares will also commence on such date.
Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU generally will be subject to tax at ordinary income rates on the market price of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid, if any, by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.
New Plan Benefits
Other than with respect to certain awards to be made to our non-employee directors under our Director Compensation Policy as described in the section entitled “Director Compensation,” the awards under the 2012 Plan are within the discretion of the Administrator. Furthermore, those certain awards to be made to our non-employee directors are determined based on the market price as described in the section entitled “Director Compensation.” As a result, the benefits that will be awarded under the 2012 Plan, including to our non-employee directors, are not determinable at this time.
Existing Plan Benefits to Named Executive Officers and Others
The following table summarizes the grants made to our named executive officers (as identified under the section entitled “Executive Compensation”), all current executive officers as a group, all current non-executive directors as a group and all current non-executive employees as a group, from the inception of the 2012 Plan through April 1, 2024. The closing price per share of our Class A common stock on April 1, 2024 was $491.35.

Name and Position(1)	RSU Shares Granted Since Adoption of the 2012 Plan
Mark Zuckerberg, Chief Executive Officer	0
Susan Li, Chief Financial Officer	473,446
Christopher K. Cox, Chief Product Officer	1,708,936
Javier Olivan, Chief Operating Officer	1,703,956
Andrew Bosworth, Chief Technology Officer	1,383,444
All current executive officers (7 persons)	6,045,941
All current non-executive directors (10 persons)	1,873,417
Spouse of current executive officer	718,623
All employees, including all officers who are not executive officers, as a group (122,231 persons)(2)	671,241,315

(1)    There are currently no nominees for election as a director who are not currently a director. No person has received 5% or more of the total awards granted under the 2012 Plan since its inception.
(2)    Represents total RSUs granted since the adoption of the 2012 Plan to all employees (current and former) who received awards under the 2012 Plan, other than current executive officers. As of April 1, 2024, there were 169,890,206 total RSUs outstanding under the 2012 Plan.
Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2023.

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Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	149,062,130	N/A	494,074,258
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)    The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2023.
(2)    Consists of our 2012 Plan. RSUs granted under our 2012 Plan settle into shares of our Class A common stock.
The board of directors recommends a vote FOR the amendment to the 2012 Plan to allow for the award of share-settled dividend equivalents and dividend equivalent units.

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Director Compensation
NON-EMPLOYEE DIRECTOR COMPENSATION ARRANGEMENTS
Our board of directors and shareholders have adopted a Director Compensation Policy that sets out the annual compensation for our non-employee directors and is designed to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. Our Director Compensation Policy provides for cash retainers, excess meeting fees, initial equity grants upon joining our board of directors, and annual equity grants. We believe our Director Compensation Policy allows us to appropriately compensate directors for:
•the heavy workload resulting from an increase in the number of board and committee meetings over the past several years, the significant responsibilities of the various committees of our board of directors, and the small size of our board of directors relative to our peers;
•the external scrutiny faced by our non-employee directors, which is expected to be ongoing; and
•service in demanding board leadership roles, such as our Lead Independent Director and committee chairs.
On an annual basis, our compensation, nominating & governance committee reviews and makes recommendations to our board of directors regarding our non-employee director compensation arrangements, and our board of directors reviews and approves non-employee director compensation. As part of this review, our compensation, nominating & governance committee considers our directors' responsibilities and time commitment, as well as information regarding director compensation paid at peer companies, including an evaluation by its independent compensation consultant, Compensia, Inc.
CASH COMPENSATION
The following table presents the annual cash retainers payable to non-employee members of our board of directors in 2023 under our Director Compensation Policy:

Annual Cash Retainers
Annual retainer for service as a member of our board of directors	$50,000
Additional annual retainer for service as Lead Independent Director	$150,000
Additional annual retainers for service on committees of our board of directors
Chair of our audit & risk oversight committee	$50,000
Non-chair member of our audit & risk oversight committee	$20,000
Chair of our compensation, nominating & governance committee	$25,000
Non-chair member of our compensation, nominating & governance committee	$10,000
Chair of our privacy committee	$50,000
Non-chair member of our privacy committee	$20,000
Each of these cash retainers is paid on a quarterly basis in advance of service for each quarter. Annual cash retainers for new non-employee directors who join our board of directors between our annual meetings of shareholders are prorated during a director's first year of service.
In addition, each non-employee member of our board of directors (other than Mr. Andreessen) who attends more than four meetings of our board of directors or more than four meetings of any individual committee in a calendar year (in each case beginning in 2020) receives an excess meeting fee of $4,000 for attendance at each meeting of our board of directors and applicable committee after the fourth meeting within such calendar year. Excess meeting fees are paid promptly following the end of such calendar year.
Mr. Andreessen irrevocably waived the increases in cash and equity compensation beginning in 2020, and therefore is granted cash compensation on the same terms as his cash compensation during 2019.
EQUITY COMPENSATION
Annual Equity Grants

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Members of our board of directors as of the date of our annual meeting of shareholders are also eligible to receive an annual grant of RSUs with an initial equity value of $375,000 (including directors who join the board of directors on the date of such annual meeting, but excluding Mr. Andreessen). Mr. Andreessen, who irrevocably waived the increases in cash and equity compensation beginning in 2020, is eligible to receive an annual grant of RSUs with an initial equity value of $300,000. These awards are approved each year automatically on the later of June 1 or the date of our annual meeting of shareholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2023, following our annual meeting of shareholders, we made an annual grant of 1,541 RSUs to each non-employee director (other than Mr. Andreessen), which was based on an initial equity value of $375,000. In addition, we made an annual grant of 1,233 RSUs to Mr. Andreessen based on an initial equity value of $300,000.
Initial Equity Grants
New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to the value of our annual grant of RSUs to our non-employee directors ($375,000), prorated for service from the date of their appointment through the next occurring May 15. These awards will vest fully on the earlier of (i) the next occurring May 15 or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date. In addition, each new non-employee director who joins our board of directors is eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to $1 million. These awards will vest over approximately a four-year period in 16 equal quarterly installments.
ANNUAL LIMIT ON DIRECTOR COMPENSATION
Our Director Compensation Policy limits aggregate compensation (including both cash and equity-based compensation) payable to each non-employee director to $1,000,000 per year, except during such non-employee director's first year of service on our board of directors, in which case, such limit is $2,000,000 to account for the receipt of the initial equity grants to new non-employee directors (Director Compensation Limit).
DIRECTOR SECURITY
In light of the high level of scrutiny and elevated threat level faced by our company and our directors, from time to time, we may provide personal security services to our non-employee directors and related tax gross-ups. As such services are non-compensatory in nature, they are not taken into consideration for any reason pursuant to our Director Compensation Policy, including when determining whether a non-employee director's compensation exceeds the Director Compensation Limit in any fiscal year.
Because of the high visibility of our company, our compensation, nominating & governance committee previously authorized an "overall security program" for Ms. Sandberg to address safety concerns due to specific threats to her safety arising directly as a result of her position as a director and our former COO. We required these security measures for the company's benefit because of the importance of Ms. Sandberg to Meta, and we believe that the scope and costs of this security program were appropriate and necessary. In September 2022, in light of continuing threats to her safety identified by the company's security professional assessments, and as also recommended by the compensation, nominating & governance committee, our board of directors approved the provision of personal security services to Ms. Sandberg under our Director Compensation Policy for a period following her transition out of an employee role on September 30, 2022 up to June 30, 2023. As part of the overall security program, we paid for certain costs related to personal security for Ms. Sandberg at her residences and during personal travel, including the costs of security personnel for her protection. The costs related to personal security for Ms. Sandberg are reported as other compensation to Ms. Sandberg in the "All Other Compensation" column of the "—2023 Director Compensation" table below.
DIRECTOR DEFERRED COMPENSATION PLAN
In December 2022, our board of directors adopted the Meta Platforms, Inc. Deferred Compensation Plan for Non-Employee Directors (Deferred Compensation Plan), pursuant to which our non-employee directors may elect to defer all or a portion of their cash fees (including annual retainers and meeting fees) and/or grants of RSUs. The deferred cash fees will be deferred into one or more investment funds offered under the Deferred Compensation Plan and the RSUs will be treated as deferred RSUs that continue to be settled in our Class A common stock. Amounts deferred under the Deferred Compensation Plan shall be paid or settled, at the election of the director, following either (i) the non-employee director’s separation from service or (ii) a

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specified date, and in either (i) a lump sum or (ii) up to 10 equal annual installments. The first deferral elections were applicable for the 2023 cash fees and RSUs granted in 2023, and Ambassador Kimmitt has elected to defer cash fees and RSUs pursuant to the Deferred Compensation Plan.
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Our directors are also subject to stock ownership guidelines and certain prohibitions on transactions in our securities. For more information, see "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines and Transactions in Our Securities."
2023 DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2023. Mr. Zuckerberg did not receive compensation for his service as an employee director in 2023. Total compensation for Mr. Zuckerberg for his service during 2023 is presented in "Executive Compensation—2023 Summary Compensation Table" below.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Peggy Alford(3)	163,000	434,300	1,757,407(4)	2,354,707
Marc L. Andreessen(5)	50,000	347,496	—	397,496
Andrew W. Houston(6)	84,000	434,300	—	518,300
Nancy Killefer(7)	168,000	434,300	—	602,300
Robert M. Kimmitt(8)	240,000	434,300	—	674,300
Sheryl Sandberg(9)	66,000	434,300	3,751,448(10)	4,251,748
Tracey T. Travis(11)	140,000	434,300	—	574,300
Tony Xu(12)	84,000	434,300	—	518,300
(1)Amounts include applicable annual cash retainers and excess meeting fees under our Director Compensation Policy, as more fully described above.
(2)Amounts reflect the aggregate grant date fair value of the RSUs granted in 2023, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director.
(3)As of December 31, 2023, Ms. Alford held 1,541 RSUs, which will vest on May 15, 2024 so long as Ms. Alford is a member of our board of directors on such date.
(4)The amounts reported include approximately $806,650 for costs related to personal security services and $950,757 for an associated tax gross-up for taxable personal security services in 2023.
(5)As of December 31, 2023, Mr. Andreessen held 1,233 RSUs, which will vest on May 15, 2024 so long as Mr. Andreessen is a member of our board of directors on such date.
(6)As of December 31, 2023, Mr. Houston held (i) 1,541 RSUs, which will vest on May 15, 2024 so long as Mr. Houston is a member of our board of directors on such date; and (ii) 289 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Houston is a member of our board of directors through the applicable vesting date.
(7)As of December 31, 2023, Ms. Killefer held (i) 1,541 RSUs, which will vest on May 15, 2024 so long as Ms. Killefer is a member of our board of directors on such date; and (ii) 603 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Killefer is a member of our board of directors through the applicable vesting date.
(8)As of December 31, 2023, Ambassador Kimmitt held (i) 1,541 RSUs, which will vest on May 15, 2024 so long as Ambassador Kimmitt is a member of our board of directors on such date, and the settlement of which will be deferred pursuant to the Deferred Compensation Plan; and (ii) 603 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ambassador Kimmitt is a member of our board of directors through the applicable vesting date.
(9)As of December 31, 2023, Ms. Sandberg held 1,541 RSUs, which will vest on May 15, 2024 so long as Ms. Sandberg is a member of our board of directors on such date.
(10)The amount reported represents costs related to personal security for Ms. Sandberg at her residences and during personal travel pursuant to Ms. Sandberg's overall security program. For more information regarding Ms. Sandberg's overall security program, see the section entitled "—Director Security" above.

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(11)As of December 31, 2023, Ms. Travis held (i) 1,541 RSUs, which will vest on May 15, 2024 so long as Ms. Travis is a member of our board of directors on such date; and (ii) 603 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Travis is a member of our board of directors through the applicable vesting date.
(12)As of December 31, 2023, Mr. Xu held (i) 1,541 RSUs, which will vest on May 15, 2024 so long as Mr. Xu is a member of our board of directors on such date; and (ii) 1,701 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Xu is a member of our board of directors through the applicable vesting date.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2023 with respect to the compensation of each of our named executive officers. Our named executive officers for 2023, who appear in the section entitled "—2023 Summary Compensation Table" below, are:

Named Executive Officer	Title
Mark Zuckerberg	Founder, Chairman, and Chief Executive Officer (CEO)
Susan Li	Chief Financial Officer (CFO)
Christopher K. Cox	Chief Product Officer (CPO)
Javier Olivan	Chief Operating Officer (COO)
Andrew Bosworth	Chief Technology Officer (CTO)
Executive Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to give people the power to build community and bring the world closer together. All of our products, including our apps, share the vision of helping to bring the metaverse to life. And across our work, we are innovating in artificial intelligence technologies to build new experiences that help make each of our platforms more social, useful, and immersive as well as creating new content and features for Meta smart glasses and mixed reality technology. For us to be successful, we must hire and retain a talented team of engineering, product, sales, and business professionals who can help achieve this mission through the successful pursuit of our company priorities. In addition, we expect our executive team to possess and demonstrate strong leadership and management capabilities. For more information regarding our 2023 company priorities, see the section entitled "—Elements of Executive Compensation" below.
Objectives. Our compensation program for our named executive officers is built to support the following objectives:
•attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;
•encourage our executives to focus on our company priorities;
•ensure each of our executives receives a total compensation package that encourages his or her long-term retention;
•reward high levels of impact with commensurate levels of compensation; and
•align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives.
Design. Our executive compensation program continues to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that is generally below market relative to executive cash compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders.

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We typically grant our executive officers an annual equity award with service-based vesting conditions as discussed further in the section entitled "—Elements of Executive Compensation—Equity Compensation" below. When combined with the executives' prior equity awards, we believe that these additional awards represent a strong long-term retention tool and provide the executive officers with effective long-term equity incentives.
Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on at least an annual basis. For the foreseeable future, we anticipate continuing to deliver the substantial majority of compensation in RSUs that vest over a minimum of four years.
Compensation Governance
The compensation, nominating & governance committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests. The following principles and practices were guiding factors during 2023:
•the compensation, nominating & governance committee is comprised solely of independent directors;
•the compensation, nominating & governance committee engages an independent compensation consultant, Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the committee on compensation-related matters;
•the compensation, nominating & governance committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;
•the compensation, nominating & governance committee retains judgment on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts, as appropriate; and
•our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation program with long-term shareholder interests, including the following:
◦our executives are subject to stock ownership guidelines that require them to maintain significant ownership of our common stock;
◦our executives are subject to company-wide policies that prohibit trading in futures and derivative securities and engaging in hedging activities relating to our securities, holding our securities in margin accounts, pledging our securities as collateral for loans (unless otherwise approved by our compensation, nominating & governance committee), and engaging in short sales of our securities; and
◦our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees, with limited additional healthcare benefits for executives who are primarily located outside of the United States.
Compensation-Setting Process
Role of Our Compensation, Nominating & Governance Committee. The compensation, nominating & governance committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our annual bonus plan (Bonus Plan), the size and structure of equity awards, and executive perquisites. The compensation, nominating & governance committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the compensation, nominating & governance committee, see the section entitled "Corporate Governance—Board Committees."
Role of Management. In setting compensation for 2023, our CEO and our Head of People provided their views to the compensation, nominating & governance committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the compensation, nominating & governance committee. Our CEO made recommendations to the compensation, nominating & governance committee regarding compensation for our executive officers, other than for himself, because of his daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package or was present during such determinations, except for our CEO who has requested that his base salary be fixed at $1 per year and does not receive any bonus payments, equity awards, or other incentive compensation.

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Our management team and the compensation, nominating & governance committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers, as further described in the section entitled "—Compensation Risk Assessment" below.
Role of Compensation Consultant. The compensation, nominating & governance committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2023, the compensation, nominating & governance committee engaged the services of Compensia to advise the committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of other companies. Compensia is engaged directly by the compensation, nominating & governance committee. Compensia does not provide any services to us other than the services provided to the compensation, nominating & governance committee. The compensation, nominating & governance committee has reviewed, and will continue to review going forward, the independence of Compensia under applicable SEC and Nasdaq rules and believes that Compensia does not have any conflicts of interest in advising the committee.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). In making compensation decisions, the compensation, nominating & governance committee also considers the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation packages of our executive officers, the unvested balances of equity awards held by each executive officer, as well as the compensation, nominating & governance committee's assessment of each executive officer's performance and impact on the organization. In determining 2023 compensation, the compensation, nominating & governance committee did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Compensia. Management and Compensia provided the compensation, nominating & governance committee with both cash and equity compensation data for our Peer Group, which was selected from companies that meet some or all of the criteria listed below:
•technology or media company;
•key talent competitor;
•minimum revenue of $10 billion; and/or
•minimum market capitalization of $50 billion.
In the second quarter of 2022, using this criteria as a baseline, the compensation, nominating & governance committee approved the following companies for inclusion in our Peer Group for 2023:

2023 Peer Group
Alphabet (GOOG, GOOGL)	Netflix (NFLX)
Amazon.com (AMZN)	PayPal Holdings (PYPL)
Apple (AAPL)	salesforce.com (CRM)
AT&T (T)	The Walt Disney Company (DIS)
Cisco Systems (CSCO)	Uber Technologies (UBER)
Comcast (CMCSA)	Verizon Communications (VZ)
Microsoft (MSFT)
In December 2022, the compensation, nominating & governance committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation, nominating & governance committee with an analysis of total cash compensation data (base salaries and cash bonus awards at target) and total direct compensation data (total cash compensation and equity compensation) at various percentiles. While the compensation, nominating & governance committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any pre-set "target" percentile of the competitive market. Rather, the compensation, nominating & governance committee sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team.

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In light of the scale of our business, the compensation, nominating & governance committee gives greater weight to the compensation levels of companies in our Peer Group that have higher revenue and market capitalization compared to other companies in the Peer Group when making decisions about the compensation of our executive officers. The compensation, nominating & governance committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers. Overall, Compensia's analysis of our Peer Group indicated that the target total cash compensation for our named executive officers, other than our CEO, was below the 20th percentile of the companies in our Peer Group. When equity compensation was factored in, based on the "initial equity value" described below and without taking into account the effect of the deferred vesting start dates that are applicable to certain of the equity compensation awards of our named executive officers, the target total direct compensation for our named executive officers, other than our CEO, was between the 55th and 65th percentiles relative to the companies in our Peer Group.
In the second quarter of 2023, the compensation, nominating & governance committee reviewed the selection criteria and the companies in our Peer Group. Following that review, the compensation, nominating & governance committee decided not to make any changes to the Peer Group. The compensation, nominating & governance committee believes our Peer Group reflects the current competitive and talent environment. Accordingly, we plan to use the following list of companies in our Peer Group for the 2024 executive compensation process (which is the same group of companies as used for the 2023 executive compensation process):

2024 Peer Group
Alphabet (GOOG, GOOGL)	Netflix (NFLX)
Amazon.com (AMZN)	PayPal Holdings (PYPL)
Apple (AAPL)	salesforce.com (CRM)
AT&T (T)	The Walt Disney Company (DIS)
Cisco Systems (CSCO)	Uber Technologies (UBER)
Comcast (CMCSA)	Verizon Communications (VZ)
Microsoft (MSFT)
The compensation, nominating & governance committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.
Elements of Executive Compensation
Our executive officer compensation packages generally include:
•base salary;
•performance-based cash incentives; and
•equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation, nominating & governance committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation, nominating & governance committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a narrow range that was established when we were a smaller company with cash constraints, and based on our desire to maintain internal pay equity among our executive officers, as well as relative to other key employees. As we have grown, we have increased base salaries for our executive officers (other than our CEO), although we still deliver the substantial majority of compensation to our executive officers in the form of equity awards.
In the first quarter of 2023, the compensation, nominating & governance committee decided to increase the base salaries of our named executive officers, other than our CEO, in order to bring their salaries closer to those paid to executives holding similar positions at the companies in our Peer Group, as shown in the table below. Following these 2023 salary increases, these named executive officer salaries fell between the 25th and 75th percentiles of the salaries provided to executives holding

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similar positions at the companies in our Peer Group. Previously, Mr. Zuckerberg had requested to receive a base salary of $1 per year and the compensation, nominating & governance committee continued to honor this request in 2023.

Named Executive Officer	2022 Base Salary ($)(1)	2023 Base Salary Increase ($)	2023 Base Salary ($)(1)
Mark Zuckerberg	1	—	1
Susan Li(2)	750,000	150,000	900,000
Christopher K. Cox	900,000	45,000	945,000
Javier Olivan(3)	1,024,214	50,175	1,074,389
Andrew Bosworth	900,000	45,000	945,000
(1)Reflects base salary, which may differ from actual earnings as reflected in the section entitled "—2023 Summary Compensation Table" below due to the effective date of salary increases and USD-Euro exchange rates.
(2)Ms. Li was appointed as our Chief Financial Officer in November 2022.
(3)Amounts for Mr. Olivan calculated based on a USD-Euro exchange rate of 1.09075, which was the December 2023 exchange rate used by Meta for financial reporting purposes.
Cash Bonuses. Our Bonus Plan for 2023 provides variable cash incentives, payable annually, that are designed to motivate our executive officers to focus on company priorities and to reward them for company results and achievements. In 2023, the individual target bonus percentage for each named executive officer was unchanged from 2022 at 75% of each such executive's base salary. After the 2023 base salary increases noted above, target total cash compensation (base salary plus target bonus) for our named executive officers (other than our CEO) was between the bottom and 25th percentiles of the target total cash compensation of executives holding similar positions at the companies in our Peer Group. All of our named executive officers, except our CEO, participated in the Bonus Plan in 2023.
For the annual performance period in 2023, the compensation, nominating & governance committee approved a set of company priorities in order to focus our executive officers on key areas of performance. The 2023 company priorities reflect operational and non-operational objectives established by our compensation, nominating & governance committee, in consultation with our CEO and CFO. The company priorities did not have specific target levels associated with them for purposes of determining performance under the Bonus Plan, and our compensation, nominating & governance committee had full judgment to determine the level of bonus payout for the performance period.
2023 Bonus Plan Payouts. We calculate Bonus Plan payouts to each executive officer using the following formula:

Base Eligible Earnings	x	Target Bonus Percentage	x	Company Performance Percentage	=	Bonus Payout
In prior years, our Bonus Plan provided for the payment of bonuses to our executive officers based on both company and individual performance percentages. Beginning in 2023, to further promote focus on company performance, our compensation, nominating & governance committee approved an amended Bonus Plan providing for the payment of executive officer bonuses based solely on the company performance percentage, and no longer based on an individual performance percentage. We believe this structure further aligns executive officer interests more closely with the interests of our shareholders in the overall success of our company, promotes focus on the ultimate impact of each individual on the collective success of the organization, and incentivizes increasing our value over the long term.
2023 Priorities and Company Performance Percentage. Our 2023 company priorities as approved by the compensation, nominating & governance committee were as follows:

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Build awesome things.	Make our business successful.	Make progress on societal issues related to our business.	Go out and tell our story.
None of these priorities were assigned any specific weighting or dollar amount of the target bonus.
The compensation, nominating & governance committee exercised its judgment in determining the company performance percentage for our 2023 performance after considering our delivery of results across all of the areas identified as company priorities. The compensation, nominating & governance committee reviewed the progress that we made in our "year of efficiency," including multiple product launches such as Threads, Llama 2, Meta AI and AI Studios, Quest 3, Ray-Ban Meta smart glasses, and WhatsApp channels, among others. The compensation, nominating & governance committee also took into account growth and engagement across our family of apps as well as our strong financial performance, particularly our 2023 total revenue of $134.9 billion, which represented a 16% year-over-year increase. The compensation, nominating & governance committee approved a company performance percentage of 150% for 2023.
2023 Bonus Payouts.
The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers for 2023 (other than Mr. Zuckerberg, who does not participate in the Bonus Plan):

Named Executive Officer	Performance Period	Base Eligible Earnings ($)(1)	Target Bonus Percentage (%)	Company Performance Percentage (%)	Bonus Payout ($)
Susan Li	2023	871,154	75	150	980,049
Christopher K. Cox	2023	936,346	75	150	1,053,392
Javier Olivan(2)	2023	1,104,234	75	150	1,238,568
Andrew Bosworth	2023	936,346	75	150	1,053,392
(1)Reflects actual earnings for 2023, which may differ from approved 2023 base salaries due to the effective date of salary increases.
(2)Amounts for Mr. Olivan calculated based on a USD-Euro exchange rate of 1.09075, which was the December 2023 exchange rate used by Meta for financial reporting purposes.
Equity Compensation. Most of our executive officers' target total direct compensation is delivered through equity awards in the form of RSUs. We use equity compensation to align our executive officers' financial interests with those of our shareholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial equity award that each executive officer receives as part of his or her new hire compensation package, the compensation, nominating & governance committee typically grants our executive officers additional equity awards each year as part of our company-wide equity refresher program. The compensation, nominating & governance committee exercises its judgment in determining additional equity awards for each of our executive officers, taking into account the following factors:
•delivering equity values that are highly competitive when compared against those granted to executives with similar responsibilities at the companies in our Peer Group that have higher revenue and market capitalization when compared to other companies in our Peer Group;
•each executive officer's individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;
•the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards; and
•the size of each executive officer's target total cash compensation (base salary plus cash bonus awards at target), which is generally significantly lower than the cash compensation for executives with similar responsibilities at the companies in our Peer Group.

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Based on the foregoing factors, in March 2023, our compensation, nominating & governance committee granted each of our executive officers, other than our CEO, an award of RSUs with a specific "initial equity value" based on an estimated total value for each award. The compensation, nominating & governance committee calculated the number of RSUs to be granted by dividing this initial equity value by $184.07 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2022 and the same price that was used for 2023 refresher awards to all other employees, and rounding up to the nearest whole share. The 2023 RSU awards will vest quarterly over four years following the vesting start dates as described in the section entitled "—2023 Equity Awards" below.
Equity Grant Practices. We maintain an equity award policy which establishes consistent policies and procedures with respect to the timing, structure, and process for the grant of equity-based awards, including for purposes of annual equity grants to our named executive officers. The grant date of our annual equity awards to our named executive officers is generally March 20th (or the next following trading date). Equity awards are not spring-loaded or otherwise timed to take advantage of material non-public information.
2023 Equity Awards. Mr. Zuckerberg did not receive any equity awards in 2023 because our compensation, nominating & governance committee believed that his existing equity ownership position continued to sufficiently align his interests with those of our shareholders.
Our other named executive officers received the following RSU awards in 2023:

Named Executive Officer	Initial Equity Value ($)	Number of RSUs (#)(1)	Initial Vesting Date
Susan Li	20,000,000	108,655	May 15, 2023
Christopher K. Cox	20,000,000	108,655	May 15, 2023
Javier Olivan	20,000,000	108,655	May 15, 2023
Andrew Bosworth	20,000,000	108,655	May 15, 2023
(1)The number of RSUs was calculated by dividing the initial equity value by $184.07, which was the same value used for 2023 refresher awards to all other employees in March 2023, and rounding up to the nearest whole share.
The RSUs granted to our named executive officers are subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the initial vesting date noted above and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. Following the grants of these equity awards in March 2023 and based on the "initial equity value" set forth above, the target total direct compensation for our named executive officers, other than our CEO, was between the 60th and 80th percentiles relative to the companies in our Peer Group.
PERQUISITES AND OTHER BENEFITS
We provide certain perquisites to our named executive officers for the reasons described below. In approving these perquisites, our compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia.
Because of the high visibility of our company, our compensation, nominating & governance committee has authorized an "overall security program" for Mr. Zuckerberg to address safety concerns due to specific threats to his safety arising directly as a result of his position as our founder, CEO, Chairman, and controlling shareholder. We require these security measures for the company's benefit because of the importance of Mr. Zuckerberg to Meta, and we believe that the scope and costs of this security program are appropriate and necessary.
Our compensation, nominating & governance committee evaluates this security program at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs. Since the implementation of Mr. Zuckerberg's overall security program, each of these assessments has identified specific threats to Mr. Zuckerberg as a result of the high-profile nature of being our founder, CEO, Chairman, and controlling shareholder. We believe that Mr. Zuckerberg's role puts him in a unique position: he is synonymous with Meta and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Zuckerberg. Mr. Zuckerberg is one of the most-recognized executives in the world, in large part as a result of the size of our user base and our continued exposure to global media, legislative, and regulatory attention.
Under Mr. Zuckerberg's overall security program, we pay for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel, including the annual costs of security personnel for his protection and the procurement,

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installation, and maintenance of certain security measures for his residences. Beginning in 2018, we provided an annual pre-tax allowance of $10 million to Mr. Zuckerberg to cover additional costs related to his and his family's personal security. In February 2023, our compensation, nominating & governance committee approved increasing this annual pre-tax allowance to $14 million, effective immediately. In approving this increase, the compensation, nominating & governance committee considered Mr. Zuckerberg’s position and importance to Meta and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and receives no bonus payments, equity awards, or other incentive compensation. The compensation, nominating & governance committee also considered Mr. Zuckerberg’s actual spend on security-related costs, comparative data from the peer group of companies that Meta benchmarks against for executive compensation purposes, and other relevant information regarding executive compensation and perquisites. The compensation, nominating & governance committee believes that this increased allowance, together with the costs of Mr. Zuckerberg’s existing overall security program, are appropriate and necessary under the circumstances. This security allowance is paid to Mr. Zuckerberg net of required tax withholdings, and Mr. Zuckerberg must apply the net amount towards additional personnel, equipment, services, residential improvements, health and safety services, or other security-related costs. Although Mr. Zuckerberg expects to use the full net amount during each calendar year in which the allowance is paid, he may apply any unused portion of the allowance for a given year to cover excess security-related costs in future years or prior years (no earlier than 2018).
In addition, Mr. Zuckerberg uses private aircraft for personal travel in connection with his overall security program (including a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company). On certain occasions, Mr. Zuckerberg may be accompanied by guests when using private aircraft. For travel by Mr. Zuckerberg on the aircraft owned by Mr. Zuckerberg, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee.
Although we do not consider Mr. Zuckerberg's overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, as well as the annual security allowance and the costs of private aircraft for personal travel, are reported as compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2023 Summary Compensation Table" below. The costs of Mr. Zuckerberg's security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. The compensation, nominating & governance committee believes that these costs are appropriate and necessary in light of the threat landscape and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation.
From time to time, we also provide certain personal security measures to other executive officers in response to specific security threats in light of their roles at our company, including pre-tax security allowances, as well as certain costs related to personal security at their residences and related tax gross-ups. The costs related to personal security for our executive officers are reported as other compensation to them in the "All Other Compensation" column of the "—2023 Summary Compensation Table" below.
2022 SAY ON PAY VOTE
We held a non-binding advisory shareholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, at our 2022 Annual Meeting of Shareholders. Over 85% of the votes cast at the 2022 Annual Meeting of Shareholders were in favor of our say on pay proposal. Our compensation, nominating & governance committee considered the result of this advisory vote as well as the direct feedback heard in shareholder engagement discussions when making compensation decisions for our named executive officers. After considering all of these inputs as well as the desire to have the same overall compensation program structure for all employees and attract and retain the best talent, the compensation, nominating & governance committee determined to maintain the same compensation program design for 2023 as in 2022.
Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a "say on frequency" vote, held at our 2019 Annual Meeting of Shareholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote. Our next say on pay vote and say on frequency vote will occur no later than 2025.
TAX DEDUCTIBILITY
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. While our compensation, nominating & governance committee is mindful of the benefit to us of the full tax deductibility of compensation, our compensation, nominating & governance committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our

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named executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation, nominating & governance committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our compensation, nominating & governance committee intends to continue to compensate our named executive officers in a manner it believes is consistent with the best interests of our company and our shareholders.
COMPENSATION RISK ASSESSMENT
Our management team and the compensation, nominating & governance committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2024, our management, with input from Compensia, the compensation, nominating & governance committee's independent compensation consultant, performed an assessment, of our compensation plans, practices, and policies and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation, nominating & governance committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans, practices, or policies that may encourage employees to take unnecessary risks that could threaten the company. No such plans, practices, or policies were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Stock Ownership Guidelines
To further align the interests of our executive officers and directors with those of our shareholders, and based on the recommendation of our compensation, nominating & governance committee, in September 2018, our board of directors adopted minimum stock ownership guidelines applicable to our executive officers and non-employee directors, which were most recently amended effective as of June 2023. Under these guidelines, our executive officers are required to own the lesser of (x) 24,400 shares and (y) shares with an equivalent value of $4.0 million by the later of (i) September 2023 or (ii) five years from becoming an executive officer, and our non-employee directors are required to own the lesser of (x) 4,570 shares and (y) shares with an equivalent value of $750,000 by the later of (i) May 2025 or (ii) five years from becoming a non-employee director; provided, that non-employee directors who were serving as of May 2020 continue to be subject to the prior minimum stock ownership guidelines and are required to own the lesser of (x) 3,050 shares and (y) shares with an equivalent value of $500,000 by the later of (i) September 2023 or (ii) five years from becoming a non-employee director. The stock ownership guidelines also provide that if an executive officer or director’s stock ownership falls below the target ownership levels described above due to circumstances beyond his or her control (such as significant declines in our stock price), he or she will be limited to selling no more than 50% of shares acquired by him or her following the time that his or her stock ownership dropped below the target ownership levels (excluding any shares withheld by the company for purposes of satisfying applicable tax obligations) until such time as he or she has again achieved the applicable target ownership levels.
As of December 31, 2023, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. As our CEO and controlling shareholder, Mr. Zuckerberg currently has stock ownership significantly in excess of the required ownership threshold. As a result, our stock ownership guidelines provide that our compensation, nominating & governance committee will reassess appropriate ownership requirements applicable to Mr. Zuckerberg in his capacity as an executive officer if in the future his stock holdings fall below one percent of our total outstanding capital stock.
Clawback Policy
Our Compensation Recoupment Policy allows us to recoup certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws. The Compensation Recoupment Policy is included as Exhibit 97.1 in our Annual Report on Form 10-K for the year ended December 31, 2023.
Restrictions on Transactions in Our Securities
Our executive officers and directors are subject to company-wide policies that prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; engaging in short sales of our securities; holding

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our securities in margin accounts; and pledging our securities as collateral for loans unless otherwise approved by our compensation, nominating & governance committee.
The compensation, nominating & governance committee and our board of directors have approved a framework for a pledging arrangement by Mark Zuckerberg that is designed to mitigate the risk of a forced stock sale. Under the terms of the arrangement, (i) the total number of shares of our common stock pledged must not exceed 20% of the total number of shares of our common stock beneficially owned by Mr. Zuckerberg, and (ii) the aggregate loan amount collateralized by such pledged shares must not exceed 5% of the fair market value of the total number of shares of our common stock beneficially owned by Mr. Zuckerberg at the time of any borrowing. In light of the considerations set forth above, we believe Mr. Zuckerberg's pledging arrangement does not pose a material risk to Meta or its shareholders.
In reviewing the pledging arrangement, our audit & risk oversight committee, compensation, nominating & governance committee, and board of directors considered the following factors, in addition to peer company practices and other relevant information regarding pledging arrangements: Mr. Zuckerberg's significant holdings in our common stock; the amount of the pledge as compared to the total value of common stock held by Mr. Zuckerberg; Mr. Zuckerberg's ability to repay the loan without recourse to the pledged shares; the fact that Mr. Zuckerberg receives a salary of only $1 per year and no bonus payments, equity awards, or other incentive compensation; and the fact that maintaining ownership over pledged shares promotes alignment between Mr. Zuckerberg's interests and the long-term interests of our shareholders.
Pursuant to the approval by our compensation, nominating & governance committee and our board of directors, Mr. Zuckerberg pledged shares of our common stock to secure certain indebtedness. Mr. Zuckerberg has pledged 12,000,000 shares of Class B common stock, representing approximately 3.5% of the total shares beneficially owned by Mr. Zuckerberg and 0.5% of the total outstanding shares of our common stock, and approximately 2.1% of the total voting power of the outstanding shares of our common stock, in each case as of February 29, 2024.
Rule 10b5-1 Trading Plans
Our executive officers and directors are required to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances. Our requirement to conduct all purchase or sale transactions under a Rule 10b5-1 trading plan generally includes transactions in shares held through trusts and other entities controlled by our executive officers and directors, but excludes certain transactions by venture capital investment entities that may be affiliated with our directors. Such requirements may be waived by our board of directors, compensation, nominating & governance committee, or compliance officer in consultation with legal counsel.

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2023 SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2023, 2022, and 2021.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2023	1	—	—	24,399,967(4)	24,399,968
Chief Executive Officer	2022	1	—	—	27,110,417(4)	27,110,418
	2021	1	—	—	26,823,060(4)	26,823,061
Susan Li	2023	871,154	980,049	21,493,046	111,958(5)	23,456,207
Chief Financial Officer	2022	722,338	575,613	13,882,838	28,698(5)	15,209,487
Christopher K. Cox	2023	936,346	1,053,392	21,493,046	24,175(6)	23,506,959
Chief Product Officer	2022	893,846	940,214	18,510,451	2,246,793(6)	22,591,304
	2021	855,385	4,841,803(7)	22,169,902	1,209,604(6)	29,076,694
Javier Olivan	2023	1,104,234(8)	1,238,568(8)	21,493,046	1,722,640(8)(9)	25,558,488
Chief Operating Officer	2022	987,046	786,552	18,510,451	983,115(9)	21,267,164
Andrew Bosworth	2023	936,346	1,053,392	21,493,046	11,250(10)	23,494,034
Chief Technology Officer	2022	896,738	714,588	18,510,451	140,101(10)	20,261,878
(1)Reflects actual earnings for 2023, 2022, and 2021, which may differ from approved 2023, 2022, and 2021 base salaries due to the effective dates of salary increases and based on the timing that salary is paid pursuant to the company's payroll practices.
(2)The amounts reported in the "Bonus" column represent bonuses earned pursuant to our Bonus Plan. For more information about our executive officers' bonuses and our Bonus Plan, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.
(3)The amounts reflect the aggregate grant date fair value of the RSUs computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information on the RSUs granted to our named executive officers in 2023, see the section entitled "—2023 Grants of Plan-Based Awards" below.
(4)The amounts reported include approximately $9,431,139, $14,829,245, and $15,195,103 in 2023, 2022, and 2021, respectively, for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to Mr. Zuckerberg's overall security program. The amounts reported for each year also include an annual pre-tax allowance of $14,000,000 in 2023 and $10,000,000 in each of 2022 and 2021 to cover additional costs related to Mr. Zuckerberg and his family’s personal security. The amounts reported also include approximately $968,828, $2,281,172, and $1,627,957 in 2023, 2022, and 2021, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Mr. Zuckerberg's overall security program, annual security allowance, and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
(5)The amounts reported include approximately $47,685 and $14,000 in 2023 and 2022, respectively, for costs related to personal security services and $53,023 and $4,448 in 2023 and 2022, respectively, for associated tax gross-ups for taxable personal security services; and $11,250 and $10,250 in 2023 and 2022, respectively, in company 401(k) matching contributions.
(6)The amounts reported include approximately $6,120, $1,059,003, and $568,131 in 2023, 2022, and 2021, respectively, for costs related to personal security services and $6,805, $1,177,540, and $631,723 in 2023, 2022, and 2021, respectively, for associated tax gross-ups for taxable personal security services; and $11,250, $10,250, and $9,750 in 2023, 2022, and 2021, respectively, in company 401(k) matching contributions.
(7)The amount reported includes $841,803 in bonuses earned pursuant to our Bonus Plan and a $4,000,000 payment that became payable during 2021 pursuant to the terms of a sign-on bonus. For more information regarding these bonuses, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" in the proxy statement for our 2022 annual meeting of shareholders.
(8)The amounts reported were calculated based on a USD-Euro exchange rate of 1.09075, which was the December 2023 exchange rate used by Meta for financial reporting purposes.
(9)The amounts reported include approximately $903,139 and $472,744 in 2023 and 2022, respectively, for costs related to personal security services and $785,023 and $500,121 in 2023 and 2022, respectively, for associated tax gross-ups

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for taxable personal security services; $30,058 in health insurance premiums in 2023; $1,745 in an office setup stipend in 2023; and $2,675 and $10,250 in 2023 and 2022, respectively, in company 401(k) matching contributions.
(10)The amounts reported include approximately $58,880 for costs related to personal security services and $65,471 for associated tax gross-ups for taxable personal security services in 2022; $5,500 for a patent award in 2022; and $11,250 and $10,250 in 2023 and 2022, respectively, in company 401(k) matching contributions.
2023 GRANTS OF PLAN-BASED AWARDS TABLE
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2023. This information supplements the information about these awards set forth in the 2023 Summary Compensation Table.

Name	Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Mark Zuckerberg	—	—	—	—
Susan Li	3/14/2023	3/20/2023	108,655(1)	21,493,046(2)
Christopher K. Cox	3/14/2023	3/20/2023	108,655(1)	21,493,046(2)
Javier Olivan	3/14/2023	3/20/2023	108,655(1)	21,493,046(2)
Andrew Bosworth	3/14/2023	3/20/2023	108,655(1)	21,493,046(2)
(1)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2023. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(2)Amounts reflect the grant date fair value of the RSUs of $197.81 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.
2023 OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE
The following table presents, for each of the named executive officers, information regarding outstanding RSUs held as of December 31, 2023.

Name	Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Mark Zuckerberg	—	—	—
Susan Li	3/20/2019	1,487(3)	526,339
	3/20/2020	38,390 (4)	13,588,524
	3/20/2020	1,500 (5)	530,940
	3/22/2021	37,763(6)	13,366,591
	3/22/2021	5,901(7)	2,088,718
	3/21/2022	36,925(8)	13,069,973
	3/20/2023	88,283(9)	31,248,651
Christopher K. Cox	7/20/2020	46,179(10)	16,345,519
	3/22/2021	23,602(7)	8,354,164
	3/21/2022	49,233(8)	17,426,513
	3/20/2023	88,283(9)	31,248,651
Javier Olivan	3/20/2020	5,999(5)	2,123,406
	3/22/2021	23,602(7)	8,354,164
	3/21/2022	49,233(8)	17,426,513
	3/20/2023	88,283(9)	31,248,651
Andrew Bosworth	3/20/2018	43,827(11)	15,513,005
	3/20/2020	5,999(5)	2,123,406
	3/22/2021	37,763(12)	13,366,591
	3/21/2022	49,233(8)	17,426,513
	3/20/2023	88,283(9)	31,248,651

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(1)All of the outstanding equity awards described in the footnotes below were granted under our 2012 Equity Incentive Plan.
(2)Represents the market value of the shares underlying the RSUs as of December 29, 2023, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $353.96 per share on December 29, 2023.
(3)1/20th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)1/20th of the total shares underlying the RSUs vested on February 15, 2023. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)1/16th of the total shares underlying the RSUs vested on May 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)1/20th of the total shares underlying the RSUs will vest on February 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(7)1/16th of the total shares underlying the RSUs vested on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(8)1/16th of the total shares underlying the RSUs vested on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(9)1/16th of the total shares underlying the RSUs vested on May 15, 2023. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(10)1/12th of the total shares underlying the original RSU grant vested on November 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, not to exceed 14 quarterly installments, with the final 2/48ths of the total shares vesting on August 15, 2024, subject to continued service to us through each vesting date.
(11)1/20th of the total shares underlying the RSUs vested on February 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(12)1/16th of the total shares underlying the RSUs vested on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
On March 18, 2024, our compensation, nominating & governance committee approved RSU grants to our named executive officers (other than Mark Zuckerberg). These RSUs were granted on March 20, 2024 as follows: Susan Li—42,870; Christopher K. Cox—42,870; Javier Olivan—42,870; and Andrew Bosworth—42,870. These RSUs will vest quarterly based on continued employment over four years with an initial vesting date of May 15, 2024 for Ms. Li and Messrs. Cox and Olivan, and February 15, 2026 for Mr. Bosworth.
2023 STOCK VESTED
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs during 2023 and the aggregate value realized upon the vesting and settlement of RSUs.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Zuckerberg	—	—
Susan Li	64,256	17,431,666
Christopher K. Cox	130,404	34,993,404
Javier Olivan	92,563	24,377,351
Andrew Bosworth	114,476	30,161,257
(1)    The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.

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EMPLOYMENT AGREEMENTS AND OFFER LETTERS
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chairman, and CEO, effective January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg's annual base salary as of December 31, 2023 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.
Susan Li
We entered into an offer letter with Ms. Li, our CFO, effective November 2022. The offer letter agreement has no specific term and constitutes at-will employment. Ms. Li's annual base salary as of December 31, 2023 was $900,000, and she is eligible to receive annual bonus compensation under our Bonus Plan.
Christopher K. Cox
We entered into an offer letter with Mr. Cox, our CPO, effective June 2020. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Cox's annual base salary as of December 31, 2023 was $945,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
Javier Olivan
We entered into an offer letter with Mr. Olivan, our COO, effective December 2022. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Olivan's annual base salary as of December 31, 2023 was approximately $1,074,389 (as calculated based on a USD-Euro exchange rate of 1.09075), and he is eligible to receive annual bonus compensation under our Bonus Plan.
Andrew Bosworth
We entered into an offer letter with Mr. Bosworth, our CTO, effective March 2022. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Bosworth's annual base salary as of December 31, 2023 was $945,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
None of our named executive officers is entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control. However, consistent with our policy that is generally applicable to all employees, the designated beneficiaries of each of our named executive officers are entitled to the cash-out of outstanding unvested RSUs upon his or her death (up to a maximum payout of $2,000,000 per officer). In addition, Mr. Olivan may be entitled to payments upon a termination of employment pursuant to applicable local law.
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director's duty of loyalty to us or our shareholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

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•any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation, amended and restated bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer, director or employee. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors' and officers' liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO PAY RATIO
For the year ended December 31, 2023:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $379,050; and
•the annual total compensation of our CEO was $24,399,968.
Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 64:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
As permitted by SEC rules, to identify our median employee for 2023, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2023 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in 2023, and the value of equity awards granted to our employees in 2023. Further, we used October 31, 2023 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on October 31, 2023.
Based on this approach, we selected the individual who represented the median employee for 2023. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2023 Summary Compensation Table. Although we identified a new median employee for 2023, our calculation methodology for 2023 was the same methodology used to calculate our 2022 pay ratio.
During 2023, Mr. Zuckerberg served as our CEO, and per his request received $1 in salary. He does not participate in our Bonus Plan nor did he receive any equity awards. Therefore, his annual total compensation as reported in our 2023 Summary Compensation Table consisted almost entirely of costs related to personal security for Mr. Zuckerberg at his residences and

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during personal travel pursuant to his overall security program, his annual security allowance, and costs related to personal usage of private aircraft. For more information regarding these matters, see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets forth the compensation for our Principal Executive Officer (PEO) and the average compensation for our other non-PEO named executive officers, both as reported in our 2023 Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2023, 2022, 2021, and 2020. The table also provides information on our cumulative total shareholder return (TSR), the cumulative TSR of our peer group, net income, and revenue.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5) ($)	Net Income (in millions)(6) ($)	Company Selected Measure: Revenue (in millions)(7) ($)
2023	24,399,968	24,399,968	24,003,922	77,536,724	172.45	213.58	39,098	134,902
2022	27,110,418	27,110,418	22,143,280	(35,363,497)	58.63	134.83	23,200	116,609
2021	26,823,061	26,823,061	28,767,166	50,016,225	163.87	197.74	39,370	117,929
2020	25,288,265	25,288,265	31,657,818	68,218,615	133.09	148.57	29,146	85,965
(1)Compensation for our PEO, Mark Zuckerberg, reflects the amounts reported in the section entitled “—2023 Summary Compensation Table” above for the respective years.
(2)Compensation “actually paid” to Mr. Zuckerberg equals the Summary Compensation Table total for Mr. Zuckerberg because his compensation for each applicable year was $1 in base salary and the remaining portion was “All Other Compensation.”
(3)Average compensation for non-PEO named executive officers (non-PEOs) reflects the average of the amounts reported in the Summary Compensation Table for the following named executive officers in each respective year: (i) in 2023, Susan Li, Christopher K. Cox, Javier Olivan, and Andrew Bosworth, (ii) in 2022, Ms. Li, Mr. Olivan, Mr. Bosworth, Mr. Cox, Sheryl K. Sandberg, and David M. Wehner, (iii) in 2021, Ms. Sandberg, Mr. Wehner, Mr. Cox, and Marne Levine, and (iv) in 2020, Ms. Sandberg, Mr. Wehner, Mike Schroepfer, and Mr. Cox.
(4)Average compensation “actually paid” to our non-PEOs equals the respective totals set forth in the "Average Summary Compensation Table Total for Non-PEO Named Executive Officers" column after the adjustments set forth in the table below:

Year	Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	Plus Year-End Fair Value of Outstanding and Unvested Awards Granted in the Covered Year	Plus Year over Year Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Years	Plus Fair Value as of Vesting Date of Awards Granted and Vested in the Covered Year	Plus Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Covered Year	Less Fair Value of Awards Forfeited during the Covered Year	Less Fair Value of Incremental Dividends or Earnings Paid on Awards
Non-PEOs 2023	21,493,046	31,248,651	26,669,826	5,950,787	11,156,584	—	—
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.

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(5)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021, and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table for each of 2023, 2022, 2021, and 2020 is the same as our Peer Group as set forth above in the section entitled "—Compensation Discussion and Analysis—Compensation-Setting Process" except for 2020, which included ViacomCBS, which was removed in 2021 as it no longer met the minimum criteria described in such section.
(6)Reflects “Net Income” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021, and 2020.
(7)Reflects “Revenue” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021, and 2020.
Tabular List of Performance Measures
The following table sets forth the financial performance measure that we use to link compensation actually paid to our named executive officers to the company’s performance, as further described below.

Financial Performance Measure
Revenue
Analysis of the Information Presented in the Pay Versus Performance Table
Our executive compensation program continues to be heavily weighted towards equity compensation with service-based vesting, with cash compensation that is generally below market relative to executive cash compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders. Our Bonus Plan provides variable cash incentives that are designed to motivate our executive officers to focus on company priorities. Our Bonus Plan design does not have specific financial performance metrics and the company priorities are not assigned any specific weighting or dollar amount of the target bonus. Our compensation, nominating & governance committee takes a holistic view of company priorities and performance when determining payout levels for our executive officers. In 2023, our compensation, nominating & governance committee took into account the company's financial performance, and in particular revenue, when determining the company performance percentage for payouts under the Bonus Plan. However, as described above, company financial performance was not assigned any specific metrics or weighting or dollar amount of the target bonus. See the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" for more information.
Compensation Actually Paid vs. Revenue
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) our revenue for the fiscal years ended on December 31, 2023, 2022, 2021, and 2020:

Compensation Actually Paid vs. Revenue
$200,000
$100,000
$0
-$100,000
2020
2021
2022
2023
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Revenue (in millions)

Compensation Actually Paid vs. Net Income

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The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) our net income for the fiscal years ended on December 31, 2023, 2022, 2021, and 2020:
Compensation Actually Paid vs. Company TSR
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) company TSR for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021, and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K:

Compensation Actually Paid vs. Company TSR
$200,000
$100,000
$0
-$100,000
Compensation Actually Paid
$200
$150
$100
$50
Total Shareholder Return
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Company TSR

Company TSR vs. Peer Group TSR
The following graph illustrates the relationship between (i) company TSR and (ii) Peer Group TSR, each calculated for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021, and 2020, respectively, and calculated in accordance with Item 201(e) of Regulation S-K:

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2023.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	149,062,130	N/A	494,074,258
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2023.
(2)Consists of our 2012 Equity Incentive Plan, as effective on December 31, 2023. RSUs granted under our 2012 Equity Incentive Plan settle into shares of our Class A common stock.
We grant equity-based compensation in the form of RSUs, which generally vest over four years, as part of our total rewards strategy to create an ownership culture and align the interests of employees with shareholders. Upon vesting, each share of our Class A common stock is entitled to one vote.

	RSUs Outstanding as of December 31, 2023 (in thousands)	Shares Acquired on Vesting of RSUs in 2023 (in thousands)
Chief Executive Officer	—	—
Other Named Executive Officers	837	402
Non-Employee Directors	16	20
All Other Employees	148,209	64,980
SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2023 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2023.
Report of the Compensation, Nominating & Governance Committee
This report of the compensation, nominating & governance committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The compensation, nominating & governance committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation, nominating & governance committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

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THE COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
Peggy Alford (Chair)
Marc L. Andreessen
Andrew W. Houston
Tony Xu
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2024, for:
•each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,191,141,974 shares of Class A common stock and 345,392,201 shares of Class B common stock outstanding at April 1, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 1, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025.

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Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers, Directors, and Nominees:
Mark Zuckerberg(2)	958,000	*	344,515,496	99.7	61.0
Susan Li(3)	121,119	*	—	—	*
Christopher K. Cox(4)	416,313	*	—	—	*
Javier Olivan(5)	117,397	*	—	—	*
Andrew Bosworth(6)	101,160	*	—	—	*
Peggy Alford(7)	8,385	*	—	—	*
Marc L. Andreessen(8)	48,131	*	—	—	*
John Arnold(9)	423	*	—	—	*
Andrew W. Houston(10)	11,359	*	—	—	*
Nancy Killefer(11)	11,442	*	—	—	*
Robert M. Kimmitt(12)	9,988	*	—	—	*
Sheryl K. Sandberg(13)	1,374,903	*	—	—	*
Hock E. Tan(14)	423	*	—	—	*
Tracey T. Travis(15)	11,442	*	—	—	*
Tony Xu(16)	5,544	*	—	—	*
All current executive officers and directors as a group (17 persons)(17)	3,274,848	*	344,515,496	99.7	61.1
Other 5% Shareholders:
Entities affiliated with BlackRock(18)	157,849,942	7.2	—	—	2.8
Entities affiliated with FMR LLC(19)	134,012,721	6.1	—	—	2.4
Entities affiliated with Vanguard(20)	186,347,527	8.5	—	—	3.3
*    Less than 1%.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of (i) 3,388,197 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006 (2006 Trust); (ii) 638,000 shares of Class A common stock held of record by Mark Zuckerberg, Trustee and Settlor of the Chan Zuckerberg Initiative Foundation (CZIF); (iii) 320,000 shares of Class A common stock held of record by Chan Zuckerberg Initiative Advocacy (CZIA); (iv) 294,782,799 shares of Class B common stock held of record by CZI Holdings, LLC (CZI); (v) 34,344,500 shares of Class B common stock held of record by Chan Zuckerberg Holdings LLC (CZ Holdings); and (vi) 12,000,000 shares of Class B common stock held of record by CZI Holdings I, LLC (CZI I). The shares held by CZI I have been pledged as collateral to secure certain indebtedness as further described in the section entitled "Compensation Discussion and Analysis—Restrictions on Transactions in Our Securities." The 2006 Trust is the sole member of CZI. Mr. Zuckerberg is the sole trustee of the 2006 Trust and, therefore, is deemed to have sole voting and investment power over the securities held by CZI. CZ Holdings and CZI I are beneficially owned by Mr. Zuckerberg, and Mr. Zuckerberg is deemed to have sole voting and investment power over the securities held by both CZ Holdings and CZI I. Mr. Zuckerberg has sole voting and investment power over the securities held by CZIF and CZIA, but no pecuniary interest in these securities.
(3)Consists of (i) 69,757 shares of Class A common stock held of record by Ms. Li and her spouse, Co-Trustees of The Li-Hegeman Living Trust u/t/a dated November 30, 2012; (ii) 14,376 shares of Class A common stock held of record by The Li-Hegeman Family Foundation, for which Ms. Li and her spouse share voting and investment power; (iii) 19,041 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Li within 60 days of April 1, 2024; and (iv) 17,945 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Li's spouse within 60 days of April 1, 2024. Ms. Li may be deemed to share voting and investment power over the securities held by her spouse. Ms. Li disclaims beneficial ownership over the securities held by her spouse.
(4)Consists of (i) 324,290 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox Revocable Trust; (ii) 55,046 shares of Class A common stock held of record by Christopher K. Cox and his spouse, Co-Trustees of The Cox-Vadakan Irrevocable Remainder Trust; and (iii) 36,977 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Cox within 60 days of April 1, 2024.
(5)Consists of (i) 8,559 shares of Class A common stock held of record by Mr. Olivan; (ii) 8,622 shares of Class A common stock held of record by Mr. Olivan, manager of Olivan D LLC; (iii) 2,999 shares of Class A common stock held of record by Mr. Olivan and his spouse, managers of Olivan Reinhold D LLC; (iv) 8,622 shares of Class A common stock held of record by Mr. Olivan's spouse, manager of Reinhold D LLC; (v) 68,935 shares of Class A common stock held of record

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by Mr. Olivan and his spouse, Co-Trustees of the Olivan Reinhold Family Revocable Trust u/a/d 10/16/12; and (vi) 19,660 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Olivan within 60 days of April 1, 2024.
(6)Consists of (i) 10,271 shares of Class A common stock held of record by Mr. Bosworth; (ii) 68,429 shares of Class A common stock held of record by Mr. Bosworth, Trustee of the Andrew Bosworth Living Trust; and (iii) 22,460 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Bosworth within 60 days of April 1, 2024.
(7)Consists of (i) 6,844 shares of Class A common stock held of record jointly by Ms. Alford and her spouse, Trustees of the Alford Family Revocable Trust; and (ii) 1,541 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Alford within 60 days of April 1, 2024.
(8)Consists of (i) 46,898 shares of Class A common stock held of record by the LAMA Community Trust (LAMA); and (ii) 1,233 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Andreessen within 60 days of April 1, 2024. Mr. Andreessen and his spouse are the trustees of LAMA and may be deemed to share voting and investment power over the securities held by LAMA. The address of LAMA is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(9)Consists of 423 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Arnold within 60 days of April 1, 2024.
(10)Consists of (i) 9,818 shares of Class A common stock held of record by Mr. Houston; and (ii) 1,541 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Houston within 60 days of April 1, 2024.
(11)Consists of (i) 9,599 shares of Class A common stock held of record by Ms. Killefer; and (ii) 1,843 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Killefer within 60 days of April 1, 2024.
(12)Consists of (i) 9,532 shares of Class A common stock held of record by Ambassador Kimmitt; and (ii) 456 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ambassador Kimmitt within 60 days of April 1, 2024. Ambassador Kimmitt has elected to defer certain RSUs pursuant to our Deferred Compensation Plan as further described in the section entitled "Director Compensation."
(13)Consists of (i) 692,652 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg Revocable Trust UTA dated September 3, 2004; (ii) 680,710 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg 2022 Trust; and (iii) 1,541 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Sandberg within 60 days of April 1, 2024.
(14)Consists of 423 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Tan within 60 days of April 1, 2024.
(15)Consists of (i) 9,599 shares of Class A common stock held of record by Ms. Travis; and (ii) 1,843 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Travis within 60 days of April 1, 2024.
(16)Consists of (i) 3,814 shares of Class A common stock held of record by Mr. Xu; and (ii) 1,730 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Xu within 60 days of April 1, 2024.
(17)Consists of (i) 3,114,468 shares of Class A common stock; (ii) 344,515,496 shares of Class B common stock; and (iii) 160,380 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 1, 2024.
(18)Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 12, 2024, BlackRock, Inc. reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 142,976,542 shares. BlackRock, Inc. listed its address as 50 Hudson Yards, New York, New York 10001.
(19)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on February 9, 2024, FMR LLC reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 127,679,291 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.
(20)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group reported that it has sole dispositive power with respect to 176,798,346 shares, shared dispositive power with respect to 9,549,181 shares, and shared voting power with respect to 2,961,386 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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Shareholder Proposals
Proposals Five through Fourteen (the Shareholder Proposals) are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon.
The text of the Shareholder Proposals and supporting statements appear exactly as received from the proponents unless otherwise noted. All statements contained in the Shareholder Proposals and supporting statements are the sole responsibility of the proponents. The Shareholder Proposals may contain assertions about our company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from our board of directors and the recommendation on each proposal is presented immediately following each proposal.
Information contained on or accessible through any website links included in the Shareholder Proposals, supporting statements, and the responses from our board of directors is not incorporated in, and does not constitute a part of, this proxy statement. Each Shareholder Proposal is required to be voted on at our Annual Meeting only if properly presented.
Meta has a robust shareholder engagement program in which our board of directors and management team discuss key topics, including corporate governance, human capital management, human rights, privacy, environmental sustainability, and executive compensation, with our institutional investors. The board of directors, in considering how to respond and recommend that shareholders vote on each proposal, takes into account a number of factors, including engagement dialogue between the proponents and the company; the expressed preferences of our shareholders; the company's current practices; whether in their judgment a proposal is in the best interests of the company; the cost, feasibility and risks associated with implementation of the shareholder proposal request; prior shareholder support for related topics; and peer and market practices. Incorporating these factors, and taking into account discussion with members of our senior management and internal subject matter experts, our board of directors has considered each of the Shareholder Proposals listed below and recommends voting AGAINST each of them for the reasons set forth in their response statements.
We will promptly provide our shareholders with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Shareholder Proposals, upon receiving a written request sent to us by one of the following ways: (1) via mail directed to: Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Secretary, with a copy via email to CorporateSecretary@meta.com, or (2) via email only delivered to our Secretary at CorporateSecretary@meta.com.
Proposal Five: Shareholder Proposal Regarding Dual Class Capital Structure
The proponents of this resolution are lead filer the NorthStar Asset Management, Inc. Funded Pension Plan and co-filer the Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund.
Give Each Share an Equal Vote
RESOLVED:
Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.
SUPPORTING STATEMENT:
Since its creation, Meta Platforms ("Meta"), formerly Facebook, has faced numerous headline-grabbing scandals, including controversies that have resulted in the loss of users, decline in user confidence, and stock price drops that wiped off “more than $119bn … [from] Facebook’s market value”1 in one day. Shareholders believe that proper governance reforms are needed to help the company avoid future scandals.
1 https://www.theguardian.com/technology/2018/jul/26/facebook-market-cap-falls-109bn-dollars-after-growth-shock

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These controversies and allegations include criticism for its “lax position on political lies,” its role in Russia’s misinformation campaign during the 2016 U.S. election, data breaches, failing to prevent its platforms from being used to incite violence, and more.
In 2021, whistleblower Frances Haugen testified before the Senate to allege that Meta has consistently chosen to “maximize its growth rather than implement safeguards on its platforms...”2 Haugen also noted that CEO Mark Zuckerberg, who currently controls the majority of the shareholder vote while owning only 13% of economic value of the firm, dictates the course of the company. Haugen noted that “there is no one currently holding Zuckerberg accountable but himself.”3 Last year, Mr. Zuckerberg faced a lawsuit alleging that he was “closely involved in envisioning and carrying out the framework on Facebook that ultimately allowed Cambridge Analytica to collect user data without consent...”4 Most recently, a coalition of 41 states and the District of Columbia filed lawsuits alleging that Meta “has intentionally built its products with addictive features that harm young users of its Facebook and Instagram services.”5
Meta’s ventures into the metaverse generate myriad new risks for the company regarding data privacy, user harassment and abuse, cybersecurity threats, exploited user data, and more. Given the company’s history of issues with protecting user privacy, strong company governance is critical as Meta moves forward into the new virtual world.
Without equal voting rights, shareholders cannot hold management accountable.
Governance experts support the recapitalization sought by this proposal: the Council for Institutional Investors (CII) recommends a seven-year phase-out of dual class share offerings and the International Corporate Governance Network supports CII’s recommendation. Outsider shareholders have repeatedly widely supported this proposal, and ongoing scandals demonstrate the critical need for this governance reform.
We urge shareholders to vote FOR a recapitalization plan for all outstanding stock to have one vote per share.
META BOARD RESPONSE

•Our board of directors evaluates Meta’s capital structure on a regular basis and continues to believe that our current capital structure is in the best interest of the company and its shareholders.
•Our current capital structure allows our board of directors and management team to focus on the long term.
•Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
•The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.

Our board of directors evaluates Meta’s capital structure on a regular basis and continues to believe that our current capital structure is in the best interest of the company and its shareholders.
The compensation, nominating & governance committee is responsible for reviewing, assessing, and considering evolving corporate governance best practices on a regular basis, in addition to reviewing the company’s major corporate governance-related risk exposures, including those related to our capital structure. As a result of the committee’s findings, the full board continues to believe that our current capital structure is appropriate for Meta at this time.
Our current capital structure allows our board of directors and management team to focus on the long term.
We are focused on our mission to give people the power to build community and bring the world closer together. If we focus on this mission and build useful and engaging products and services, we believe we will create the most value for our shareholders over the long term. Our board of directors believes that our capital structure allows the company to focus on our mission and long-term success. Various studies have shown that multi-class structures do not hinder company performance and can support strong results because of management’s ability to focus on the maximization of long-term returns.
2 https://www.npr.org/2021/10/05/1043377310/facebook-whistleblower-frances-haugen-congress
3 https://www.nytimes.com/2021/10/05/technology/facebook-frances-haugen-testimony.html
4 https://www.cnbc.com/2022/05/23/meta-ceo-zuckerberg-sued-over-cambridge-analytica-privacy-scandal.html
5 https://www.wsj.com/tech/states-sue-meta-alleging-harm-to-young-people-on-instagram-facebook-f9ff 4641

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Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
We believe that our current board structure is effective in promoting strong independent board leadership. Our Lead Independent Director role is modeled on the role of an independent board chair, and designed to ensure a strong, independent, and active board. Ambassador Robert Kimmitt currently serves as our Lead Independent Director and provides an appropriate counterbalance to our Chairman and CEO.
Further, a substantial majority of the members of our board of directors are independent under applicable SEC and Nasdaq rules and each of the committees of our board of directors is comprised entirely of independent directors. We have continued to refresh our board with the addition of new independent directors in the last several years, including the recent elections of John Arnold and Hock E. Tan in February 2024.
Our Lead Independent Director and other independent directors have continued their practice of meeting with shareholders as part of our robust shareholder engagement program and we have implemented a number of enhancements to our practices, which were informed by shareholder feedback as described further within this proxy statement. We believe the independent members of our board of directors provide effective oversight and represent the interests of our shareholders.
The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.
We believe that our capital structure is in the best interests of Meta and its shareholders and that our current corporate governance structure is sound and effective.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Six: Shareholder Proposal Regarding Report on Generative AI Misinformation and Disinformation Risks
The proponents of this resolution are lead filer Arjuna Capital on behalf of John B. Alexander and co-filers Open MIC on behalf of each of the Marguerite Casey Foundation and The Woodcock Foundation and Mary Hawkins.
Report on Generative Artificial Intelligence Misinformation and Disinformation Risks
Whereas: There is widespread concern that generative Artificial Intelligence (gAI) —generated through Meta’s tools and disseminated across its platforms — threatens to amplify misinformation and disinformation globally, posing serious threats to the Company, human rights, and democratic processes. This is of particular concern as 2024 will feature critical elections in the United States, India, Mexico, and Russia.1
Sam Altman, leading AI executive, said he is “particularly worried that these models could be used for large-scale disinformation.”2 Eurasia Group ranked gAI the third highest political risk confronting the world, warning new technologies “will be a gift to autocrats bent on undermining democracy abroad and stifling dissent at home.”3
With Meta’s recent development of gAI products, including conversational assistants and advertising tools, the Company is increasingly at risk from misinformation and disinformation generated through its own products. Meta recognizes this risk, stating these tools “have the potential to generate fictional responses or exacerbate stereotypes it may learn from its training data.”4
Meta must also address gAI misinformation and disinformation disseminated across its platforms. The Company has long struggled with effective content moderation, even prior to the introduction of gAI. In 2022, Meta promoted content questioning the validity of Brazil’s election.5 Meta was found to play a “critical role” in the spread of false narratives that fomented the violence
1 https://time.com/6333288/tech-companies-ai-misinformation/
2 https://www.cnbc.com/2023/03/20/openai-ceo-sam-altman-says-hes-a-little-bit-scared-of-ai.html
3 https://www.eurasiagroup.net/issues/top-risks-2023
4 https://about.fb.com/news/2023/09/building-generative-ai-features-responsibly/
5 https://time.com/6333288/tech-companies-ai-misinformation/

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in the United States Capital on January 6, 2021.6 And Meta failed to mitigate Russian operatives’ widespread disinformation campaign during the 2016 United States presidential election.7
While Meta has publicly acknowledged the risks of gAI and outlined some guardrails, it continues to prioritize gAI product development without addressing the existential risks posed by the technology. In November, Meta split up its team responsible for understanding and preventing harms associated with its AI technology.8
Legal experts believe content generated from Meta’s own technology is unlikely to be shielded by Section 230 (Communications Decency Act), which has historically provided legal protection when third party content is posted.
Shareholders are concerned Meta incurs significant legal, financial, and reputational risk due to its rapid development and deployment of gAI products and the dissemination of gAI-content across its platforms, absent parallel assessments of the threats this poses to the Company and society.
Resolved: Shareholders request the Board issue a report, at reasonable cost, omitting proprietary or legally privileged information, to be published within one year of the Annual Meeting and updated annually thereafter, assessing the risks to the Company’s operations and finances, and to public welfare, presented by the Company’s role in facilitating misinformation and disinformation disseminated or generated via generative Artificial Intelligence; what steps the Company plans to take to remediate those harms; and how it will measure the effectiveness of such efforts.
META BOARD RESPONSE

•Our artificial intelligence (AI) work is guided by Meta’s five pillars of Responsible AI and the related risks are overseen by our board of directors.
•We have made significant investments in our safety and security efforts to combat misinformation and disinformation, including content policies and enforcement, AI tools, and partnerships.
•We have developed tools to help people understand when content has been created using our Meta AI feature, and have ongoing efforts to help identify other AI-generated content on our apps.
•We provide visibility into the impact of our products, effectiveness of our policies and the way we oversee risks associated with mis- and disinformation.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

Our artificial intelligence (AI) work is guided by Meta’s five pillars of Responsible AI and the related risks are overseen by our board of directors.
In 2021, Meta formally published our five pillars of Responsible AI around which we organize our development and oversight efforts for this transformational technology. The five pillars, Privacy & Security, Fairness & Inclusion, Robustness & Safety, Transparency & Control, and Accountability & Governance, guide our efforts to use AI responsibly, including to combat misinformation and disinformation. These pillars help us maintain our focus on the needs of the people using our products while we work together with governments, industries, and broader AI expert communities in academia and civil society to chart a course for the future of Responsible AI development.
Our Responsible AI efforts are supported by a cross-disciplinary team whose mission is to help work toward ensuring that AI benefits people and society. Members of our civil rights team, for example, have been integral to this work through applying subject matter expertise, conducting technical, policy, and legal assessments, and collaboratively designing technical solutions with members of our generative AI and AI infrastructure teams. Further, our board of directors, both directly and through its committees, is actively involved in overseeing risks associated with AI, including misinformation and disinformation.
We have made significant investments in our safety and security efforts to combat misinformation and disinformation, including content policies and enforcement, AI tools, and partnerships.
6 https://www.propublica.org/article/facebook-hosted-surgeof-misinformation-and-insurrection-threats-in-months-leading-
up-to-jan-6-attack-records-show
7 https://www.vox.com/policy-and-politics/2023/1/20/23559214/russia-2016-election-trolls-study-email-hack
8 https://www.theinformation.com/articles/meta-breaks-up-its-responsible-ai-team

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We have made significant investments in our safety and security efforts to combat misinformation and disinformation, including content policies and enforcement, AI tools, and partnerships. We developed the Community Standards and Instagram’s Community Guidelines to define what is and is not allowed on our platforms, and these policies apply to content posted on our platforms regardless of how it is created. When it comes to potentially harmful content, the most important thing is that we are able to catch it and take action regardless of whether or not it has been generated using AI.
We have developed tools, using AI, to manage the risk from mis- and disinformation, through detection, governance review processes, and our fact-checking program. AI tools help us identify and remove content that violates our policies, in some cases even before users report it to us. We have also built one of the largest independent fact-checking networks of any platform, with more than 90 partners around the world to review and rate viral misinformation in more than 60 languages. AI-generated content is also eligible to be fact-checked by our independent fact-checking partners and we label debunked content so people have accurate information when they encounter similar content across the internet.
We have also been partnering with other organizations as part of our efforts to identify and mitigate AI and generative AI risks for some time. Examples include our collaboration with industry peers through the Partnership on AI and their Responsible Practices for Synthetic Media, to help ensure that sufficient transparency and guardrails are established around AI-generated content and work we did with other industry leaders on the Deepfake Detection Challenge, which was focused on accelerating the development of new ways to detect deepfake videos.
We have developed tools to help people understand when content has been created using our Meta AI feature, and have ongoing efforts to help identify other AI-generated content on our apps.
Disclosure is also key to helping people understand when an image or other content is AI-generated. When photorealistic images are created using our Meta AI feature, we do several things to make sure people know AI is involved, including putting visible markers that you can see on the images, and both invisible watermarks and metadata embedded within image files. Using both invisible watermarking and metadata in this way improves both the robustness of these invisible markers and helps other platforms identify them.
Our goal is to help identify AI-generated content created with other companies’ tools as well. That is why we have been working with industry partners to align on common technical standards that signal when a piece of content has been created using AI. Being able to detect these signals will make it possible for us to label AI-generated images that users post to Facebook, Instagram, and Threads. We are building this capability now, and in the coming months we will start applying labels in all languages supported by each app.
We are also adding a feature for people to disclose when they share AI-generated video or audio so we can add a label to it. We will require people to use this disclosure and label tool when they post organic content with a photorealistic video or realistic-sounding audio that was digitally created or altered, and we may apply penalties if they fail to do so. If we determine that digitally created or altered image, video, or audio content creates a particularly high risk of materially deceiving the public on a matter of importance, we may add a more prominent label if appropriate, so people have more information and context.
We are also working hard to develop classifiers that can help us to automatically detect AI-generated content, even if the content lacks invisible markers, and we are looking for ways to make it more difficult to remove or alter invisible watermarks. For example, Meta’s AI Research lab FAIR recently shared research on an invisible watermarking technology we are developing called Stable Signature. This integrates the watermarking mechanism directly into the image generation process for some types of image generators, which could be valuable for open source models so the watermarking cannot be disabled.
We provide visibility into the impact of our products, effectiveness of our policies, and the way we oversee risks associated with mis- and disinformation.
We provide significant levels of transparency regarding our products, the effectiveness of our policies, and the way we oversee risks associated with misinformation and disinformation.
In our Transparency Center, we provide tools and information to help people understand the company’s technologies. AI system cards are one solution we have employed for explaining how the AI systems in our products work. These cards provide an in-depth view into the complex world of AI systems, which are made up of many models and dynamic rules. Examples of these cards include explanations of how AI systems deliver results when users search for content, suggested groups, and deliver stories.
In our quarterly Community Standards Enforcement Reports, we provide insight into how we police fake accounts and help ensure authenticity on our platforms. In Q4 2023, we announced a new policy on digitally created or altered social issue and election ads. Starting in January 2024, in certain cases, advertisers now have to disclose when they use AI or other digital

2024 Proxy Statement | 84

techniques to create or alter a political or social issue ad. These required disclosures include if the ad contains a photorealistic image or video, or realistic-sounding audio, that was digitally created or altered to depict a real person as saying or doing something they did not say or do. They also include if an ad depicts a realistic-looking person that does not exist or a realistic-looking event that did not happen, alters footage of a real event, or depicts a realistic event that allegedly occurred, but that is not a true image, video, or audio recording of the event.
We have additional venues for providing insight and transparency into our approach to overseeing and managing risk associated with misinformation and disinformation. Our Oversight Board publishes quarterly updates that outline efforts they have made, including Policy Advisory Opinions, regarding standards around misinformation and disinformation on the platform. Our quarterly Widely-Viewed Content Reports aims to provide more transparency and context about what people are seeing on Facebook by sharing the most-viewed domains, links, Pages, and posts for a given quarter on Feed in the United States. We provide insights into the various content types that appear on Feed to help people better understand our distribution systems and how they influence the content people see on Facebook.
Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Seven: Shareholder Proposal Regarding Disclosure of Voting Results Based on Class of Shares
The proponents of this resolution are lead filer Treasurer for the State of Illinois and Trustee of the Bright Start College Savings Trust and co-filers Schroder Investment Management Limited and Wespath Benefits and Investments.
DISCLOSURE OF VOTING RESULTS BY CLASS OF SHARES
RESOLVED: Shareholders request that Meta Platforms, Inc. (the “Company”) disclose the voting results on matters subject to a shareholder vote according to the class of shares, namely differentiating between those shares carrying one voting right and those carrying multiple voting rights, effective beginning at the Company’s 2025 annual meeting of shareholders.
SUPPORTING STATEMENT
The Company maintains a dual class structure for its common stock. Its Class B common stock has ten votes per share while its Class A common stock has one vote per share.
Currently, voting results are disclosed by the Company without any distinction by share class. We believe it is important for those results to be disclosed separately by share class to determine whether the concerns of each type of shareholder are aligned.
Due to the company’s dual class share structure, a small minority of shareholders control a majority of the voting rights. As the Company notes in its 10-K, “the dual class structure of our common stock and a voting agreement between certain stockholders have the effect of concentrating voting control with our CEO and certain other holders of our Class B common stock; this will limit or preclude your ability to influence corporate matters.”1 The Company’s CEO, Mark Zuckerberg, currently owns nearly 100% of the outstanding Class B stock, which grants him 61% of the overall voting power.2
Given that Class B stockholders can disproportionately impact voting decisions that do not reflect the desires of the majority of shareholders, it would benefit these shareholders to clearly see when this has occurred.
It is clear in recent years that holders of both types of shares may not have the same concerns on significant corporate governance and risk oversight matters put to a vote before shareholders. Recent proposals covering topics such as the
1 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680123000013/meta-20221231.htm
2 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680123000050/
meta-20230414.htm#id8aff64984c64035b3e93501af472b14_76

85 | 2024 Proxy Statement

establishment of an independent board chair,3 the phase-out of the Company’s dual class stock structure,4 and the publication of an independent human rights impact assessment,5 are all estimated to have received majority support among the Company’s independent shareholders. Nonetheless, none of them were approved due to the Company’s dual class structure.
The disaggregation of voting results by share class would enable Class A shareholders to better monitor how responsive the Company is to issues that a majority of shareholders raise. This enhanced understanding could result in greater minority shareholder loyalty and thereby build the type of consensus and mutual trust that can prove useful when companies experience periods of below-market performance or significant market blowbacks.
The disaggregation of voting results is also a non-onerous practice that the Company could adopt without undue burden, as evidenced by multiple US companies already having adopted this disclosure as a governance best-practice.6
META BOARD RESPONSE

•Our existing disclosures around our capital structure and security ownership already provide transparency to the general public and our shareholders.
•Our board of directors remains committed to effective oversight and responsiveness to shareholder concerns, regardless of which class of common stock our shareholders own.
•The requested disclosure is unnecessary and would not provide additional benefit to our shareholders.

Our existing disclosures around our capital structure and security ownership already provide transparency to the general public and our shareholders.
We provide existing disclosures around our capital structure and security ownership through our proxy statement and other filings made with the Securities and Exchange Commission. As we have disclosed, our Class B common stock has ten votes per share and our Class A common stock has one vote per share. In addition, we also provide disclosure around the security ownership of certain of our beneficial owners and management, including the shares of outstanding Class B common stock and the ownership amount and percentage of Class B common stock beneficially owned by Mark Zuckerberg, our founder, Chairman, and CEO. Our shareholders have access to information through our existing disclosure, including our capital structure and characteristics attributed to our Class B common stock, which allow them to make informed assessments of our voting results.
Our board of directors remains committed to effective oversight and responsiveness to shareholder concerns, regardless of which class of common stock our shareholders own.
Our board of directors, which is composed of a substantial majority of independent directors, remains committed to ensuring that the interests of all shareholders, irrespective of the class of shares held, are adequately protected. We maintain an ongoing shareholder engagement program throughout the year, which includes engagement meetings with Class A shareholders as well as participation by our Lead Independent Director and other independent members of our board of directors in certain engagement meetings. Feedback from these dialogues is also shared with our full board of directors. The spirit of transparency established between Meta and its shareholders provides all participants with the opportunity to benefit from an active dialogue. We also disclose information regarding our shareholder engagement efforts and feedback from Class A shareholders, as described in this proxy statement.
The requested disclosure is unnecessary and would not provide additional benefit to our shareholders.
3 https://www.sec.gov/Archives/edgar/data/1326801/000132680120000037/facebook2020definitiveprox.htm#s2F
03E53C196454A2BB4F1F789F2532B0
4 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680123000050/
meta-20230414.htm#id8aff64984c64035b3e93501af472b14_4398046511890
https://www.sec.gov/Archives/edgar/data/1326801/000132680122000043/
meta2022definitiveproxysta.htm#i046933ef7c26477e9c8a108d937e294d_55
https://www.sec.gov/Archives/edgar/data/1326801/000132680121000022/
facebook2021definitiveprox.htm#ic3434e614c6d4661abc9f5e608f438ab_52
5 https://www.sec.gov/Archives/edgar/data/1326801/000132680122000043/meta2022definitiveproxysta.htm#i04
6933ef7c26477e9c8a108d937e294d_2748779070185
6 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001050606/000119312523149534/d650502d8k.htm
https://www.sec.gov/ix?doc=/Archives/edgar/data/0001649744/000119312523157684/d444328d8k.htm

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The requested disclosure is not commonly provided by other companies with multi-class capital structures. Our board of directors believes that disclosing the voting results separately for each class of shares would be unnecessary.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Eight: Shareholder Proposal Regarding Report on Human Rights Risks in Non-US Markets
The proponents of this resolution are lead filer AkademikerPension on behalf of Kapitalforeningen MP Invest and co-filers Storebrand Asset Management AS, Amundi Asset Management and Christina O’Connell on behalf of Mari Mennel-Bell.
RESOLVED: Shareholders request that Meta Platforms Inc. (Meta) report to shareholders on the effectiveness of measures it is taking to prevent and mitigate human rights risks in its five largest non-US markets (based on number of users) relating to the proliferation of hate speech, disinformation, and incitement to violence enabled by its Instagram and Facebook platforms. The report should be issued no later than June 1, 2025, prepared at reasonable cost, omitting proprietary and confidential information (including information specifically relevant to litigation or legal enforcement action).
WHEREAS: The dissemination of hatred that incites discrimination, hostility or violence violates international human rights standards1. Where content moderation systems have failed to effectively detect divisive content in non-English languages, there has been an associated increase in hate speech2, disinformation3, and incitement to violence. Meta’s stakeholders and the public have repeatedly raised significant concerns regarding what appears to be an obvious lack of proportionate investment in content moderation resources and expertise in Meta’s global majority markets. This issue, repeatedly flagged by reports from international organizations4, its own Oversight Board5 and CSOs6, is critical in Meta’s non-English speaking countries. This apparent lack of adequate resources and investment in content moderation is increasingly critical with the 2024 super election year and an estimated 2.6 billion people7 taking to the polls globally. Media reports suggest Meta is putting in place advertising related mitigations8 relating to the US elections. However, Meta has not published any measures to address such issues in non-Western, non-English speaking markets, that given the current inadequacy of effective content moderation are more vulnerable to the proliferation of hate speech, disinformation, and incitement to violence on their platforms.
We commend Meta’s first transparency reports on Instagram and Facebook required under the EU Digital Services Act, providing detailed information on numbers of content moderators in local languages and overall users per EU country. Given Meta now appears to have the required data collection and reporting infrastructure to provide such detailed reporting on individual countries, the company should expand these transparency measures to key markets like India and Brazil9 on a disaggregated basis to demonstrate the actual investment made to build multilingual capacity in content moderation. By doing so, Meta can address the persistent human rights risks which can and have had a negative impact on brand value and, indirectly, on its advertising revenue, as well as on diversified investment portfolios as viewed through a universal ownership lens.
Proponent suggests the report include data on the number of content moderators fluent in local languages in Instagram and Facebook’s five largest non-US markets based on number of users and an assessment by external, independent, and qualified experts of the effectiveness of Meta’s measures taken to meaningfully manage hateful content, disinformation, and incitement to violence on those platforms.
1 https://www.un.org/en/hate-speech/united-nations-and-hate-speech/international-human-rights-law
2 https://www.bbc.com/news/world-africa-67275219
3 https://digital-strategy.ec.europa.eu/en/news/commission-sends-request-information-meta-under-digital-services-act
4 https://www.ohchr.org/sites/default/files/Documents/Issues/Opinion/Legislation/Case_2021_009-FB-UA.pdf
5 https://www.theguardian.com/technology/2022/dec/06/meta-protecting-business-partners
6 https://www.amnesty.org/en/latest/news/2023/10/meta-failure-contributed-to-abuses-against-tigray-ethiopia/
7 https://www.unesco.org/en/articles/ahead-super-election-year-unesco-appeals-governments-around-world-protect- journalists-rights
8 https://www.reuters.com/technology/meta-bar-political-advertisers-using-generative-ai-ads-tools-2023-11-06/
9 https://www.statista.com/statistics/578364/countries-with-most-instagram-users/ & https://www.digitalmarketingcommunity.com/indicators/
instagram-active-users-penetrations-2018/

87 | 2024 Proxy Statement

META BOARD RESPONSE

•We are committed to respecting human rights and have robust policies and processes designed to fulfill our human rights commitments, as well as board-level oversight to ensure accountability.
•Our corporate human rights policy helps ensure that Meta incorporates consideration of the United Nations Guiding Principles on Business and Human Rights (UNGPs) into our decisions and actions.
•We are an industry leader in human rights reporting and engage with shareholders on a regular basis to continually enhance our reporting and disclosures.
•We have strengthened our governance systems to advance our work toward respecting human rights across all of our products and services globally.
•The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.

We are committed to respecting human rights and have robust policies and processes designed to fulfill our human rights commitments, as well as board-level oversight to ensure accountability.
We believe that all people are equal in dignity and rights, that we are all equally entitled to our human rights, and that human rights are interrelated, interdependent, and indivisible. Our Human Rights Policy Team is tasked with implementation of our programs and practices designed to uphold our commitment and ensuring that our corporate human rights policy is integrated across the company’s policies, programs, apps, and services. Our board’s audit & risk oversight committee oversees our major risk exposures, including in the area of human rights, and the steps management has taken to monitor and control such exposures. This oversight responsibility is informed by periodic updates from our management team on risk exposures relating to human rights.
Our external Oversight Board also plays a critical, industry-leading role as an independent and expert arbiter that reviews content decisions and offers policy advisory opinions and recommendations. As per its charter, when reviewing decisions, the Oversight Board pays particular attention to the impact of removing content in light of human rights norms protecting free expression.
Our corporate human rights policy helps ensure that Meta incorporates consideration of the United Nations Guiding Principles on Business and Human Rights (UNGPs) into our decisions and actions.
As described in our corporate human rights policy, we implement our commitment to human rights using approaches set out in the UNGPs. These approaches include (1) applying relevant human rights policies; (2) conducting human rights due diligence and disclosure; (3) providing access to remedy; (4) protecting human rights defenders; and (5) maintaining oversight, governance, and accountability.
Our respect for human rights - and the underlying principles of equality, safety, dignity, privacy, and voice - is applied through a number of relevant policies, including our Facebook Community Standards and Instagram Community Guidelines, which outline the user-generated content that is, and is not, allowed on each platform. We look to international human rights experts when developing these standards, among other stakeholders, and when deciding how to implement them in practice. We publish the Community Standards Enforcement Report on a quarterly basis to track our progress and demonstrate our continued commitment to making Facebook and Instagram safe and inclusive.
We are an industry leader in human rights reporting and engage with shareholders on a regular basis to continually enhance our reporting and disclosures.
As disclosed in our annual human rights report, we have sought to develop a number of different due diligence methodologies including human rights impact assessments of specific countries, apps, and services, or strategic initiatives and rapid salience analysis to support crisis situations, real-time content policy feedback, and decision making.
Our disclosure of country-level human rights impact assessment (HRIA) reports and our follow-up implementation reporting is industry-leading. We have disclosed insights and actions from detailed human rights due diligence and due diligence updates related to multiple countries including India, Indonesia, Cambodia, Myanmar, the Philippines, and Israel/Palestine. We have also begun pioneering detailed implementation reports in certain cases. To date, we are one of the only technology companies to have engaged in such disclosure.

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We have strengthened our governance systems to advance our work toward respecting human rights across all of our products and services globally.
Meta has been a member of the Global Network Initiative (GNI) since 2013, which is an alliance of internet and telecommunications companies and diverse civil society groups, including human rights and press freedom groups from around the world. We are committed to GNI’s Principles on Freedom of Expression and Privacy (GNI Principles), which are based on internationally recognized laws and standards. In 2022, Meta passed its GNI assessment, which included examining our policies and processes as well as specific illustrative case studies involving government takedown requests. The GNI Board unanimously determined that Meta had made “good faith efforts to implement the GNI Principles, with improvement over time,” the standard against which member companies are assessed.
In 2022, we also undertook a Comprehensive Human Rights Salient Risk Assessment (CSRA), a foundational program tool to help guide future risk management. The purpose of the CSRA was to identify and prioritize Meta’s most salient inherent human rights risks across the enterprise globally, defined as Meta’s most significant potential adverse human rights impacts on people, including users and others who may be affected by Meta’s actions. Key findings from our 2022 CSRA are disclosed in our 2022 Human Rights Report.
In addition, we continue to explore new forms of governance. For example, we piloted Community Forums based on deliberative democracy to bring together representative groups of people from all over the world to discuss tough issues and share their perspectives on a set of recommendations that could improve people's experiences on our apps and technologies.
The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Nine: Shareholder Proposal Regarding Amendment of Corporate Governance Guidelines
The proponent of this resolution is The Shareholder Association for Research & Education (SHARE) on behalf of The Pension Fund of The United Church of Canada.
RESOLVED THAT Section V of Meta Platforms, Inc. (Meta) Corporate Governance Guidelines (Amended as of April 3, 2022) be amended to add, after the sentence “The Chairperson shall schedule and chair the meetings of the Board, and shall coordinate with the Lead Independent Director to set the agenda for such meetings”, the following sentence: “Both the Chairperson and the Lead Independent Director shall have the ability to include items on the agenda independent of the other.”
Supporting Statement
Meta’s CEO Mark Zuckerberg has been Board Chair since 2012. Although a majority of independent shareholders have voted three times on proposals to separate these two roles, the proposals have not achieved an overall majority vote due to Mr. Zuckerberg’s dual-class shareholdings which give him approximately 58% of Facebook’s voting shares while holding only 14% of the economic interest.
Instead of an independent Board Chair, Meta has appointed a Lead Independent Director (LID) with a range of duties which are meant to assist the board in exercising oversight of management, even with the CEO in place as Chair.
Currently, the LID collaborates with the Chair to set agendas for board meetings. While this allows the board to set a mutually-agreed agenda for most meetings, it also means that, in the event the board wishes to discuss a matter the CEO does not wish to discuss, the CEO may be able to prevent that item from being considered.
Our proposal does not interfere with the current collaborative approach to setting the board’s agenda, nor does it prevent the CEO/Chair from putting items on the agenda.
It will, however, allow the board of directors to also consider any matter deemed necessary by the Lead Independent Director and thereby to exercise better independent oversight of management.

89 | 2024 Proxy Statement

META BOARD RESPONSE

•The proposed update to our Corporate Governance Guidelines is unnecessary in light of the existing responsibilities of our Lead Independent Director and our process for executive sessions of independent directors.

The proposed update to our Corporate Governance Guidelines is unnecessary in light of the existing responsibilities of our Lead Independent Director and our process for executive sessions of independent directors.
We believe that our current board structure is effective in supporting strong independent board leadership. Our Lead Independent Director role is modeled on the role of an independent board chair, and designed to ensure a strong, independent, and active board. Ambassador Robert Kimmitt currently serves as our Lead Independent Director and provides an appropriate counterbalance to our Chairman and CEO.
Our existing Corporate Governance Guidelines facilitate strong independent board leadership with ample opportunities for the Lead Independent Director to bring forth agenda items for discussion and appropriate responsibilities for both the Chairman and Lead Independent Director.
The Chairman and the Lead Independent Director collaborate to set the agenda for meetings of the board of directors, and either may call special meetings of the board of directors. Our Lead Independent Director’s responsibilities include:
•presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;
•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chair;
•providing the Chairman with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•taking into account input from other independent directors in coordinating with the Chairman to set the agenda for meetings of the board of directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
Further, our independent directors, who comprise a substantial majority of the board, meet in executive session at every regularly scheduled board meeting, and at other times at the request of any independent director. Our Lead Independent Director presides at these meetings and serves as the principal liaison between the Chairman and the independent directors, communicating to the Chairman and management, as appropriate, any decisions reached, suggestions, views, or concerns expressed by the independent directors in executive sessions.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Ten: Shareholder Proposal Regarding Human Rights Impact Assessment on AI Systems Driving Targeted Advertising
The proponents of this resolution are lead filer Mercy Investment Services, Inc. and co-filer NEI Investments.
RESOLVED: Shareholders direct the board of directors of Meta Platforms, Inc. to publish an independent third-party Human Rights Impact Assessment (HRIA), examining the actual and potential human rights impacts of Facebook’s use of artificial

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intelligence systems that drives its targeted advertising policies and practices throughout its business operations. This HRIA should be conducted at reasonable cost; omit proprietary and confidential information, as well as information relevant to litigation or enforcement actions; and be published on the company’s website by June 1, 2025.
WHEREAS: Facebook’s business model relies almost entirely on ads, with over 98% of Facebook’s global revenue in 2022 generated from advertising. Facebook ad revenue stood at nearly $114 billion in 2021, a new record for the company and a significant increase from previous years1.
Meta deploys artificial intelligence tools to enable the delivery of targeted advertisements. These algorithmic decision-making systems determine what individual users see, resulting in and exacerbating systemic discrimination2 and other human rights violations. Data used to enable the targeting of such ads include personal and behavioral data of Facebook users, which further exposes Facebook to user privacy violations. Facebook was fined $5 billion for such privacy violations by the U.S. Federal Trade Commission in 2019 and $1.3 billion in 2023 for violating data privacy rules in the European Union (EU)3.
Over the last year digital advertising has continued to be closely examined. There is growing global consensus among civil society experts, academics, and policymakers that targeted advertising can lead to the erosion of human rights. Legislation in Europe4 and the United States5 is poised to severely restrict or even ban targeted ads.
The most transformative legislation to date has come into effect in the EU. The Digital Services Act (DSA) imposes new obligations on companies operating in the EU, including banning or limiting certain user-targeting practices and sharing some internal data with regulators and associated researchers.
Currently, this transparency and accountability stops at the borders of the EU. However, we know this to be a global problem. Given that, under the DSA, Meta has already set up data collection and reporting infrastructure to provide detailed reporting6 for EU regulators, it should be even easier for the company to conduct a global HRIA on these practices. This would allow the company to assess the feasibility of applying the strong provisions it adheres to in the EU on a wider scale.
Facebook’s business model relies on a single source of revenue – advertising. Targeted advertising, given concerns around the fairness, accountability, non-discrimination, and transparency of the underlying algorithmic system, has been heavily scrutinized for its adverse impacts on human rights, and could face significant regulation beyond existing laws. This is a material risk to investors. A robust HRIA will enable the company to better identify, address, mitigate and prevent such adverse human rights impacts that expose the company to reputational, legal, business and financial risks.
META BOARD RESPONSE

•We are committed to respecting human rights.
•The requested Human Rights Impact Assessment is unnecessary in light of the Comprehensive Human Rights Salient Risk Assessment Meta conducted in 2022 - 2023.
•We believe the best advertising experiences are personalized and are committed to mitigating risks related to targeted advertising.
•The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.

We are committed to respecting human rights.
Our mission is to give people the power to build community and bring the world closer together. We seek to advance our mission in a manner that respects all human rights, including freedom of expression, privacy, and non-discrimination. Our human rights policy helps ensure that we incorporate consideration of human rights principles into our decisions and actions,
1 https://www.statista.com/statistics/268604/annual-revenue-of-facebook/
2 https://www.nytimes.com/2019/03/28/us/politics/facebook-housing-discrimination.html
3 https://www.nytimes.com/2023/05/22/business/meta-facebook-eu-privacy-fine.html
4 https://www.brookings.edu/techstream/what-the-european-dsa-and-dma-proposals-mean-for-online-platforms/
5 https://mashable.com/article/filter-bubble-transparency-act-threatens-facebook-news-feed
6 https://transparency.fb.com/sr/dsa-transparency-report-oct2023-facebook/;
https://transparency.fb.com/sr/dsa-transparency-report-oct2023-instagram/

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and mitigates human rights risks based on the criteria set forth in the United Nations Guiding Principles on Business and Human Rights (UNGP). Our board’s audit & risk oversight committee oversees our major risk exposures, including in the area of human rights, and the steps management has taken to monitor and control such exposures. This oversight responsibility is informed by periodic updates from our management team on risk exposures relating to human rights.
In September 2023, we published our second annual Human Rights Report, which is available on our website at https://humanrights.fb.com/annual-human-rights-report/. This report shows how we are building on our work to respect human rights, how we assess potential impacts that could be linked to our services, and what we are doing to mitigate these risks. We also disclosed key findings from our Comprehensive Human Rights Salient Risk Assessment (CSRA) and disclosed insights and actions from previous human rights due diligence related to multiple countries, including Indonesia, Cambodia, Myanmar, the Philippines, Israel/Palestine, and India. Moreover, we include insights and actions or case studies from elections and crisis management; AI and language strategies; and more. Our efforts are also informed by engagement with shareholders, who we speak to on a regular basis regarding our reporting and disclosures.
The requested Human Rights Impact Assessment is unnecessary in light of the Comprehensive Human Rights Salient Risk Assessment Meta conducted in 2022 - 2023.
As we committed in our 2022 Human Rights Report, we undertook a CSRA led by our Human Rights Policy Team. The purpose of the CSRA was to identify and prioritize Meta’s most salient inherent human rights risks across the enterprise globally, defined as Meta’s most significant potential adverse human rights impacts on people, including users and others who may be affected by Meta’s actions. The CSRA analyzed inherent salient risks across all internationally recognized human rights across the global enterprise and prioritized the eight most salient using UNGPs criteria and the UNGPs Reporting Framework. These risks were: Freedom of Opinion and Expression; Privacy; Equality and Non-discrimination; Life, Liberty, and Security of Person; Best Interests of the Child; Public Participation, to Vote, and to be Elected; Freedom of Association and Assembly; and Right to Health.
The topic of targeted advertising is included within the “Privacy” risk category. As described in our Human Rights Report, the CSRA identified several risk pathways related to targeted advertising and the nuanced nature of these risks.
We believe the best advertising experiences are personalized and are committed to mitigating risks related to targeted advertising.
We believe the best advertising experiences are personalized, and work to address evolving expectations around advertising and feedback from civil rights experts, policymakers, and other stakeholders on how we build our systems. We have ongoing efforts to establish and enhance robust mitigations to address the nuanced nature of the risks related to targeted advertising.
Everyone who uses Facebook and Instagram can use our Privacy Center to understand how we use their information and access the range of tools that we have built to give people control of their experience on our services. For example, people can manage and update whether or not we use information from third party websites and apps to personalize the ads we show them. Additionally, we provide transparency through our “Why am I seeing this ad” tool, which appears alongside ads we show on our services and explains the relevant advertiser choices as well as information about how a person’s activity both on and off our technologies may inform the machine learning models we use to shape and deliver the ads they see. We also offer tools that allow people to hide ads, report ads, and see fewer ads concerning a specific topic, including ads related to social, political, or electoral issues, alcohol, weight loss, or pregnancy, among many others.
In addition, our terms and advertising policies have long emphasized our prohibition on the use of our platform to engage in wrongful discrimination and we require all advertisers to certify compliance with our non-discrimination policy. We have designed this certification experience in consultation with outside experts to underscore the difference between acceptable ad targeting and ad targeting prohibited by our policies.
Additionally, we restrict the way advertisers may select their targeted audience for housing, employment, and credit opportunity ads in the United States, Canada, and the European Union. Advertisers running a housing, employment, or credit ad in these countries must use the corresponding "Special Ad Category" with restricted targeting options.
In the last year, we announced new, ambitious efforts to help advance the equitable distribution of housing, employment, and credit ads, beginning in the United States, with the “variance reduction system.” The “variance reduction system” uses new machine learning technology in ad delivery so that the actual audience that sees an ad more closely reflects the eligible target audience for that ad.
The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.

2024 Proxy Statement | 92

Given our active approach to addressing human rights, including our current human rights salient risk assessment, our research and innovation on ads fairness, our board oversight of these topics, and our disclosures regarding human rights, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Eleven: Shareholder Proposal Regarding Report on Child Safety Impacts and Actual Harm Reduction to Children
The proponents of this resolution are lead filer Proxy Impact on behalf of the Lisette Cooper 2015 Trust and the Linda C. Wisnewski Trust and co-filers Durocher Fund, Sisters of the Holy Names of Jesus and Mary U.S.-Ontario Province, CommonSpirit Health, The Maryknoll Sisters of St. Dominic, Inc., The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, Providence St. Joseph Health and the Adrian Dominican Sisters.
Meta Platforms - 2024
Report on Child Safety Impacts and Actual Harm Reduction to Children
The internet was not developed with children in mind. Social media impacts children’s brains differently than adult brains.1 It also poses physical and psychological risks that many children and teens are unprepared for, including sextortion and grooming, hate group recruitment, human trafficking, cyberbullying and harassment, exposure to sexual or violent content, invasion of privacy, self-harm content, and financial scams, among others.
Meta is the world’s largest social media company with billons of children and teen users. Meta’s platforms, including Facebook, Instagram, Messenger and WhatsApp, have been linked to numerous child safety impacts including:
Mental Health:
Meta’s own research shows Instagram’s negative impacts on teens’ self-image, increased rates of depression and anxiety, and a link to increased suicidal thoughts.2 Forty-two states have sued Meta claiming that Facebook and Instagram algorithms are intentionally addictive and harm kids’ mental health.3
Sexual Exploitation:
In 2022, nearly 32 million cases of online child sexual abuse material were reported; over 27 million of those (85 percent) stemmed from Meta platforms.4 Meta has started encrypting Facebook Messenger despite urgent warnings from law enforcement and child protection organizations that encryption will hide millions of reports, cloak the actions of child predators, and make children more vulnerable.5 A Wall Street Journal investigation describes how Instagram’s algorithms “connect and promote” a vast pedophile network by guiding pedophiles to sellers of child sexual abuse materials.6
Cyberbullying:
Time Magazine reported that “By one estimate, nearly 80% of teens are on Instagram and more than half of those users have been bullied on the platform.”7 A United Kingdom study ranked Instagram first in youth cyberbullying, with 42 percent reporting bullying, followed by Facebook (39 percent), and WhatsApp (17 percent).8
Data Privacy:
1 https://www.apa.org/news/apa/2022/social-media-children-teens
2 https://www.wsj.com/articles/facebook-knows-instagram-is-toxic-for-teen-girls-company-documents-show-11631620739
3 https://www.usatoday.com/story/opinion/2023/11/03/meta-lawsuit-attorney-generals-pursue-social-media- accountability/71410913007/
4 https://www.missingkids.org/content/dam/missingkids/pdfs/2022-reports-by-esp.pdf
5 https://www.nytimes.com/2023/12/06/technology/meta-messenger-encryption.html
6 https://www.wsj.com/articles/instagram-vast-pedophile-network-4ab7189
7 https://time.com/5619999/instagram-mosseri-bullying-artificial-intelligence
8 https://techjury.net/blog/cyberbullying-statistics

93 | 2024 Proxy Statement

In 2022, Meta was fined over $400 million for failing to safeguard children’s information on Instagram.9
Legislation:
The new European Union’s Digital Services Act will make identifying, reporting and removing child sexual abuse material mandatory.10 The United Kingdom’s Online Safety bill aims to keep internet users, particularly children, safe from fraudulent and harmful content. The United States’ proposed Kids Online Safety Act enjoys public and bipartisan Congressional support and requires companies to prevent or mitigate child risks including suicide, eating disorders and substance abuse.”11,12
Meta is facing significant regulatory, reputational, and legal risks due to these unabated issues.
Meta’s website lists some steps taken to improve child safety, but it has no publicly available, company- wide child safety or harm reduction performance targets for investors and stakeholders to judge the effectiveness of Meta’s announced tools, policies and actions.
Resolved: Shareholders request that, within one year, the Board of Directors adopts targets and publishes annually a report (prepared at reasonable expense, excluding proprietary information) that includes quantitative metrics appropriate to assessing whether Meta has improved its performance globally regarding child safety impacts and actual harm reduction to children on its platforms.
META BOARD RESPONSE

•We want people, especially young people, to foster their online relationships in a safe, positive, and supportive environment, and we work closely with a broad range of stakeholders to inform our approach to safety.
•Our policies prohibit harmful content, as well as content or behavior that exploits young people. We recently introduced enhanced protections designed to give teens more age-appropriate experiences on our apps and are focused on building features and tools that help people connect online safely and responsibly.
•We seek to prevent child exploitation through a number of measures, including using sophisticated technology, to proactively find and take action on such content.
•We have invested in a combination of technologies and tools designed to provide options to verify age, and protect young people's privacy, even in the absence of clear standards regarding online age verification.
•We are committed to providing families with the tools they need to promote safe and age-appropriate social media usage.
•We publish Community Standards Enforcement Reports quarterly to track and demonstrate our commitment to online safety and inclusivity.
•The board of directors provides oversight of this topic through its audit & risk oversight committee.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

We want people, especially young people, to foster their online relationships in a safe, positive, and supportive environment, and we work closely with a broad range of stakeholders to inform our approach to safety.
We want users, including young people, to have a positive experience online. To achieve that goal, we take continual steps to develop our policies, tools, and technology, in consultation with a broad range of stakeholders, to help support young people and families, and to aim to prevent young people from seeing content that might be sensitive.
We have developed more than 30 tools across our apps to help support teens and families, including supervision tools that allow parents to limit the amount of time their teens spend on our apps, and age verification technology designed to help teens have age-appropriate experiences. We also report on our progress and demonstrate our continued commitment to making
9 https://www.cnet.com/news/privacy/meta-fined-400m-for-failing-to-protect-childrens-privacy-on-instagram
10 https://www.nytimes.com/2022/04/28/opinion/social-media-facebook-transparency.html?smid=em-share
11 https://abcnews.go.com/Politics/protecting-kids-online-bipartisan-cause-senators/story?id=97195752
12 https://www.nbcnews.com/tech/social-media/kosa-kids-online-safety-act-speech-censor-rcna128249

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Facebook and Instagram safe and inclusive through our Community Standards Enforcement Reports available in our Transparency Center.
We regularly collaborate with a group of external advisors for our youth efforts that includes professionals across online safety, privacy, media literacy, mental health, and child psychology. We have publicly reported on our efforts to find and report child exploitation to the National Center for Missing and Exploited Children (NCMEC), and recently enhanced our transparency by providing insights on CyberTipline reports to NCMEC that may include inappropriate interactions with children. We also work with our Safety Advisory Council, comprising leading, independent internet safety organizations from around the world, who provide expertise, perspective, and insights that inform our approach to safety.
Our policies prohibit harmful content, as well as content or behavior that exploits young people. We recently introduced enhanced protections designed to give teens more age-appropriate experiences on our apps and are focused on building features and tools that help people connect online safely and responsibly.
In January 2024, we announced that we are starting to hide more types of content for teens on Instagram and Facebook, in line with expert guidance. While we allow people to share content discussing their own struggles with suicide, self-harm and eating disorders, our policy is not to recommend this content and we have been focused on ways to make it harder to find.
Now, when people search for terms related to suicide, self-harm and eating disorders, we have started hiding these related results and will direct them to expert resources such as tips and ways to connect to organizations like the National Eating Disorders Association in the United States for help. We already hide results for suicide and self-harm search terms that inherently break our rules and we are extending this protection to include more terms.
We are also automatically placing accounts of teens into the most restrictive content control setting on Instagram and Facebook. We already applied this setting for new teens under 16 years old when they join Instagram and new teens under 18 years old when they join Facebook, and recently expanded it to teens in these categories who are already using these apps. Our content recommendation controls – known as “Sensitive Content Control” on Instagram and “Reduce” on Facebook – are designed to make it more difficult for people to come across potentially sensitive content or accounts in places like Search and Explore.
To help make sure teens are regularly checking their safety and privacy settings on Instagram, and are aware of the more private settings available, we are sending new notifications encouraging them to update their settings to a more private experience with a single tap. If teens choose to “Turn on recommended settings”, our systems are designed to automatically change their settings to restrict who can repost their content, tag or mention them, or include their content in Reels Remixes. We will also take steps to ensure only their followers can message them and help hide offensive comments.
We encourage anyone who sees content they think breaks our rules to report it using our in-app reporting tools.
We seek to prevent child exploitation through a number of measures, including using sophisticated technology, to proactively find and take action on such content.
Preventing child exploitation is one of the most important challenges facing our industry today. Online predators are determined criminals who use multiple apps and websites to target young people. They also test each platform’s defenses, and they learn to quickly adapt. That is why we are working hard to stay ahead.
We are constantly working on new features, tools, and technologies to help protect young people online and we use sophisticated technology, hire specialists in online child safety, report content to the NCMEC, and share information and tools with other companies, to help root out predators.
Highlights of our efforts over the past year include:
◦In August 2023 alone, we disabled more than 500,000 accounts for violating our child sexual exploitation policies, and between 2020 and 2023, our teams disrupted 37 abusive networks and removed nearly 200,000 accounts associated with those networks.
◦We introduced additional ways to enable us to proactively find and remove accounts that may violate our child safety policies. For example, we send accounts that exhibit potentially suspicious behavior to our content reviewers and we will automatically disable these accounts if they exhibit enough of the 60+ signals we monitor for potentially suspicious behavior. More than 90,000 accounts were identified and automatically removed from August 2023 to December 2023 as a result of this method.

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◦We recently announced our participation in Lantern, a new program from the Tech Coalition that enables technology companies to share a variety of signals about accounts and behaviors that violate their child safety policies. Lantern participants can use this information to conduct investigations on their own platforms and take action, as appropriate.
We have invested in a combination of technologies and tools designed to provide options to verify age, and protect young people's privacy, even in the absence of clear standards regarding online age verification.
Online age verification is a complex, industry-wide challenge. We have long advocated for clear industry standards for age verification and for developing experiences that are age-appropriate.
For most of our services, our Terms of Service require users to be at least 13 years old. In some countries, our minimum age is higher. When prospective users sign up for an account, they are required to share their date of birth and we restrict users who repeatedly try to enter different birthdays. When we learn someone potentially under age 13 has created an account, we take steps to remove them if they cannot demonstrate they meet our minimum age requirement.
We continue to invest in more ways to better understand age on our platforms. For instance, if someone attempts to edit their date of birth on Instagram from under the age of 18 to 18 or over, we have introduced age verification tools that are privacy-preserving and give people more than one option to choose from to verify their age. We have also brought these tools to Facebook Dating to help prevent teens from accessing the service. We are continuing to invest in and use artificial intelligence to detect whether or not someone is a teen or an adult and are advocating for simple, industry-wide solutions to advocate for solutions that allow for greater parental involvement in downloading apps and verifying age.
We are committed to providing families with the tools they need to promote safe and age-appropriate social media usage.
We provide supervision tools and expert-backed resources to parents and guardians to make it easier for them to be involved in their teens’ social media experiences. Parents can access Family Center and set up tools with their teen to supervise their Instagram experience. For example, parents and guardians can set “blocking hours” during the day or week when they would like to limit their teens’ use of Instagram, view how much time their teens spend on Instagram and set time limits, be notified when their teens share they have reported someone, view and receive updates on what accounts their teens follow and the accounts that follow their teens, and view and be notified if their teens make an update to their privacy and account settings. The Family Center also includes resources developed with groups such as Connect Safely and Net Family News on how to have meaningful and open conversations with their teens about social media usage.
We publish Community Standards Enforcement Reports quarterly to track and demonstrate our commitment to online safety and inclusivity.
Our quarterly Community Standards Enforcement Reports track and demonstrate our commitment to online safety and inclusivity. In Q3 2023, following enhancements in our detection systems and numerous network disruptions by our specialist investigative teams, we had a 135% increase in content actioned for Child Sexual Exploitation content. We hire specialists with backgrounds in law enforcement and online child safety to find predatory networks and remove them. These specialists monitor evolving behaviors exhibited by these networks - such as new coded language - to not only remove them, but to inform the technology we use to proactively find them.
The board of directors provides oversight of this topic through its audit & risk oversight committee.
Our board’s audit & risk oversight committee has responsibility for reviewing our environmental, social, and governance (ESG) program and strategy and oversees our major risk exposures, including areas such as content governance and community safety and security. The committee is actively engaged on issues concerning safety on our platform, particularly as it relates to teens and children, and receives regular reporting on the steps management has taken to monitor and control such exposures to assist in overseeing risks associated with these topics.
Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.
The board of directors recommends a vote AGAINST the shareholder proposal.

2024 Proxy Statement | 96

Proposal Twelve: Shareholder Proposal Regarding Report and Advisory Vote on Minimum Age for Social Media
The proponent of this resolution is the National Legal and Policy Center.
Report and Advisory Vote on Minimum Age for Social Media
Whereas: Social media usage has detrimental effects on youth:
•Social media applications and websites are dangerous1 and “have a profound risk of harm to the mental health and well-being of children and adolescents;”2,3
•Social media platforms facilitate the spread of child sexual abuse material;
◦“The National Center for Missing & Exploited Children (NCMEC) has seen a 15,000% increase in abuse files reported in the last 15 years.”
◦“…Only six videos accounted for more than half of reported CSAM (child sexual abuse material) content across Facebook and Instagram—indicating that vast networks of individuals are relentlessly sharing pre-existing CSAM.”4
◦“Incidents of children aged between seven and 10 being manipulated into recording abuse of themselves have surged by two-thirds over the past six months, according to a global report.”5
•Social media addiction is linked to cyberbullying;6
•“Sextortion” incidents targeting children and teenagers online have risen exponentially in recent years, per the FBI;7
•“Other identified associated problems were sleep, addiction, anxiety, sex related issues, behavioral problems, body image, physical activity, online grooming, sight, headache, and dental caries.”8
Supporting Statement: Meta Platforms, Inc. ("Meta" or "Company") owns and operates Facebook, Instagram, WhatsApp, and Messenger – four of the largest social media platforms in the world.9 Public agencies and protective groups have scrutinized Meta for the negative effects its products have on youth:
•Forty-one states and the District of Columbia sued Meta, alleging the company harms young users by intentionally designing its products with addictive features, and illegally marketing its products to users under the age of 13. According to the Tennessee Attorney General, “that’s tobacco-suit level, opioid-suit level commitment.”10
•A separate suit filed by the New Mexico Attorney General’s office alleges that Facebook and Instagram “recommend sexual content to underage users and promote minors’ accounts to apparent child predators.”11
•Meta submitted roughly 95 percent of the 29 million CSAM reports received by NCMEC in 2022.12
•The company’s researchers have been aware for several years that Instagram may negatively impact the mental health and wellbeing of young users.13 The company has done little to mitigate these risks.
1 https://www.apa.org/monitor/2023/09/protecting-teens-on-social-media
2 https://www.hhs.gov/sites/default/files/sg-youth-mental-health-social-media-advisory.pdf
3 https://www.hhs.gov/about/news/2023/05/23/surgeon-general-issues-new-advisory-about-effects-social-media-use- has-youth-mental-
health.html
4 https://www.fastcompany.com/90654692/on-social-media-child-sexual-abuse-material-spreads-faster-than-it-can- be-taken-down
5 https://www.theguardian.com/technology/2022/aug/09/self-generated-sexual-abuse-of-children-aged-seven-to-10- rises-two-thirds
6 https://www.tandfonline.com/doi/abs/10.1080/23727810.2020.1835420?journalCode=ucac20
7 https://www.nbcnews.com/think/opinion/fbi-warning-teens-sextortion-means-parents-need-take-steps-rcna62795
8 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC9407706/
9 https://www.statista.com/statistics/272014/global-social-networks-ranked-by-number-of-users/
10 https://www.wsj.com/tech/states-sue-meta-alleging-harm-to-young-people-on-instagram-facebook-f9ff4641
11 https://www.wsj.com/tech/facebook-and-instagram-steer-predators-to-children-new-mexico-attorney-general- alleges-in-lawsuit-b76a5b04 mod=Searchresults_pos1&page=1
12 https://www.theguardian.com/technology/2023/dec/08/facebook-messenger-encryption-child-sexual-abuse
13 https://www.wsj.com/articles/facebook-knows-instagram-is-toxic-for-teen-girls-company-documents-show-11631620739

97 | 2024 Proxy Statement

Meta’s social media products endanger children and adolescents, presenting a growing legal and reputational long-term liability to the Company and its shareholders. Raising the minimum age for usage of Meta’s products may resolve many of these issues, as has been proposed in the United States Senate, and as adopted in Utah and Arkansas.14
Resolved: Shareholders of Meta Platforms, Inc., request the Board of Directors to commission a third-party report assessing potential risks and benefits of instituting a higher minimum age for users of its social media products.
After the report’s publication, shareholders request the Company conduct an advisory shareholder vote on whether to institute a higher minimum age for users.
META BOARD RESPONSE

•We already have minimum age requirements for our users and have invested in a combination of technologies and tools designed to provide options to verify age, and protect young people's privacy, even in the absence of clear industry standards regarding online age verification.
•We want people, especially young people, to foster their online relationships in a safe, positive, and supportive environment, and we work closely with a broad range of stakeholders to inform our approach to safety.
•We seek to prevent child exploitation through a number of measures, including using sophisticated technology, to proactively find and take action on such content.
•Our policies prohibit harmful content, as well as content or behavior that exploits young people. We recently introduced enhanced protections designed to give teens more age-appropriate experiences on our apps and are focused on building features and tools that help people connect online safely and responsibly.
•The board of directors provides oversight of this topic through its audit & risk oversight committee.
•Implementing the requested report and advisory vote would impose substantial burdens and costs on the company, without providing any meaningful benefit to its shareholders.

We already have minimum age requirements for our users and have invested in a combination of technologies and tools designed to provide options to verify age, and protect young people's privacy, even in the absence of clear industry standards regarding online age verification.
In helping to determine the right age to use our services, we looked to relevant experts and regulations to inform our age requirements. Our Terms of Service require Facebook and Instagram users to be at least 13 years old in most countries (the age is 14 years old in some countries).
Online age verification is a complex, industry-wide challenge. We have long advocated for clear industry standards for age verification and for developing experiences that are age-appropriate. Highlights of our efforts include:
◦We require everyone on Instagram, Facebook, and Quest to share their age with us in order to have an account.
◦We use artificial intelligence to assist in detecting age-lying and to better understand whether or not someone is a teen or an adult across Instagram and Facebook.
◦People can report underage accounts, and we train our content reviewers to flag accounts that may be used by those who are underage.
◦If someone attempts to edit their date of birth on Instagram from under the age of 18 to 18 or over, we have introduced age verification tools that are privacy-preserving and give people more than one option to choose from to verify their age. We have also brought these tools to Facebook Dating to help prevent teens from accessing the service.
We believe that the technology industry should come together with lawmakers to create simple, efficient ways for parents to oversee their teens’ online experiences. Legislation is required so that the apps that teens use can be held to the same standard. It is our view that parents should approve their teens’ app downloads and we support federal legislation that requires app stores to get parents’ approval whenever their teens under the age of 16 download apps. With this approach, parents and
14 https://www.washingtonpost.com/politics/2023/04/25/incoming-senate-bill-would-set-age-limit-kids-social- media/

2024 Proxy Statement | 98

teens would not need to provide numerous individual apps with sensitive information like government IDs in order to verify their age.
We want people, especially young people, to foster their online relationships in a safe, positive, and supportive environment, and we work closely with a broad range of stakeholders to inform our approach to safety.
We want users, including young people, to have a positive experience online. To achieve that goal, we take continual steps to develop our policies, tools, and technology, in consultation with a broad range of stakeholders, to help support young people and families, and to aim to prevent young people from seeing content that might be sensitive.
We have developed more than 30 tools across our apps to help support teens and families, including supervision tools that allow parents to limit the amount of time their teens spend on our apps, and age verification technology designed to help teens have age-appropriate experiences. We also report on our progress and demonstrate our continued commitment to making Facebook and Instagram safe and inclusive through our Community Standards Enforcement Reports available in our Transparency Center.
We regularly collaborate with a group of external advisors for our youth efforts that includes professionals across online safety, privacy, media literacy, mental health, and child psychology. We have publicly reported on our efforts to find and report child exploitation to the National Center for Missing and Exploited Children (NCMEC), and recently enhanced our transparency by providing insights on CyberTipline reports to NCMEC that may include inappropriate interactions with children. We also work with our Safety Advisory Council, comprising leading, independent internet safety organizations from around the world, who provide expertise, perspective, and insights that inform our approach to safety.
We seek to prevent child exploitation through a number of measures, including using sophisticated technology, to proactively find and take action on such content.
Preventing child exploitation is one of the most important challenges facing our industry today. Online predators are determined criminals who use multiple apps and websites to target young people. They also test each platform’s defenses, and they learn to quickly adapt. That is why we are working hard to stay ahead.
We are constantly working on new features, tools, and technologies to help protect young people online and we use sophisticated technology, hire specialists in online child safety, report content to the NCMEC, and share information and tools with other companies, to help root out predators.
Highlights of our efforts over the past year include:
◦In August 2023 alone, we disabled more than 500,000 accounts for violating our child sexual exploitation policies, and between 2020 and 2023, our teams disrupted 37 abusive networks and removed nearly 200,000 accounts associated with those networks.
◦We introduced additional ways to enable us to proactively find and remove accounts that may violate our child safety policies. For example, we send accounts that exhibit potentially suspicious behavior to our content reviewers and we will automatically disable these accounts if they exhibit enough of the 60+ signals we monitor for potentially suspicious behavior. More than 90,000 accounts were identified and automatically removed from August 2023 to December 2023 as a result of this method.
◦We recently announced our participation in Lantern, a new program from the Tech Coalition that enables technology companies to share a variety of signals about accounts and behaviors that violate their child safety policies. Lantern participants can use this information to conduct investigations on their own platforms and take action, as appropriate.
Our policies prohibit harmful content, as well as content or behavior that exploits young people. We recently introduced enhanced protections designed to give teens more age-appropriate experiences on our apps and are focused on building features and tools that help people connect online safely and responsibly.
In January 2024, we announced that we are starting to hide more types of content for teens on Instagram and Facebook, in line with expert guidance. While we allow people to share content discussing their own struggles with suicide, self-harm and eating disorders, our policy is not to recommend this content and we have been focused on ways to make it harder to find.
Now, when people search for terms related to suicide, self-harm and eating disorders, we have started hiding these related results and will direct them to expert resources such as tips and ways to connect to organizations like the National Eating

99 | 2024 Proxy Statement

Disorders Association in the United States for help. We already hide results for suicide and self-harm search terms that inherently break our rules and we are extending this protection to include more terms.
We are also automatically placing accounts of teens into the most restrictive content control setting on Instagram and Facebook. We already applied this setting for new teens under 16 years old when they join Instagram and new teens under 18 years old when they join Facebook, and recently expanded it to teens in these categories who are already using these apps. Our content recommendation controls – known as “Sensitive Content Control” on Instagram and “Reduce” on Facebook – are designed to make it more difficult for people to come across potentially sensitive content or accounts in places like Search and Explore.
To help make sure teens are regularly checking their safety and privacy settings on Instagram, and are aware of the more private settings available, we are sending new notifications encouraging them to update their settings to a more private experience with a single tap. If teens choose to “Turn on recommended settings”, our systems are designed to automatically change their settings to restrict who can repost their content, tag or mention them, or include their content in Reels Remixes. We will also take steps to ensure only their followers can message them and help hide offensive comments.
We encourage anyone who sees content they think breaks our rules to report it using our in-app reporting tools.
The board of directors provides oversight of this topic through its audit & risk oversight committee.
Our board’s audit & risk oversight committee has responsibility for reviewing our environmental, social, and governance (ESG) program and strategy and oversees our major risk exposures, including areas such as content governance and community safety and security. The committee is actively engaged on issues concerning safety on our platform, particularly as it relates to teens and children and receives regular reporting on the steps management has taken to monitor and control such exposures to assist in overseeing risks associated with these topics.
Implementing the requested report and advisory vote would impose substantial burdens and costs on the company, without providing any meaningful benefit to its shareholders.
Given Meta’s extensive and evolving practices in the area of age verification and protecting teens on our services, we believe that the creation of this report would impose substantial burdens and costs on the company without providing any meaningful benefit to its shareholders.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Thirteen: Shareholder Proposal Regarding Report on Political Advertising and Election Cycle Enhanced Actions
The proponent of this resolution is As You Sow on behalf of Thomas Van Dyck.
WHEREAS: As reported in August 2023, Meta considered prohibiting all political advertising, only to reverse course to remain competitive with X (formerly Twitter).1 The X platform is increasingly a haven for allowing and protecting hate speech.2 X’s approach is a financial failure, with X having lost more than half its value in just one year.3
Social media platforms like Facebook are increasingly used to promote specific causes or political candidates, influence voting patterns, and target individuals based on their political beliefs.4 Campaigns often buy or sell users’ data for targeted advertising and finely honed personalized messages.5
1 https://www.washingtonpost.com/technology/2023/08/25/political-conspiracies-facebook-youtube-elon-musk/
2 https://www.washingtonpost.com/technology/2023/08/25/political-conspiracies-facebook-youtube-elon-musk/
3 https://www.nytimes.com/2023/10/30/technology/x-twitter-19-billion-dollars.html
4 https://www.nytimes.com/2019/10/30/technology/twitter-political-ads-ban.html
5 https://www.newyorker.com/tech/annals-of-technology/the-problem-of-political-advertising-on-social-media

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According to a Pew Research Center survey, more than half of U.S. adults say social media companies should not allow any political advertisements on their platforms.6 A larger share (77%) find it “not very” or “not at all acceptable” for platforms to sell data about their users’ online activities so users can then be targeted with political campaign ads.7
In addition to invading users’ privacy, “microtargeted” ads are often sources of fake news or misinformation — including intentional disinformation.8 Reporting has described how foreign operatives “worked off evolving lists of racial, religious, political, and economic themes. They used these lists to create pages, write posts, and craft ads that would appear in users’ news feeds — with the apparent goal of appealing to one audience and alienating another.”9 All of this is enabled by the targeting power and data collection practices of social media platforms like Facebook that financially depend on selling advertising.
After shareholder and public engagement on this issue in the runup to the 2020 U.S. presidential election, Meta successfully altered algorithms and took other actions to de-prioritize extremist postings and to instead emphasize mainstream news content.10 After the election, and despite promised plans to “evaluate” partner and content monetization policies, and the effectiveness of brand safety controls available to advertisers,11 it now appears Meta has eliminated the successful pre-election systems.12
Selling targeted political ads and abandoning successful “enhanced actions” to halt amplification of false and misleading information is a material risk for shareholders. Concern is growing that Meta is following X into a massive loss of valuation.
BE IT RESOLVED: Shareholders request that the Board prepare a publicly available report, at reasonable cost and omitting proprietary and privileged information, to assess the benefits and drawbacks to our Company of: (1) prohibiting all political advertising on its platforms and (2) restoring the type of enhanced actions put in place during the 2020 election cycle to reduce the platform’s amplification of false and divisive information.
META BOARD RESPONSE

•We make preparing for elections one of our highest priorities and invest a significant amount of effort and resources not just during election periods but at all times.
•Our approach to political ads is grounded in Meta's fundamental belief in free expression, respect for the democratic process, and the belief that, especially in mature democracies with a free press, political speech is the most scrutinized speech there is.
•We seek to provide industry-leading transparency for ads about social issues, elections, or politics, and we continue to expand on these efforts.
•The board of directors provides oversight of this topic through its audit & risk oversight committee.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

We make preparing for elections one of our highest priorities and invest a significant amount of effort and resources not just during election periods but at all times.
Our efforts to prepare for elections include our advanced security operations, our global fact-checking network, and transparency around political ads. We have around 40,000 people working on safety and security globally, with more than $20 billion invested in teams and technology in this area since 2016. We have also built the largest independent fact-checking network of any platform, with more than 90 partners around the world to review and rate viral misinformation in more than 60 languages.
6 https://www.pewresearch.org/short-reads/2020/09/24/54-of-americans-say-social-media-companies-shouldnt- allow-any-political-ads/
7 https://www.pewresearch.org/short-reads/2020/09/24/54-of-americans-say-social-media-companies-shouldnt-allow-any-political-ads/
8 https://mediaengagement.org/research/misinformation-social-media-and-the-price-of-political-persuasion/
9 https://www.washingtonpost.com/business/technology/russian-operatives-used-facebook-ads-to-exploit-divisions-over-black-politicalactivism and-muslims/2017/09/25/4a011242-a21b-11e7-ade1-76d061d56efa story.html
10 https://www.nytimes.com/2020/11/24/technology/facebook-election-misinformation.html
11 https://www.facebook.com/business/news/updates-to-our-continued-investment-in-system-transparency
12 https://www.nytimes.com/2020/11/24/technology/facebook-election-misinformation.html

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As part of this process, we work with local and state election officials and industry peers to help ensure we are prepared for different scenarios. We are focused on preventing voter interference and connecting people with reliable information. We enforce our policies against voter interference and misrepresentations about when, where, and how to vote in an election. We are also focused on fighting both foreign interference and domestic influence operations, and have taken down more than 200 malicious influence campaigns.
Our approach to political ads is grounded in Meta's fundamental belief in free expression, respect for the democratic process, and the belief that, especially in mature democracies with a free press, political speech is the most scrutinized speech there is.
To help protect elections and help create a safe platform for healthy debate on influential topics, all ads about social issues, elections, or politics are held to our higher standard of authenticity and transparency on Facebook and Instagram and are not allowed to call into question the legitimacy of elections nor discourage or interfere with voting.
Advertisers who run ads about social issues, elections, or politics are required to complete an ad authorizations process in the country in which they want to run or issue electoral or political ads. They must also confirm their identity by providing who they are and where they are located, in addition to creating a “paid for by” disclaimer on ads to confirm the legitimacy of an organization and disclose the source of funding behind ads. We maintain a public Ad Library for added transparency, which archives ads marked about “social issues, elections or politics” for seven years and provides information about advertiser targeting choices and ad delivery.
These tools are available in over 190 countries and territories. While each election is unique, in recent years Meta has developed a comprehensive approach to how elections play out on our platforms; one that seeks to give people a voice and aims to help them participate in the civic process while combating hate speech, voter interference and foreign influence.
We seek to provide industry-leading transparency for ads about social issues, elections, or politics, and we continue to expand on these efforts.
In addition to the policy described above, since 2020, in the United States we have prohibited new political, electoral, and social issue ads during the final week of the election campaign. In November 2023, we announced that we will do this once again during the 2024 election, given that in the final days of an election there may not be enough time to contest new claims. Ads that have previously run before this restriction period will be allowed to continue to run during this time.
We also introduced a new global policy that became effective in January 2024 to help people understand when a social issue, election, or political advertisement on Facebook or Instagram has been digitally created or altered, including through the use of AI, in certain cases. Under the terms of the policy, advertisers will have to disclose whenever a social issue, electoral, or political ad contains a photorealistic image or video, or realistic sounding audio, that was digitally created or altered to:
•depict a real person as saying or doing something they did not say or do; or
•depict a realistic-looking person that does not exist or a realistic-looking event that did not happen, or alter footage of a real event that happened; or
•depict a realistic event that allegedly occurred, but that is not a true image, video, or audio recording of the event.
We will add information on the ad when an advertiser discloses in the advertising tool that the content is digitally created or altered under this policy. This information will also appear in the Ad Library. If we determine that an advertiser does not disclose as required, we will reject the ad and repeated failure to disclose may result in penalties against the advertiser.
The board of directors provides oversight of this topic through its audit & risk oversight committee.
Our board’s audit & risk oversight committee has responsibility for reviewing our environmental, social, and governance (ESG) program and strategy and oversees our major risk exposures, including areas such as political advertising. In addition, the full board of directors receives regular updates on issues surrounding political advertising and the steps management has taken to set policies and monitor the risks associated with this topic.
Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Fourteen: Shareholder Proposal Regarding Report on Framework to Assess Company Lobbying Alignment with Climate Goals
The proponents of this resolution are lead filer The Presbyterian Church (USA) and co-filer Portico Benefit Services.
Assess Misalignment Between Meta’s Climate Goals and Its Lobbying Efforts
Meta Platforms Inc. (Meta or Company) pays trade association dues and other membership fees to organizations that consistently doubt the scientific consensus on climate change.1 The Company scores below its peers on many other aspects of climate policy advocacy as well.2
Clean energy policy should matter to Meta, since its greenhouse gas emissions increased 50% from 2021 to 2022, and electricity usage rose 22.5% in one year alone (2021-2022), according to its own reporting. 3,4
Meta notes that for it to reach its “net zero emissions goal in 2030, [we] need governments around the world to move toward a net zero economy.”5 Yet a review of Meta's direct climate lobbying and its disclosed trade associations and other memberships6 reveals concerning inconsistencies with Meta's actions on, and commitments to, its own Net Zero ambitions.7,8 Meta further supports the direction of some potentially misaligned organizations by serving on their boards, and by lobbying against legislation requiring enhanced corporate climate disclosure9,10
While Meta notes it doesn’t always agree with the positions and policies of its trade association and membership organizations,11 it has not disclosed the policy positions, actions, assessment framework, nor escalation considerations needed for investors to analyze and address the risk of misalignment in the Company’s current lobbying activities.
Such alignment matters because dangerous gaps continue to exist between national climate targets and the actions required to meet them, and lobbying to stall robust action threatens market stability as this implementation gap rises. “As global temperatures and greenhouse gas emissions break records, the latest Emissions Gap Report…finds that current pledges under the Paris Agreement put the world on track for a 2.5-2.9°C temperature rise….”12 13
Proponents believe Meta’s current business model would face significant threats under such a scenario.
Shareholders need clear, credible information on whether Meta’s lobbying is aligned with the Company’s stated climate targets - because evidence shows that some companies tout their climate efforts while allowing themselves or the organizations and initiatives they support to block genuine climate progress.
BE IT RESOLVED: Meta shareholders request that the Board report publicly on its framework for identifying and addressing misalignment between Meta’s lobbying and policy influence activities and positions, and its Net Zero (emissions) climate commitments (done at reasonable cost, omitting confidential/proprietary information). This report should cover activities done
1 https://about.meta.com/facebook-political-engagement/; https://www.aei.org/podcast/steven-koonin-on-climate-science-and-extreme-
weather/; https://www.aei.org/policy-areas/science-and-energy/; https://www.aei.org/politics-and-public-opinion/its-time-to-cancel-the-climate-
crisis/; https://www.nytimes.com/2019/07/10/climate/nyt-climate-newsletter-cei.html;
https://www.washingtonpost.com/politics/2023/08/02/climate-group-pushes-big-tech-exit-nations-largest-business-lobby/; https://prospect.org/
power/2023-07-17-climate-denialist-think-tank-ftc/.
2 https://lobbymap.org/company/Facebook-ffb0b8e1f69795c122a866ab673751f9; In-N-Out Burger, Meta fight California climate change bill
(ktvu.com)
3 https://sustainabihtv.fb.com/wp-content/uploads/2023/07/2023-Meta-ESG-Data-Index.pdf
4 https://www.utilitydive.com/news/electricitv-load-growing-twice-as-fast-as-expected-Grid-Strategies-report/702366/?
utm_source=Sailthru&utm_medium=email&utm campaign=Issue:%202023-12-14%20Utility%20Dive%20Newsletter
%20%5Bissue:57387%5D&utm_term=Utility%20Dive
5 https://sustainabilitv.fb.com/wp-content/uploads/2023/07/Meta-2023-Sustainabilitv-Report.pdf
6 https://about.facebook.com/facebook-political-engagement/
7 https://www.aei.org/politics-and-public-opinion/its-time-to-cancel-the-climate-crisis/
8 https://www.ceres.org/accelerator/responsible-policy-engagement/database/meta-platforms-inc-formerly-facebook;
9 https://www.uschamber.com/about/governance/board-of-directors
10 https://www.ktvu.com/news/in-n-out-burger-and-facebook-parent-company-meta-are-fighting-a-climate-bill-in-sacramento
11 https://about.meta.com/facebook-political-engagement/?utm_source=about.facebook.com&utm_medium=redirect
12 https://climateactiontracker.org/global/cat-emissions-gaps/
13 https://www.unep.org/news-and-stories/press-release/nations-must-go-further-current-paris-pledges-or-faceglobal-
warming; https://www.unep.org/resources/emissions-gap-report-2023

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both directly and indirectly through trade associations, coalitions, alliances, and social welfare organizations ("Associations"), and reference the criteria used to assess alignment, the escalation strategies employed to address misalignment, and the circumstances under which escalation strategies are used (e.g., timeline, sequencing, and degree of influence over an Association).
META BOARD RESPONSE

•We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations.
•We are committed to thorough and robust reporting processes around our political contributions and lobbying activities, including board-level oversight of Meta’s lobbying activities.
•We have a robust process in place designed to ensure that our climate policy work aligns with our stated priorities.
•Given our ongoing commitment to fighting climate change and transparency regarding our lobbying practices, the board of directors believes that the requested report is unnecessary.

We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations.
At Meta, we are in the business of building better realities—and not just virtual ones. Our mission is to give people the power to build community and bring the world closer together. Those connections are not possible without a safe and healthy world in which to interact. As we work collaboratively to bring this reality to life, we are also taking actions to help protect the environment. Since 2020, Meta’s global operations annually achieve net zero greenhouse gas emissions and are supported by 100% renewable energy, and we intend to maintain these targets as our operations grow. We have procured over 10 GWs of renewable energy and are the second largest buyer of renewable energy in the United States and globally.
Looking forward, we have set an ambitious goal of reaching net-zero emissions in our value chain in 2030. Our strategy to meet our 2030 value chain goal can be found in Our Path to Net Zero report and is focused on understanding our emissions footprint, decarbonizing our business, helping our suppliers reduce their emissions, and supporting high-quality carbon removal projects. Additionally, our annual sustainability report includes updates on our progress and commitments.
We are committed to thorough and robust reporting processes around our political contributions and lobbying activities, including board-level oversight of Meta’s lobbying activities.
To provide the public with transparent information in regard to our political spending and lobbying activities, we publish a political engagement report that is available on our website at about.meta.com/facebook-political-engagement. This report includes links to our quarterly U.S. federal lobbying disclosures for the past several years, which include the specific topics, policies, legislation, and issues guiding our public policy work. In addition to this disclosure, we provide information on all of our European Union trade organizations, memberships, and sponsorships that may engage in lobbying activity in our EU Lobbying Transparency Report.
Our board’s compensation, nominating & governance committee has oversight of our policy relating to political contributions, including Meta’s PAC contributions and direct corporate contributions to state and local political campaigns, and receives semi-annual updates on Meta’s political engagement activity, including lobbying expenditures in the United States and European Union.
In response to feedback from our shareholders, this past year, we have also made a number of enhancements to our publicly available political engagement reporting. These changes include:
•providing a more detailed description of our U.S. lobbying priorities, with new descriptions of our “policy priorities” to provide more transparency into the policy issues Meta lobbied on in the U.S. This past year, those topics included data and privacy, Section 230 of the Communications Decency Act, competition, platform integrity and economic growth;
•disclosing payments to 527 groups; and

2024 Proxy Statement | 104

•prohibiting third party organizations from using any payment or fee made by Meta to make any political contribution or expenditure in support of or against political candidates and parties.
Further, as disclosed in our public reporting, we engage in additional activities to help maintain our voice in public policy discussions that impact our business, our employees, and the people who use our products and services. In particular, we belong to various trade groups and organizations that represent diverse views and communities. Our team also works with independent third-party organizations on issues relating to technology and internet policy and, from time to time, we support their events that highlight internet and social media issues. We do not always agree with every policy or position that individual organizations or their leadership take but we do seek to inform and advocate within these organizations for policies about which our company has a position or belief. Therefore, our membership, work with organizations, or event support should not be viewed as an endorsement of any particular organization or policy or indicative of our position on any particular issue.
Collectively, we believe our disclosure provides a framework through which our external stakeholders can evaluate and understand our approach to political engagement. When paired with our enhanced disclosure on these topics, which helped to improve our CPA Zicklin transparency score such that Meta is now being considered a “Trendsetter” for disclosure, we believe that our approach to political engagement is effectively managed, overseen, and disclosed in line with market expectations.
We have a robust process in place designed to ensure that our climate policy work aligns with our stated priorities.
Our Vice President of Public Policy oversees corporate political activity and is aided by a cross-functional team that includes representatives from our public policy, communications, sustainability, energy, and legal departments. Pursuant to our policy, we track and report on our lobbying activities in all jurisdictions where such disclosures are required and we comply with the applicable codes of ethics pertinent to registered lobbying entities.
Our climate policy work is guided by our sustainability goals and we actively work with regulatory bodies, policy makers, partner organizations, trade groups, and industry peers to advance climate and clean energy policy that move us closer to a zero carbon future.
In the United States, we are active in organizations that advocate for policies that will spur further clean energy deployment and decarbonize the electric sector as a whole, including the Clean Energy Buyers Association (CEBA), the American Council on Renewable Energy (ACORE), Advanced Energy United (AEU), and the Center for Climate and Energy Solutions (C2ES). Internationally, we co-founded the Asia Clean Energy Coalition (ACEC) to strategically improve the policy and regulatory landscape for clean energy deployment in Asia and, in 2023, we joined a group of companies calling on world leaders at COP28 to set a global target to triple renewable electricity capacity by 2030.
Given our ongoing commitment to fighting climate change and transparency regarding our lobbying practices, the board of directors believes that the requested report is unnecessary.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Questions and Answers About the Proxy Materials and the Annual Meeting
1.    What are proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Meta Platforms, Inc., a Delaware corporation, in connection with the 2024 Annual Meeting of Shareholders (Annual Meeting) to be held on May 29, 2024, at 10:00 a.m. Pacific Time, via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/META2024. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, an annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2023 (Annual Report), and the proxy card or a voting instruction form for the Annual Meeting (Proxy Materials).
2.    Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice to our shareholders of record and beneficial shareholders as of April 1, 2024, which is the record date for the Annual Meeting.
3.    How can I access the proxy materials over the internet?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxyvote.com.
4.    How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
5.    I share an address with another shareholder. Why did we receive only one copy of the Proxy Materials and how may I obtain an additional copy of the Proxy Materials?
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials or other annual meeting materials addressed to those shareholders unless contrary instructions have been received from the affected shareholders. This process, which is commonly referred to as "householding," is intended to provide extra convenience for shareholders and reduce costs.
We and a number of brokers with account holders who are our shareholders will be householding our Proxy Materials. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial shareholder or notify us if you are a registered shareholder. Registered shareholders can notify us by sending a written request to Meta Platforms, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Proxy Materials requested.

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6.    What items of business will be voted on at the Annual Meeting? How does the board of directors recommend I vote on these proposals?
The following table presents the items of business scheduled to be voted on at the Annual Meeting and the voting recommendation of the board of directors with respect to each proposal:

Proposal	Board Voting Recommendation
Management Proposals:
1. The election of ten directors	FOR each nominee
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR
3. The approval of an amendment to our Amended and Restated Certificate of Incorporation to limit liability of officers as permitted by Delaware law	FOR
4. The approval of an amendment to our 2012 Equity Incentive Plan	FOR
Shareholder Proposals:
5. A shareholder proposal regarding dual class capital structure	AGAINST
6. A shareholder proposal regarding report on generative AI misinformation and disinformation risks	AGAINST
7. A shareholder proposal regarding disclosure of voting results based on class of shares	AGAINST
8. A shareholder proposal regarding human rights risks in non-US markets	AGAINST
9. A shareholder proposal regarding amendment of Corporate Governance Guidelines	AGAINST
10. A shareholder proposal regarding human rights impact assessment on AI systems driving targeted advertising	AGAINST
11. A shareholder proposal regarding report on child safety impacts and actual harm reduction to children	AGAINST
12. A shareholder proposal regarding report and advisory vote on minimum age for social media	AGAINST
13. A shareholder proposal regarding report on political advertising and election cycle enhanced actions	AGAINST
14. A shareholder proposal regarding report on framework to assess company lobbying alignment with climate goals	AGAINST
The ten shareholder proposals (Proposals Five through Fourteen) are hereinafter referred to as the "Shareholder Proposals." Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.
7.    Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 1, 2024, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 1, 2024, we had 2,191,141,974 shares of Class A common stock outstanding and 345,392,201 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum exists if shareholders holding at least a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting are present at the Annual Meeting or represented by proxy.
Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the shareholder of record with respect to those shares, and the Proxy Materials were provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Beneficial Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the Proxy Materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.

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8.    What votes are required to approve each of the proposals?
For Proposal One, directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the nine nominees receiving the highest number of affirmative votes will be elected. You may withhold on voting for directors. A withhold vote has no effect on the outcome of the proposal.
Approval of Proposal Two and Proposal Four through Fourteen requires the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" each such proposal. Approval of Proposal Three requires the affirmative vote of a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote on the matter. In the event of a negative vote on Proposal Two, our audit & risk oversight committee will reconsider the appointment of our independent registered public accounting firm.
9.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered a routine matter. All other proposals are considered "non-routine," and your broker will not have discretion to vote on these proposals.
Broker non-votes and abstentions by shareholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, with respect to Proposal Two and Proposal Four through Fourteen, because broker non-votes and abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of any of those proposals. With respect to Proposal Three, broker non-votes and abstentions will have the effect of votes against the proposal.
10.    Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, shareholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of shareholders, while also reducing the costs and environmental impact associated with an in-person meeting. The virtual Annual Meeting will allow our shareholders to ask questions and to vote.
11.    How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a virtual meeting of shareholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/META2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on May 29, 2024. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session immediately following the conclusion of the business to be conducted at the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2024. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting. A replay of the Annual Meeting will be available on our website at investor.fb.com after the meeting.
12.    What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

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13.    Can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/META2024. If you have already voted previously by telephone or internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
14.    Can I vote by telephone or internet?
For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered shareholders with shares registered directly in their names with Computershare will also be able to vote by telephone and internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly.
The accompanying proxy card provides instructions on how to vote via the internet or by telephone.
15.    How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Shareholders are requested to vote via the internet or by telephone, or, if you requested to receive printed proxy materials, by completing, dating, and signing the accompanying proxy and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted in accordance with the recommendation of our board of directors set forth in this proxy statement: in the case of the election of directors, as a vote "FOR" the election of all nominees presented by the board of directors; in the case of the ratification of Ernst & Young LLP as our independent registered public accounting firm, as a vote "FOR" such ratification; in the case of the approval of an amendment to our Amended and Restated Certificate of Incorporation to limit liability of officers as permitted by Delaware law, as a vote "FOR" such approval; in the case of the approval of an amendment to our 2012 Equity Incentive Plan, as a vote "FOR" such approval; and in the case of each of the ten Shareholder Proposals, as a vote "AGAINST" each such proposal.
16.    How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary by mail to our principal executive offices stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.
17.    Who will tabulate the votes?
We have designated a representative of the Veaco Group as the Inspector of Elections who will tabulate the votes.
18.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.
19.    How can I make proposals or make a nomination for director for next year's annual meeting?

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You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the rules established by the SEC and our amended and restated bylaws, as applicable.
In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2025 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), the proposal must be received by us via email at CorporateSecretary@meta.com or via physical mail sent to our principal executive offices no later than December 20, 2024. Submissions should be made to Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Secretary.
We strongly encourage you to use the email address above to submit a proposal rather than submitting a proposal via physical mail. If a proposal is sent via physical mail, please ensure that it can be forwarded and we recommend that you follow up with an email to us as well. If these steps are not followed, we may not receive your proposal by the deadline.
Shareholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2025 under our amended and restated bylaws must provide written notice of such proposal to our Secretary at our principal executive offices between close of business January 29, 2025 and close of business February 28, 2025 and comply with the other provisions of our amended and restated bylaws. In addition to complying with the advance notice provisions of our amended and restated bylaws, to nominate a director, shareholders must give timely notice that complies with the additional requirements of Rule 14a-19 under the Exchange Act, which must be received no later than March 31, 2025.
20.    How do I contact the board of directors?
Shareholders may contact our board of directors by sending an email to our Secretary via email at CorporateSecretary@meta.com. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a shareholder wishes to contact the independent members of the board of directors, the shareholder should address such communication to the attention of the Lead Independent Director at the email address above. Our Secretary or her designee reviews all correspondence and forwards to the addressee all correspondence determined to be appropriate for delivery. Materials that may not be forwarded include junk mail and items that do not pertain to board matters.
21.    Who is paying for the solicitation of my proxy, and how are proxies solicited?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. In addition to the mailing of the Proxy Materials and other soliciting materials, we or our directors, executive officers, employees, or agents may also solicit proxies in person, by telephone, or by electronic communication. We have also engaged Morrow Sodali LLC (Morrow Sodali) as our proxy solicitor to assist in the solicitation of proxies for the Annual Meeting and have agreed to pay a fee of $25,000 for these services. We will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages, and expenses.
Following the original mailing of the Proxy Materials and other soliciting materials, we will request that banks, brokers, custodians, nominees, and other record holders of our Class A common stock and Class B common stock forward copies of the Proxy Materials and other soliciting materials to persons for whom they hold shares of Class A common stock and Class B common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees, and other record holders for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. Shareholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and internet service providers, which must be borne by the shareholder.
If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Morrow Sodali at:

Morrow Sodali LLC
333 Ludlow Street — 5th Floor
South Tower
Stamford, Connecticut 06902
Tel: (800) 662-5200
Banks and brokers call: (203) 658-9400
Email: META.info@investor.morrowsodali.com
* * *

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Other Matters
NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2023. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, some of our sustainability goals, in particular those related to environmental matters, are based on estimates and assumptions that may turn out to be inaccurate. Similarly, our workforce diversity goals are stretch goals whose achievement, while uncertain, drive and inspire us to make progress. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content contained on, or that can be accessed through, the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
OTHER BUSINESS
The board of directors does not presently intend to bring any other business before the 2024 Annual Meeting of Shareholders (Annual Meeting), and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the persons appointed and voting such proxies.
Whether or not you expect to attend the Annual Meeting, please vote via the internet or by telephone, or, if you requested to receive printed proxy materials, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope, so that your shares may be represented at the Annual Meeting.

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Appendix A

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

META PLATFORMS, INC.

[Date]

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

* * * * *

Meta Platforms, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1. The title of Article VII of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

ARTICLE VII: DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION

2. Clause 1 of Article VII of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

1.    Limitation of Liability. A director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

3. The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first written above.

META PLATFORMS, INC.

By: __________________________
Name:
Title:

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Appendix B-1
META PLATFORMS, INC.
2012 EQUITY INCENTIVE PLAN
(as amended and restated on June 20, 2016 and amended on February 13, 2018)
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.
2.SHARES SUBJECT TO THE PLAN.
2.1Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 25,000,000 Shares, plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2005 Stock Plan (the “Prior Plan”) on the Effective Date, (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price, and (v) shares that are subject to stock options or other awards under the Prior Plan that are used or withheld to pay the exercise price of an option or to satisfy the tax withholding obligations related to any award. Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan.
2.2Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards of Common Stock under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.
2.3Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of the ten (10) calendar years during the term of the Plan following April 22, 2016, by the lesser of (i) two and one half percent (2.5%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.
2.5Limitations. No more than 120,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.6Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may

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be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants and Non-Employee Directors; provided such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 2,500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent, Subsidiary or Affiliate (including new Employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate) are eligible to receive up to a maximum of 5,000,000 Shares in the calendar year in which they commence their employment.
4.ADMINISTRATION.
4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine the date of termination of a Participant’s employment or services;

(h) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(i) grant waivers of Plan or Award conditions;

(j) determine the vesting, exercisability and payment of Awards;

(k) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(l) determine whether an Award has been earned;

(m) determine the terms and conditions of any, and to institute any Exchange Program;

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(n) reduce or waive any criteria with respect to Performance Factors;
(o) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(p) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(q) make all other determinations necessary or advisable for the administration of this Plan; and

(r) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation.

4.2Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, other extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
4.4Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries or Affiliates operate or have employees or other individuals eligible for Awards or to facilitate the offering and administration of the Plan in such other countries, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to or held by individuals outside the United States to comply with applicable foreign laws or facilitate the offering and administration of the Plan in view of such foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable; provided, however, that no such

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subplans and/or modifications shall increase the share limitations contained in Section 2 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply or facilitate compliance with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.OPTIONS. The Committee may grant Options to eligible Employees, Consultants, and Non-Employee Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:
5.1Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent, Subsidiary or Affiliate (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

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(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than ninety (90) days after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.
5.7Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent, Subsidiary or Affiliate) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

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6.RESTRICTED STOCK AWARDS.
6.1Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Non-Employee Director a number of Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.4Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or any Parent, Subsidiary or Affiliate or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.5Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.STOCK BONUS AWARDS.
7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Non-Employee Director of Shares for services to be rendered or for past services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

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8.STOCK APPRECIATION RIGHTS.
8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Non-Employee Director that may be settled in cash or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.5    Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.RESTRICTED STOCK UNITS.
9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Non-Employee Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

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9.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4    Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10.PERFORMANCE AWARDS.
10.1    Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Non-Employee Director a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.2    Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.
10.3    Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.
10.4    Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11.PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)by cancellation of indebtedness of the Company to the Participant;
(b)by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;
(d)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

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(e)by any combination of the foregoing; or

(f)by any other method of payment as is permitted by applicable law.

12.GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1.Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
12.2.Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3.Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.4.Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.
13.WITHHOLDING TAXES.
13.1Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld as required by applicable tax rules or as of a date determined by the Committee in its discretion, where permitted by applicable law.
13.2Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value up to the maximum statutory amount required to be withheld unless a lesser amount of withholding is required to avoid adverse accounting treatment, or (iii) delivering to the Company already-owned Shares having a Fair Market Value up to the maximum amount required to be withheld unless a lesser amount of withholding is required to avoid adverse accounting treatment.
14.TRANSFERABILITY.
14.1Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

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14.2Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent, Subsidiary or Affiliate, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.2Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (i) reprice Options or SARS (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARS, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

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19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction unless otherwise determined by the Board and then such Awards will terminate. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
21.3Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

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23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from April 22, 2016. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company.
27.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Affiliate” means any entity other than a Parent or Subsidiary that, directly or indirectly, is controlled by, controls or is under common control with, the Company or in which the Company has a significant equity interest, in either case as determined by the Board; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Section 409A, unless the Committee determines otherwise.
“Award” means any award granted pursuant to the provisions of the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
“Board” means the Board of Directors of the Company.
“Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

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“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Common Stock” means the Class A Common Stock of the Company.
“Company” means Meta Platforms, Inc., or any successor corporation.

“Consultant” means any individual, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity other than as an Employee or Non-Employee Director.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Director” means a member of the Board.
“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
“Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
“Employee” means any individual, including officers and directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the composite tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date;

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(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(c)in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)by the Board or the Committee in good faith.

“Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary or Affiliate, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

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(a)	Profit Before Tax;
(b)	Billings;
(c)	Revenue;
(d)	Net revenue;
(e)	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
(f)	Operating income;
(g)	Operating margin;
(h)	Operating profit;
(i)	Controllable operating profit, or net operating profit;
(j)	Net Profit;
(k)	Gross margin;
(l)	Operating expenses or operating expenses as a percentage of revenue;
(m)	Net income;
(n)	Earnings per share;
(o)	Total stockholder return;
(p)	Market share;
(q)	Return on assets or net assets;
(r)	The Company’s stock price;
(s)	Growth in stockholder value relative to a pre-determined index;
(t)	Return on equity;
(u)	Return on invested capital;
(v)	Cash Flow (including free cash flow or operating cash flows)
(w)	Cash conversion cycle;
(x)	Economic value added;
(y)	Individual confidential business objectives;
(z)	Contract awards or backlog;
(aa)	Overhead or other expense reduction;
(bb)	Credit rating;
(cc)	Strategic plan development and implementation;
(dd)	Succession plan development and implementation;
(ee)	Improvement in workforce diversity;
(ff)	Customer indicators;
(gg)	New product invention or innovation;
(hh)	Attainment of research and development milestones;
(ii)	Improvements in productivity;
(jj)	Bookings;
(kk)	Attainment of objective operating goals and employee metrics; and
(ll)	Any other metric that is capable of measurement as determined by the Committee.

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The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
“Performance Period” means the period of service determined by the Committee, during which years of service or performance is to be measured for the Award.
“Performance Share” means a performance share bonus granted as a Performance Award.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
“Plan” means this Meta Platforms, Inc. 2012 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and the common stock of any successor entity.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

2024 Proxy Statement | 128

THIRD AMENDMENT TO THE
META PLATFORMS, INC.
2012 EQUITY INCENTIVE PLAN
This Third Amendment (the “Amendment”) to the Meta Platforms, Inc. 2012 Equity Incentive Plan (as amended and restated on June 20, 2016 and amended on February 13, 2018) (as further amended from time to time, the “Plan”) is approved and adopted to be effective as of March 1, 2023 (the “Amendment Effective Date”).
RECITALS
A. Section 24 of the Plan provides that the Board may amend the Plan, subject to stockholder approval under circumstances where stockholder approval is required, including for the increase in number of Shares (as defined in the Plan) available under the Plan.
B. This Amendment is subject to the approval of stockholders of Meta Platforms, Inc., a Delaware corporation (the “Company”).
C. The Company now desires to amend the Plan in accordance with the terms and conditions of this Amendment.
AMENDMENT
NOW THEREFORE, effective as of the Amendment Effective Date, Section 2.1 of the Plan is hereby amended and restated by deleting Section 2.1 in its entirety and replacing it with the following:
“2.1 Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of March 1, 2023, is 425,000,000 Shares plus (i) any Shares subject to grants previously made under the Plan that are outstanding as of March 1, 2023 and (ii) any Shares reserved and available for grant and issuance pursuant to this Plan as of March 1, 2023, prior to giving effect to this Amendment. Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan.”

129 | 2024 Proxy Statement

Appendix B-2

FOURTH AMENDMENT TO THE
META PLATFORMS, INC.
2012 EQUITY INCENTIVE PLAN

This Fourth Amendment (the “Amendment”) to the Meta Platforms, Inc. 2012 Equity Incentive Plan (as amended and restated on June 20, 2016 and amended on February 13, 2018 and March 1, 2023) (as further amended from time to time, the “Plan”) is approved and adopted to be effective as of [__], 2024 (the “Amendment Effective Date”).

RECITALS

A. Section 24 of the Plan provides that the Board may amend the Plan, subject to stockholder approval under circumstances where stockholder approval is required, including for the addition of a type of Award which may be granted under the Plan.

B. This Amendment is subject to the approval of stockholders of Meta Platforms, Inc., a Delaware corporation (the “Company”).

C. The Company now desires to amend the Plan in accordance with the terms and conditions of this Amendment.

AMENDMENT

NOW THEREFORE, effective as of the Amendment Effective Date,

A.Section 6 of the Plan is hereby amended and restated by adding a new Section 6.6, which shall read as follows:

“6.6 Dividend Equivalents. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.”

B.    Section 9 of the Plan is hereby amended and restated by adding a new Section 9.5, which shall read as follows:

“9.5 Dividend Equivalents. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.”

C.    Section 15.1 of the Plan is hereby amended as follows:

“15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any rights permitted by an applicable Award Agreement or any dividend equivalent rights granted in accordance with Section 6.6 or Section 9.5. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.”

D.    The definition of “Award” set forth in Section 27 of the Plan is hereby amended as follows:

“'Award' means any award granted pursuant to the provisions of the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit, ~~or~~ award of Performance Shares or dividend equivalent Shares or units awarded pursuant to Section 6.6 or Section 9.5.”

2024 Proxy Statement | 130

META PLATFORMS, INC.
1 META WAY
MENLO PARK, CA 94025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/META2024**
You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42992-P04382 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

META PLATFORMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peggy Alford
02) Marc L. Andreessen
03) John Arnold
04) Andrew W. Houston
05) Nancy Killefer
06) Robert M. Kimmitt
07) Hock E. Tan
08) Tracey T. Travis
09) Tony Xu
10) Mark Zuckerberg

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as Meta Platforms, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. To amend Meta Platforms, Inc.'s Amended and Restated Certificate of Incorporation.	☐	☐	☐
4. To amend Meta Platforms, Inc.'s 2012 Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V42993-P04382

META PLATFORMS, INC.
Annual Meeting of Shareholders
May 29, 2024, at 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Susan Li and Jennifer G. Newstead, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's capital stock for which proxies will be solicited for use in connection with the Annual Meeting of Shareholders, to be held live via the Internet at www.virtualshareholdermeeting.com/META2024 at 10:00 a.m., Pacific Time, on May 29, 2024, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side